                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-60030



THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE WE SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 26, 2001
            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 26, 2001

                          $675,429,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   Servicer

               SERIES 2001-C2 MORTGAGE PASS-THROUGH CERTIFICATES


                                     THE CERTIFICATES WILL CONSIST OF:
YOU SHOULD CONSIDER
CAREFULLY THE RISK                   o The six classes of offered certificates
FACTORS BEGINNING ON                   described in the table on page S-5.
PAGE S-15 IN THIS
PROSPECTUS SUPPLEMENT                o 15 additional classes of private
AND PAGE 6 IN THE                      certificates, 11 of which are
PROSPECTUS.                            subordinated to, and provide credit
The certificates                       enhancement for, the offered
represent interests                    certificates. The private certificates
only in the trust                      are not offered by this prospectus
created for Series                     supplement.
2001-C2. They do not
represent interests in               THE ASSETS UNDERLYING THE CERTIFICATES
or obligations of                    WILL INCLUDE:
GMAC Commercial
Mortgage Securities,                 o A pool of 97 fixed rate, monthly pay
Inc., GMAC                             mortgage loans secured by first
Commercial Mortgage                    priority liens on 116 commercial and
Corporation or any of                  multifamily residential properties. The
their affiliates.                      mortgage pool will have an initial pool
This prospectus                        balance of approximately $783,106,497.
supplement may be
used to offer and sell               CREDIT ENHANCEMENT:
the offered certificates
only if accompanied                  o The subordination of certificates other
by the prospectus.                     than the Class A-1 and A-2 certificates
                                       will provide credit enhancement to the
                                       Class A-1 and A-2 certificates. Each
                                       class of subordinated certificates will
                                       provide credit enhancement to
                                       subordinated certificates with earlier
                                       alphabetical class designations.

                                     NEITHER THE SECURITIES AND EXCHANGE
                                     COMMISSION NOR ANY STATE SECURITIES
                                     COMMISSION HAS APPROVED THE OFFERED
                                     CERTIFICATES OR DETERMINED THAT THIS
                                     PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
                                     IS ACCURATE OR COMPLETE. ANY REPRESENTATION
                                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be
approximately   % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                     Co-Lead Managers and Joint Bookrunners


GOLDMAN, SACHS & CO.                                 DEUTSCHE BANC ALEX. BROWN

                                 JUNE   , 2001

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
              ----------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2001-C2


Washington
3 properties
$18,738,910
2.39% of total

California
13 properties
$132,439,390
16.91% of total

Nevada
3 properties
$27,295,473
3.49% of total

Arizona
2 properites
$7,962,841
1.02% of total

Colorado
3 properties
$19,220,314
2.45% of total

Missouri
1 property
$32,226,729
4.12% of total

Texas
18 properties
$98,700,271
12.60% of total

Minnesota
1 property
$1,158,607
0.15% of total

Wisconsin
1 property
$7,993,126
1.02% of total

Louisiana
5 properties
$30,730,236
3.92% of total

Illinois
3 properties
$15,540,659
1.98% of total

Indiana
1 property
$4,688,592
0.60% of total

Tennessee
1 property
$4,496,469
0.57% of total

Michigan
3 properties
$12,290,290
1.57% of total

Ohio
1 property
$1,097,955
0.14% of total

Alabama
3 properties
$16,243,487
2.07% of total

Pennsylvania
11 properties
$104,892,983
13.39% of total

South Carolina
1 property
$2,993,978
0.38% of total

Georgia
3 properties
$33,233,631
4.24% of total

Florida
12 properties
$48,376,773
5.54% of total

Delaware
2 properties
$26,212,435
3.35% of total

Maryland
4 properties
$18,472,287
2.36% of total

North Carolina
4 properties
$23,594,128
3.01% of total

Kentucky
3 properties
$31,446,365
4.02% of total

Connecticut
4 properties
$7,135,632
0.91% of total

New York
3 properties
$14,288,129
1.82% of total

New Jersey
6 properties
$39,052,977
4.99% of total

Virginia
1 property
$7,583,832
0.97% of total


   For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.


[ ] (less than or equal to) 1.00%
    of initial pool balance
[ ] 1.01%-5.00%
    of initial pool balance
[ ] 5.01%-10.00%
    of initial pool balance
[ ] (greater than or equal to) 10.01%
    of initial pool balance

                         DISTRIBUTION OF PROPERTY TYPES
                                  [PIE CHART]
                        Office                     30.06%
                        Multifamily*               27.17%
                        Anchored Retail            23.89%
                        Industrial                 10.16%
                        Hospitality                 6.10%
                        Unanchored Retail           2.63%

* Includes 1 manufactured housing property (0.66% of the initial pool balance)

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-127 in this prospectus supplement.


                               TABLE OF CONTENTS




SUMMARY OF SERIES 2001-C2
    MORTGAGE PASS-
    THROUGH CERTIFICATES
    AND POOL
    CHARACTERISTICS .......................   S-5
SUMMARY OF SERIES 2001-C2
    TRANSACTION ...........................   S-7
   Relevant Parties and Important
      Dates ...............................   S-7
   The Mortgage Pool ......................   S-7
   Geographic Concentrations of the
      Mortgaged Properties ................   S-8
   Property Types .........................   S-8
   Prepayment or Call Protection
      Provided by the Mortgage
      Loans ...............................   S-8
   Payment Terms of the Mortgage
      Loans ...............................   S-9
   The Certificates .......................   S-9
   Certificate Designations ...............   S-9
   Initial Certificate Balances of the
      Certificates ........................   S-9
   Distributions on the Offered
      Certificates ........................   S-9


   Subordination of Classes of
      Certificates ........................   S-10
   Allocation of Losses and
      Expenses to Classes of
      Certificates ........................   S-11
   Advances Made by the Servicer ..........   S-11
   Optional Termination of the
      Trust ...............................   S-12
   Book-Entry Registration ................   S-12
   Denominations ..........................   S-12
   Yield and Prepayment
      Considerations ......................   S-12
   Legal Investment in the
      Certificates ........................   S-13
   ERISA Considerations for
      Certificateholders ..................   S-13
   Tax Status of the Certificates .........   S-13
   Ratings on the Certificates ............   S-13
RISK FACTORS ..............................   S-15
DESCRIPTION OF THE
    MORTGAGE POOL .........................   S-42
   Calculations of Interest ...............   S-42
   Balloon Loans ..........................   S-42
   ARD Loans ..............................   S-42
   Amortization of Principal ..............   S-43

   Due Dates ................................   S-43
   Defeasance ...............................   S-43
   Prepayment Provisions ....................   S-44
   Related Borrowers,
      Cross-Collateralized Mortgage
      Loans and Mortgage Loans
      Collateralized by Multiple
      Properties ............................   S-45
   Due-on-Sale and
      Due-on-Encumbrance
      Provisions ............................   S-45
   Secured Subordinate Financing ............   S-46
   Unsecured Subordinate and
      Mezzanine Financing ...................   S-46
   Ground Leases ............................   S-47
   Loan Documentation .......................   S-47
   Significant Mortgage Loans ...............   S-47
       The Lichtenstein Portfolio
            Loans ...........................   S-47
       The Corporate Woods Loan .............   S-55
       The Kollinger Multifamily
            Portfolio Loans .................   S-59
       The Fig Garden Village
            Shopping Center Loan ............   S-60
       The Ames Industrial Loan .............   S-63
   The Sellers ..............................   S-64
   Underwriting Matters .....................   S-65
       Environmental Assessments
            and Insurance ...................   S-65
       Property Condition
            Assessments .....................   S-66
       Appraisals ...........................   S-66
   Hazard, Liability and Other
      Insurance .............................   S-66
   Earnouts and Additional
      Collateral Loans ......................   S-67
   Assignment of the Mortgage
      Loans; Repurchases and
      Substitutions .........................   S-67
   Representations and Warranties;
      Repurchases ...........................   S-69
   Pool Characteristics; Changes in
      Mortgage Pool .........................   S-72
SERVICING OF THE
    MORTGAGE LOANS ..........................   S-74
   The Servicer .............................   S-74


   Servicing Standard .......................   S-74
   Specially Serviced Mortgage
      Loans .................................   S-74
   Termination of the Servicer for
      Specially Serviced Mortgage
      Loans and REO Properties ..............   S-76
   Servicing and Other
      Compensation and Payment of
      Expenses ..............................   S-77
   Modifications, Waivers,
      Amendments and Consents ...............   S-80
   Enforcement of ARD Loans .................   S-81
   Sale of Defaulted Mortgage
      Loans .................................   S-82
   REO Properties ...........................   S-82
   Inspections; Collection of
      Operating Information .................   S-83
THE POOLING AND
    SERVICING AGREEMENT .....................   S-84
   Realization Upon Defaulted
      Mortgage Loans ........................   S-85
   Due-on-Sale and
      Due-on-Encumbrance
      Provisions ............................   S-87
   Certain Matters Regarding the
      Servicer and the Depositor ............   S-87
DESCRIPTION OF THE
    CERTIFICATES ............................   S-89
   Denominations ............................   S-89
   Book-Entry Registration of the
      Offered Certificates ..................   S-89
   Certificate Balances and Notional
      Amounts ...............................   S-92
   Pass-Through Rates .......................   S-93
   Distributions ............................   S-94
   Distributions of Prepayment
      Premiums and Yield
      Maintenance Charges ...................   S-97
   Distributions of Excess Interest .........   S-97
   Distributions of Excess
      Liquidation Proceeds ..................   S-98
   Treatment of REO Properties ..............   S-98
   Interest Reserve Account .................   S-98
   Subordination; Allocation of
      Losses and Expenses ...................   S-99
   P&I Advances .............................   S-100

   Appraisal Reductions .............   S-101
   Reports to Certificateholders;
      Available Information .........   S-103
   Information Available
      Electronically ................   S-105
   Other Information ................   S-106
   Voting Rights ....................   S-107
   Termination; Retirement of
      Certificates ..................   S-107
   The Trustee and Fiscal Agent .....   S-108
YIELD AND MATURITY
    CONSIDERATIONS ..................   S-110
   Yield Considerations .............   S-110
   Factors that Affect the Rate and
      Timing of Payments and
      Defaults ......................   S-111
   Delay in Payment of
      Distributions .................   S-111
   Unpaid Distributable Certificate
      Interest ......................   S-112
   Weighted Average Life ............   S-112
   Price/Yield Tables ...............   S-118
FEDERAL INCOME TAX
    CONSEQUENCES ....................   S-120


   Original Issue Discount and
      Premium .......................   S-120
   New Withholding Regulations ......   S-122
   Characterization of Investments
      in Offered Certificates .......   S-122
METHOD OF DISTRIBUTION ..............   S-122
LEGAL MATTERS .......................   S-124
RATINGS .............................   S-124
LEGAL INVESTMENT ....................   S-125
ERISA CONSIDERATIONS ................   S-125
GLOSSARY ............................   S-127
ANNEX A--CHARACTERISTICS
    OF THE MORTGAGE LOANS............   A-1
ANNEX B--FORM OF
    STATEMENT TO
    CERTIFICATEHOLDERS
    AND SERVICER REPORTS ............   B-1
ANNEX C--STRUCTURAL AND
    COLLATERAL TERM SHEET............   C-1
ANNEX D--GLOBAL
    CLEARANCE, SETTLEMENT
    AND TAX
    DOCUMENTATION
    PROCEDURES ......................   D-1

                SUMMARY OF SERIES 2001-C2 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS


             THE SERIES 2001-C2 MORTGAGE PASS-THROUGH CERTIFICATES




                            ORIGINAL        APPROXIMATE       INITIAL       APPROXIMATE
                          PRINCIPAL OR       PERCENT OF        PASS-       WEIGHTED AVG.      PRINCIPAL
            RATINGS         NOTIONAL           CREDIT         THROUGH         LIFE (3)        WINDOW (4)
 CLASS     FITCH/S&P        AMOUNT(1)        SUPPORT(2)        RATE          (IN YEARS)      (MONTH/YEAR)
-------   -----------   ----------------   -------------   ------------   ---------------   -------------
  X(5)    AAA/AAA         $         (6)         N/A          %(7)
-------------------------------------------------------------------------------------------------------------
  A-1     AAA/AAA         $147,080,000         23.000%       %(8)                5.70       08/01-12/10
  A-2     AAA/AAA         $455,912,000         23.000%       %(8)                9.75       12/10-06/11
  B       AA/AA           $ 35,239,000         18.500%       %(8)                9.93       06/11-06/11
  C       AA-/AA-         $ 11,747,000         17.000%       %(8)                9.93       06/11-06/11
  D       A/A             $ 15,662,000         15.000%       %(8)                9.93       06/11-06/11
  E       A-/A-           $  9,789,000         13.750%       %(8)                9.93       06/11-06/11
-------------------------------------------------------------------------------------------------------------
  F(5)    BBB+/BBB+       $ 15,662,000         11.750%       %(9)
  G(5)    BBB/BBB         $ 10,768,000         10.375%       %(9)
  H(5)    BBB-/BBB-       $  9,789,000          9.125%       %(10)
  J(5)    BB+/BB+         $ 24,472,000          6.000%       %(8)
  K(5)    BB/BB           $  5,873,000          5.250%       %(8)
  L(5)    BB-/BB-         $  5,873,000          4.500%       %(8)
  M(5)    B+/B+           $ 11,747,000          3.000%       %(8)
  N(5)    B/B             $  3,915,000          2.500%       %(8)
  O(5)    B-/B-           $  3,916,000          2.000%       %(8)
  P(5)    CCC/CCC         $  3,915,000          1.500%       %(8)
  Q(5)    NR/NR           $ 11,747,497          N/A          %(8)

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in April 2034.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(5)   This class is not offered by this prospectus supplement.

(6)   Notional amount.

(7) Generally, the Class X Certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate is a fixed rate.

(9)   Lesser of the specified fixed rate or weighted average net mortgage rate.


(10)  Weighted average net mortgage rate.




     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in July 2001. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in July 2001 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2001-C2 MORTGAGE POOL CHARACTERISTICS




CHARACTERISTICS                                                               ENTIRE MORTGAGE POOL
--------------------------------------------------------------------------   ---------------------
Initial pool balance .....................................................   $783,106,497
Number of mortgage loans .................................................           97
Number of mortgaged properties ...........................................          116
Average balance as of the cut-off date ...................................   $ 8,073,263
Range of mortgage rates as of the cut-off date ...........................    6.760-8.500%
Weighted average mortgage rate ...........................................         7.526%
Weighted average remaining term to maturity or anticipated repayment date    115.7 months
Weighted average debt service coverage ratio .............................         1.33  x
Weighted average loan-to-value ratio .....................................        73.24  %


     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2001-C2 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.



                              RELEVANT PARTIES AND IMPORTANT DATES
 TITLE OF SERIES:  Series 2001-C2 Mortgage             CUT-OFF DATES: July 1 and
                   Pass-Through Certificates           July 5, 2001

 THE ISSUER:       GMAC Commercial Mortgage            DISTRIBUTION DATE: The 15th day
                   Securities, Inc. Series 2001-C2     of each month or, if the 15th day
                   Trust formed to issue the           is not a business day, the
                   mortgage pass-through               immediately succeeding business
                   certificates and to acquire the     day, beginning on August 15,
                   mortgage pool.                      2001.

 DEPOSITOR:        GMAC Commercial Mortgage            CLOSING DATE: On or about
                   Securities, Inc.                    July   , 2001.
                   200 Witmer Road
                   Horsham, Pennsylvania               DETERMINATION DATE: The 5th
                   19044-8015                          day of each month or, if the 5th
                   (215) 328-4622                      day is not a business day, the
                                                       immediately succeeding business
                                                       day.

 SELLERS:          GMAC Commercial Mortgage            COLLECTION PERIOD: For any
                   Corporation; German American        distribution date, the period that
                   Capital Corporation; and            begins immediately following the
                   Goldman Sachs Mortgage              determination date in the prior
                   Company                             calendar month and continues
                                                       through and includes the
                                                       determination date in the
 SERVICER:         GMAC Commercial Mortgage            calendar month in which that
                   Corporation                         distribution date occurs. The first
                                                       collection period, however, for
 TRUSTEE:          LaSalle Bank National               each mortgage loan begins
                   Association                         immediately following its cut-off
                                                       date.
 FISCAL AGENT:     ABN AMRO Bank N.V.
                                                       INTEREST ACCRUAL PERIOD: With
                                                       respect to any distribution date,
                                                       the calendar month immediately
                                                       preceding the month in which
                                                       such distribution date occurs.


THE MORTGAGE POOL

The mortgage pool will consist of 97 mortgage loans. The assets of the trust consist of, among other things, the mortgage loans. Each of the mortgage loans is secured by first mortgage liens on real property interests held by mortgagors that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated or acquired 40 of the mortgage loans or 35.24% of the initial pool balance. GMAC Commercial Mortgage Corporation originated 38 of such mortgage loans or 34.44% of the initial pool balance, and acquired two (2) of the mortgage loans or 0.80% of the initial pool balance from Residential Funding Corporation. German American Capital Corporation originated or acquired 14 of the mortgage loans or 17.05% of the initial pool balance, including four (4) mortgage loans or 1.82% of the initial pool balance acquired from First Union National Bank. Archon Financial, L.P. originated 43 of the mortgage loans or 47.71% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. The mortgage loans were originated between October 1, 1999 and June 1, 2001.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.

GEOGRAPHIC CONCENTRATIONS OF THE
MORTGAGED PROPERTIES

The mortgaged properties are located in 28 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.




                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
California              13             16.91%
Pennsylvania            11             13.39%
Texas                   18             12.60%
Florida                 12              5.54%
New Jersey               6              4.99%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.




                        NUMBER OF     PERCENTAGE OF
                        MORTGAGED     INITIAL POOL
PROPERTY TYPE          PROPERTIES        BALANCE
-------------------   ------------   --------------
Office                     32             30.06%
Multifamily(1)             38             27.17%
Anchored Retail            17             23.89%
Industrial                 15             10.16%
Hospitality                 5              6.10%
Unanchored Retail           9              2.63%

----------------------
(1) Includes one manufactured housing property (representing 0.66% of the initial pool balance).


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but three of the mortgage loans permit defeasance after a lockout period. Three (3) of the mortgage loans, representing 4.42% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. For a description of defeasance provisions in the mortgage loans, See "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:



  Designation         Related Class(es)
  -----------         -----------------
  Offered             Classes A-1, A-2, B, C,
   certificates       D and E
  --------------      ----------------------------
  Senior              Classes X, A-1 and A-2
   certificates
  --------------      ----------------------------
  Interest only       Class X
   certificates
  --------------      ----------------------------
  Subordinate         Classes B, C, D, E, F, G,
   certificates       H, J, K, L, M, N, O, P
                      and Q
  --------------      ----------------------------
  Residual            Classes R-I, R-II and
   certificates       R-III
  --------------      ----------------------------
  REMIC               Classes X, A-1, A-2, B,
   regular            C, D, E, F, G, H, J, K,
   certificates       L, M, N, O, P and Q
  --------------      ----------------------------

INITIAL CERTIFICATE BALANCES OF THE
CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $783,106,497, but may vary upward or downward by no more than 5%.


The senior certificates will comprise approximately 77.00% and the subordinate certificates will comprise approximately 23.00% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The borrowers are required to make payments of interest and principal on the mortgage loans to the servicer. The servicer will deduct its servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

                     Amount available to certificateholders


                                       -
                                     Step 1
                        Distribution of interest to the
                              senior certificates


                                       -
                                     Step 2
                        Distribution of principal to the
                         Class A-1 and A-2 certificates

                                       -
                                     Step 3
                         Distribution of the amount of
                      interest due and principal due each
                    class of the subordinate certificates.
                      These distributions are made in the
                     priority of the alphabetical order of
                        the subordinate certificates and
                              as described below.

                                       -
                                     Step 4
                          Any remaining funds to the
                             residual certificates


Distributions of interest and principal are not made to a class of certificates if its certificate balance has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

 o    1/12th of the pass-through rate for that class

      multiplied by

 o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

 o    special servicing compensation;

 o    interest on advances made by the servicer or trustee;

 o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

 o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                    Step 1
                      Reduce the certificate balances of
                    the Class Q, Class P, Class O, Class N,
                          Class M, Class L, Class K,
                               Class J, Class H,
                          Class G, Class F, Class E,
                               Class D, Class C
                           and Class B certificates
                            to zero, in that order


                                       -
                                     Step 2
                      Reduce the certificate balances of
                      the Class A-1 and A-2 certificates
                                    to zero


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates--
Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES MADE BY THE SERVICER

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee, or if the trustee fails to do so, the fiscal agent, will be required to make that advance. However, the trustee or the fiscal agent, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer, the trustee and the fiscal agent each will be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage loans. Neither the servicer, nor the depositor, however, is required to do so. If the servicer or depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

 o    the purchase price of the certificates;

 o    the applicable pass-through rate;

 o    the characteristics of the mortgage loans; and

 o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in any category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR
CERTIFICATEHOLDERS

If the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as a regular interest in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that makes up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2001-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in April 2034. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE       If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR    to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR         payable to you will be reduced by the amount
CERTIFICATES                       of these losses and the yield to maturity on
                                   your certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                   Because losses on the mortgage loans,
                                   together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans.

                                   If the principal balance of all of the
                                   subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.

                                   Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders.

                                   See "Description of the Certificates--
                                   Subordination; Allocation of Losses and
                                   Expenses" in this prospectus supplement.


DELINQUENCIES, LOSSES AND          The yield to maturity on the certificates
PREPAYMENTS ON THE MORTGAGE        will depend significantly on the rate and
LOANS WILL AFFECT THE YIELD ON THE timing of payments of principal and interest
CERTIFICATES                       on the certificates. The rate and timing of
                                   principal and interest payments on the
                                   mortgage loans, including the rates of
                                   delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are met, may be applied to partially defease or prepay the related mortgage loan, and in the case of one mortgage loan, without payment of a prepayment premium or yield maintenance charge. See "Description of the Mortgage
                                   Pool--Earnouts and Additional Collateral
                                   Loans" and "Annex A" to this prospectus
                                   supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage rates and factors that affect those rates, see "Yield and Maturity
                                   Considerations" and "Description of the
                                   Certificates--Subordination; Allocation of
                                   Losses and Expenses" in this prospectus
                                   supplement and "Risk Factors," and "Yield and Maturity Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT         None of the mortgages are insured or
INSURED                            guaranteed by the United States, any
                                   governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.


CONFLICTS OF INTEREST MAY OCCUR    An affiliate of the servicer expects to
WHEN CERTIFICATEHOLDERS OF VARIOUS acquire some of the subordinate certificates
CLASSES HAVE DIFFERING INTERESTS   including all of the Class Q certificates.
                                   The affiliate's ownership of certificates could cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to liquidate or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the ARD loan is not paid on the anticipated repayment date.

                                   Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure may be terminated. The certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and appoint a replacement special servicer. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties. For example, the servicer's affiliate could seek to reduce its potential loss from a troubled mortgage loan by deferring foreclosure or other legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller amount of proceeds from that mortgage loan as a result of that deferral.

                                   The servicer is, however, required to
                                   administer the mortgage loans in accordance with the servicing standards without regard to ownership of any certificate by it or any of its affiliates.

                                   See "Servicing of the Mortgage Loans--
                                   Termination of the Servicer for Specially
                                   Serviced Mortgage Loans and REO Properties" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

ADVERSE ENVIRONMENTAL              The trust could become liable for an
CONDITIONS ON A MORTGAGED          environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY       property. Any potential liability could
YOUR PAYMENTS                      reduce or delay payments to
                                   certificateholders.

                                   "Phase I" environmental assessments have been performed on all of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                   o in which the adverse conditions were
                                     remediated or abated before the date of
                                     issuance of the certificates;

                                  o in which an operations and maintenance plan
                                    or periodic monitoring of the mortgaged
                                    property or nearby properties was in place or recommended;

                                  o involving a leaking underground storage
                                    tank or groundwater contamination at a
                                    nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                  o in which groundwater, soil or other
                                    contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                  o involving radon; or

                                  o in which the related borrower has agreed to
                                    seek a "case closed" status for the issue from the applicable governmental agency.

                                 Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses.

                                 Environmental insurance was obtained for six
                                 (6) of the mortgaged properties. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

                                   See "Description of the Mortgage
                                   Pool--Underwriting Matters--Environmental
                                   Assessments" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage
                                   Loans--Environmental Considerations" in the prospectus.


GEOGRAPHIC CONCENTRATION MAY       The five states with the highest
INCREASE REALIZED LOSSES ON THE    concentration of mortgage loans secured by
MORTGAGE LOANS                     mortgaged properties are listed in the table
                                   under "Summary of Series 2001-C2
                                   Transaction--Geographic Concentrations of the
                                   Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                   In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE             All of the mortgage loans are non-recourse
NON-RECOURSE LOANS                 loans. If a borrower defaults on a
                                   non-recourse loan, only the mortgaged
                                   property, and not the other assets of the borrower, is available to satisfy the debt.
                                   Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                   Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                   Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN IS   The seller of each mortgage loan will be the
THE ONLY ENTITY MAKING             only person making representations and
REPRESENTATIONS AND WARRANTIES     warranties on that mortgage loan. Neither the
ON THAT MORTGAGE LOAN              depositor nor any of its affiliates will be
                                   obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage Pool--Assignment of the Mortgage
                                   Loans; Repurchases and Substitutions" and
                                   "--Representations and Warranties;
                                   Repurchases" in this prospectus supplement.


BALLOON PAYMENTS MAY INCREASE      Ninety-three (93) mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND   represent 90.46% of the initial pool balance,
EXTEND THE WEIGHTED AVERAGE LIFE   require balloon payments at their stated
OF YOUR CERTIFICATE                maturity. These mortgage loans involve a
                                   greater degree of risk than fully amortizing
                                   loans because the ability of a borrower to
                                   make a balloon payment typically depends on
                                   its ability to refinance the mortgage loan or
                                   sell the mortgaged property at a price
                                   sufficient to permit repayment. A borrower's
                                   ability to achieve either of these goals will
                                   be affected by:

                                   o the availability of, and competition for,
                                     credit for commercial or multifamily real estate projects, which fluctuate over time;

                                   o the prevailing interest rates;

                                   o the fair market value of the property;

                                   o the borrower's equity in the property;

                                   o the borrower's financial condition;

                                   o the operating history and occupancy level
                                     of the property;

                                   o tax laws; and

                                   o prevailing general and regional economic
                                     conditions.

                                   Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                   See "Servicing of the Mortgage Loans--
                                   Modifications, Waivers, Amendments and
                                   Consents," "Description of the Mortgage
                                   Pool--Balloon Loans," and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


IF BORROWERS DO NOT MAKE ARD       Three (3) of the mortgage loans, which
PAYMENTS, THE WEIGHTED AVERAGE     represent 8.02% of the initial pool balance
LIFE OF YOUR CLASS OF CERTIFICATES are ARD loans. ARD loans have anticipated
MAY BE EXTENDED                    repayment dates prior to their maturity
                                   dates. The failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class Q
                                   Certificates. See "Description of the
                                   Mortgage Pool--ARD Loans" and "Risk
                                   Factors--Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.


RISKS PARTICULAR TO OFFICE
PROPERTIES:


ECONOMIC DECLINE IN TENANT         Thirty-two (32) mortgaged properties,
BUSINESSES OR CHANGES IN           securing mortgage loans that represent 30.06%
DEMOGRAPHIC CONDITIONS COULD       of the initial pool balance, are office
ADVERSELY AFFECT THE VALUE AND     properties. Economic decline in the
CASH FLOW FROM OFFICE PROPERTIES   businesses operated by the tenants of office
                                   properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                   o the quality of the tenants in the building;

                                   o the physical attributes of the building in
                                     relation to competing buildings;

                                   o access to transportation;

                                   o the availability of tax benefits;

                                   o the strength and stability of businesses
                                     operated by the tenant or tenants;

                                   o the desirability of the location for
                                     business; and

                                   o the cost of refitting office space for a
                                     new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                   These risks may be increased if rental
                                   revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Four (4) mortgaged properties representing 1.66% of the initial pool balance are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


COMPETITION WITH OTHER OFFICE      Competition from other office properties in
PROPERTIES COULD ALSO ADVERSELY    the same market could decrease occupancy or
AFFECT THE VALUE AND CASH FLOW     rental rates at office properties. Decreased
FROM OFFICE PROPERTIES             occupancy or rental revenues could result in
                                   realized losses on the mortgage loans. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the properties' ability to compete with office properties in the same market.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:


REDUCTIONS IN OCCUPANCY AND        Thirty-eight (38) mortgaged properties,
RENT LEVELS ON MULTIFAMILY         securing mortgage loans that represent 27.17%
PROPERTIES COULD ADVERSELY AFFECT  of the initial pool balance, are multifamily
THEIR VALUE AND CASH FLOW          rental properties (including one mortgaged
                                   property, securing a mortgage loan that
                                   represents 0.66% of the initial pool balance,
                                   that is a manufactured housing property). A
                                   decrease in occupancy or rent levels at these
                                   properties could result in realized losses on
                                   the mortgage loans. Occupancy and rent levels
                                   at a multifamily property may be adversely
                                   affected by:

                                   o local, regional or national economic
                                     conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                   o construction of additional housing units in
                                     the same market;

                                   o local military base or industrial/business
                                     closings;

                                   o developments at local colleges and
                                     universities;

                                   o national, regional and local politics,
                                     including current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                   o trends in the senior housing market;

                                   o the level of mortgage interest rates, which
                                     may encourage tenants in multifamily rental properties to purchase housing; and

                                   o a lack of amenities, unattractive physical
                                     attributes or bad reputation of the
                                     mortgaged property. The value and
                                     successful operation of manufactured
                                     housing properties will be affected by
                                     various factors.

                                   One multifamily property, which secures a mortgage loan that represents 0.66% of the initial pool balance, is a manufactured housing property. Many of the factors that affect the value of multifamily housing properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON            Tax credit, city, state and federal housing
MULTI-FAMILY PROPERTIES BY         subsidies, rent stabilization or similar
GOVERNMENT PROGRAMS COULD ALSO     programs may apply to multifamily properties.
ADVERSELY AFFECT THEIR VALUE       The limitations and restrictions imposed by
AND CASH FLOW                      these programs could result in realized
                                   losses on the mortgage loans that may be allocated to your class of certificates.
                                   These programs may include:

                                   o rent limitations that could adversely
                                     affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                   o tenant income restrictions that may reduce
                                     the number of eligible tenants in those
                                     mortgaged properties and result in a
                                     reduction in occupancy rates.

                                   The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO RETAIL
PROPERTIES:


A SIGNIFICANT TENANT CEASING       Twenty-six (26) mortgaged properties,
TO OPERATE AT A RETAIL PROPERTY    securing mortgage loans that represent 26.51%
COULD ADVERSELY AFFECT ITS         of the initial pool balance, are retail
VALUE AND CASH FLOW                properties.

                                   A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

                                   Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property. Seventeen
                                   (17) of the mortgaged properties, securing mortgage loans that represent 23.89% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants ceases operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. These risks with respect to anchored retail property may be increased when the property is a single tenant property. One mortgaged property representing 0.29% of the initial pool balance is a single tenant retail property. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

                                   One (1) mortgaged property securing a
                                   mortgage loan that represents 2.17% of the initial pool balance has a theater tenant. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some theater operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

                                   The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.

RETAIL PROPERTIES ARE VULNERABLE   Changes in consumer preferences and market
TO CHANGES IN CONSUMER             demographics may adversely affect the value
PREFERENCES                        and cash flow from retail properties,
                                   particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                   o changes in consumer spending patterns;

                                   o local competitive conditions, such as an
                                     increased supply of retail space or the
                                     construction of other shopping centers;

                                   o the attractiveness of the properties and
                                     the surrounding neighborhood to tenants and their customers;

                                   o with respect to value-oriented retail
                                     properties, such properties may contain
                                     tenants that sell discounted, "last season" or close out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                   o the public perception of the safety of the
                                     neighborhood; or

                                   o the need to make major repairs or
                                     improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE       Retail properties face competition from
RETAIL DISTRIBUTION CHANNELS MAY   sources outside their local real estate
ADVERSELY AFFECT THE VALUE AND     market. Catalogue retailers, home shopping
CASH FLOW FROM RETAIL PROPERTIES   networks, the internet, telemarketing and
                                   outlet centers all compete with more
                                   traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs.
                                   Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.


RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:


CHANGES IN ECONOMIC AND            Fifteen (15) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD       mortgage loans that represent 10.16% of the
ADVERSELY AFFECT THE VALUE AND     initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL          properties. Economic decline in the
PROPERTIES                         businesses operated by the tenants of
                                   industrial properties could result in
                                   realized losses on the mortgage loans that may be allocated to your class of certificates.

                                   These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. Four (4) of the mortgaged properties representing 4.47% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. Restrictions imposed by site characteristics could also adversely affect the value and cash flow from industrial properties.

                                   Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                   o clear heights;

                                   o column spacing;

                                   o number of bays and bay depths;

                                   o truck turning radius;

                                   o divisibility;

                                   o zoning restrictions; and

                                   o overall functionality and accessibility.

                                   An industrial property also requires
                                   availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                   Restrictions imposed by increased
                                   environmental risks could also adversely affect the value and cash flow from industrial properties. Properties used for many industrial purposes are more prone to environmental concerns than other property types. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions on a mortgaged property may reduce or delay your payments" above.


RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:


REDUCTIONS IN ROOM RATES OR        Five (5) mortgaged properties, securin
OCCUPANCY AT A HOSPITALITY         mortgage loans that represent 6.10% of the
PROPERTY COULD ADVERSELY           initial pool balance, are hospitality
AFFECT ITS VALUE AND CASH          properties. A decrease in room rates or
FLOW                               occupancy at hospitality properties could
                                   result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                   o the proximity of a hospitality property to
                                     major population centers or attractions;

                                   o adverse local, regional or national
                                     economic conditions or the existence or
                                     construction of competing hospitality
                                     properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial
                                   properties;

                                   o a hospitality property's ability to attract
                                     customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                   o in many parts of the country the hotel and
                                     lodging industry is seasonal in nature.
                                     Seasonality will cause periodic
                                     fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                   o limited service hospitality properties have
                                     lower barriers to entry than other types of hospitality properties, and over-building could occur.

                                   The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.


RISKS ASSOCIATED WITH TENANTS
GENERALLY:


LOSSES MAY BE CAUSED BY TENANT     Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE LOANS  could be reduced if tenants are unable to meet their lease obligations or become
                                   insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                   o If tenant sales in retail properties
                                     decline, rents based on sales will decline.
                                     Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced.

                                   If a tenant defaults, the borrower may
                                   experience delays and costs in enforcing the lessor's rights.

                                   o If a tenant were to become insolvent and
                                     subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage
                                     Loans--Bankruptcy Laws" in the prospectus.

                                   These risks may be increased when the
                                   property is a single tenant property, is owner-occupied or is leased to relatively few tenants. Nine (9) of the mortgaged properties representing 6.42% of the initial pool balance are secured by single tenant properties.

VOLATILITY OF BUSINESS OF          Technology and internet start-up companies
TECHNOLOGY/INTERNET START-UP       have recently experienced a variety of
TENANTS MAY ADVERSELY AFFECT       factors that tend to make their businesses
TENANT CASH FLOW                   relatively volatile. Many of these companies
                                   have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out costs related to special technology which may adversely affect the ability of the landlord to relet the properties.

                                   Recently, some of the publicly-traded
                                   technology companies have suffered
                                   significant stock price declines, further demonstrating the relatively volatile nature of such companies and the risks that technology and internet start-up companies may pose as tenants of the properties. The relative instability of these tenants may adversely affect the ability of the borrowers to repay their mortgage loans.

LOSSES MAY BE CAUSED BY THE        The income from and market value of retail,
EXPIRATION OF, OR TENANT DEFAULTS  office, multifamily and industrial properties
ON, LEASES                         would decline if space leases expired or
                                   terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See
                                   "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                   If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                   Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain retail properties contain early termination or co-tenancy provisions that could reduce cash flow from tenants" and "Annex
                                   A--Characteristics of the Mortgage
                                   Loans--Certain Reserves" for information regarding certain of these reserves.


LEASES AT CERTAIN PROPERTIES       Leases at certain mortgaged properties,
CONTAIN EARLY TERMINATION OR       including properties securing the
SPACE SURRENDER PROVISIONS THAT    Lichtenstein Portfolio loans and the
COULD REDUCE CASH FLOW FROM        Corporate Woods loan, are subject to
TENANTS                            provisions which entitle the tenant to
                                   surrender a portion of the demised premises or terminate the lease prior to the expiration date of the lease. The terms of each such lease provide for, among other things, the payment by the applicable tenant of a surrender, termination or similar fee.
                                   These provisions may affect cash flow from tenants, and affect a borrower's ability to make its mortgage loan payments. See
                                   "Description of the Mortgage
                                   Pool--Significant Mortgage Loans--The
                                   Lichtenstein Portfolio Loans" and "--The
                                   Corporate Woods Loan" in this prospectus supplement.


TENANT BANKRUPTCY ENTAILS RISKS    The bankruptcy or insolvency of a major
                                   tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal
                                   Aspects of Mortgage Loans" in the prospectus.


LOSSES MAY BE CAUSED BY            Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT     that may be allocated to your class of
                                   certificates if property management is
                                   inadequate. Property managers are normally responsible for the following activities:

                                   o responding to changes in the local market;

                                   o planning and implementing the rental
                                     structure, including establishing levels of rent payments; and

                                   o ensuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                   Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.


CONFLICTS OF INTERESTS BETWEEN     Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS       borrowers may experience conflicts of
MAY RESULT IN LOSSES               interest in the management or ownership of
                                   mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

                                   o the mortgaged properties may be managed by
                                     property managers affiliated with the
                                     borrowers;

                                   o the mortgaged properties may be managed by
                                     property managers who also manage other
                                     properties that compete with the mortgaged properties; and

                                   o affiliates of the managers or the
                                     borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.


LOSSES MAY RESULT IF THE SERVICER  An appraisal was conducted for each mortgaged
IS UNABLE TO SELL A MORTGAGED      property in connection with the origination
PROPERTY SECURING A DEFAULTED      of the related mortgage loan or thereafter,
MORTGAGE LOAN FOR ITS APPRAISED    and the loan-to-value ratios as of the
VALUE                              cut-off date referred to in this prospectus
                                   supplement are based on the appraisals. If the servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                   Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                                   Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the cut-off date is presented in this prospectus supplement for illustrative purposes only.


SUBORDINATE FINANCING ON THE       Two (2) of the mortgaged properties securing
MORTGAGED PROPERTY MAY INCREASE    mortgage loans that represent 0.86% of the
RISKS                              initial pool balance are known by the
                                   depositor to be encumbered by secured
                                   subordinate debt. The existence of
                                   subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

                                   o refinancing the mortgage loan at maturity
                                     for the purpose of making any balloon
                                     payments may be more difficult;

                                   o reduced cash flow could result in deferred
                                     maintenance; and

                                   o if the borrower defaults after the holder
                                     of the subordinated debt files for
                                     bankruptcy or is placed in involuntary
                                     receivership, foreclosing on the mortgaged property could be delayed.

                                   All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.


MEZZANINE DEBT SECURED BY          The mortgage loan sellers are not aware of
EQUITY IN THE BORROWER MAY         any mortgage loans where the direct parents
INCREASE RISKS                     of the related borrowers have incurred
                                   mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                   There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see "Description of the

                                   Mortgage Pool--Unsecured Subordinate or
                                   Mezzanine Financing" in this prospectus
                                   supplement.


RELATED BORROWERS MAY MAKE         Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS       affiliated or under common control with one
MORE SEVERE                        another. When borrowers are related, any
                                   adverse circumstances relating to one
                                   borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                   For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty.
                                   Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

LARGER-THAN-AVERAGE BALANCE        Several mortgage loans, either individually
LOANS MAY MAKE LOSSES MORE         or together with other mortgage loans that
SEVERE                             have related sponsorship and may be
                                   cross-collateralized, have outstanding
                                   balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans. See "Description of the Mortgage Pool--Significant Mortgage
                                   Loans" in this prospectus supplement.


LOSSES COULD RESULT FROM           Three (3) mortgage loans, representing 6.75%
LIMITATION ON ENFORCEABILITY OF    of the initial pool balance, are
CROSS-COLLATERALIZATION            cross-collateralized with one or more other
                                   mortgage loans. Cross-collateralization
                                   arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                   Generally, under federal and most state
                                   fraudulent conveyance statutes, a lien
                                   granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                   o the borrower was insolvent at the time of
                                     granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                   o when it allowed its mortgaged property to
                                     be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                   The additional security provided by
                                   cross-collateralization would not be
                                   available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized
                                   Mortgage Loans and Mortgage Loans
                                   Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO      Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS    "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS              will reduce the net proceeds available for
                                   distribution
                                   to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS              Some jurisdictions, including California,
ON REMEDIES                        have laws that prohibit more than one
                                   "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the one
                                   "judicial action" rules apply before
                                   foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal
                                   Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                   Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE     Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE     related state laws may interfere with the
REMEDIES                           ability of a lender to foreclose upon a
                                   mortgaged
                                   property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal
                                   Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS MAY      Two (2) mortgaged properties securing
ADVERSELY AFFECT A BORROWER'S      mortgage loans, which represent 1.44% of the
ABILITY TO MAKE PAYMENTS UNDER A   initial pool balance, are subject solely to
RELATED MORTGAGE LOAN AND CAUSE    the lien of a mortgage on the borrower's
REALIZED LOSSES ON THE MORTGAGE    leasehold interest under a ground lease.
LOANS                              Three (3) mortgaged properties securing
                                   mortgage loans, which represent 2.66% of the initial pool balance, are each subject to the lien of mortgage on both the borrower's leasehold interest and the borrower's fee simple interest in the remaining portions of the mortgaged properties.

                                   Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                   The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease.
                                   Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                   Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                   o It requires the lessor to give the
                                     leasehold mortgagee notice of lessee
                                     defaults and an opportunity to cure them.

                                   o It permits the leasehold estate to be
                                     assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                   o It contains certain other protective
                                     provisions typically included in a
                                     "mortgageable" ground lease.

                                   See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.

YOUR PAYMENTS MAY BE REDUCED       Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND BUILDING  may cause the borrower to experience cash
CODE NONCOMPLIANCE ON THE          flow delays and shortfalls. These delays or
MORTGAGED PROPERTIES ADVERSELY     shortfalls in payments could result in
AFFECTS THE ABILITY OF BORROWERS   realized losses in the mortgage loans that
TO MAKE PAYMENTS ON THE MORTGAGE   may be allocated to your class of
LOANS                              certificates.

                                   Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                                   In many cases, the use, operation or
                                   structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

CHANGES IN CONCENTRATIONS OF       As the mortgage loans are repaid, liquidated
BORROWERS, MORTGAGE LOANS OR       or repurchased, the characteristics of the
PROPERTY CHARACTERISTICS MAY       pool may vary. For example, the relative
INCREASE THE LIKELIHOOD OF LOSSES  concentrations of properties, geographic
ON THE CERTIFICATES                location, property characteristics, and
                                   number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.


COMPLIANCE WITH THE AMERICANS      If the borrower were required to pay expenses
WITH DISABILITIES ACT MAY REDUCE   and fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS     Disabilities Act of 1990, the amount
                                   available to make payments on the mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                   Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS     Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS              may have been involved in bankruptcy or
                                   similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.


RISKS RELATING TO ENFORCEABILITY   Provisions requiring yield maintenance
OF YIELD MAINTENANCE CHARGES OR    charges, penalty charges or lockout periods
DEFEASANCE PROVISIONS              may not be enforceable in some states and
                                   under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.

     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In addition, three (3) mortgage loans, which represent 3.08% of the initial pool balance, provide for payments of interest only for up to 25 months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.


  BALLOON LOANS

     Ninety-three (93) of the mortgage loans, which represent approximately 90.46% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Three (3) of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


  ARD LOANS

     Three (3) of the mortgage loans, which represent approximately 8.02% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on "Annex A" to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.00% per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class Q certificates.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

    (1)   payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4)   principal on the mortgage loan until the principal is paid in full;
          and

    (5)   excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium.


  AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes one (1) fully amortizing mortgage loan, which represents 1.52% of the initial pool balance.


  DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Sixty-three (63) of the mortgage loans, which represent 69.49% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. Thirty-four (34) of the mortgage loans, which represent 30.51% of the initial pool balance, provide for due dates on the fifth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.


  DEFEASANCE

     All but three of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

    (1)   pays on any due date,

         o all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

         o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

         o  any costs and expenses related to the release,

    (2)   delivers or pledges defeasance collateral to the trustee,

         o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

         o  that provides payments:

             o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

             o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

    (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.


  PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


    RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     Three (3) mortgage loans, which represent 6.76% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Lichtenstein Portfolio Loans." Seven (7) mortgage loans, other than the cross-collateralized mortgage loans, which represent 10.74% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 97, while the total number of mortgaged properties in the mortgage pool is
116. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

     In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 6.75% of the initial pool balance.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

    Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o  transfers to specified parties related to the borrower.

     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


  SECURED SUBORDINATE FINANCING

     Two (2) mortgaged properties, securing mortgage loans representing 0.86% of the initial pool balance, are known to be encumbered by secured subordinated debt that is not part of the mortgage pool. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


                            SECURED SUBORDINATE DEBT

                                                                                         INITIAL
                                                                                        PRINCIPAL
                                                                                        AMOUNT OF
 CONTROL    LOAN                                     CUT-OFF DATE   % OF INITIAL   SECURED SUBORDINATE
  NUMBER   NUMBER            PROPERTY NAME              BALANCE     POOL BALANCE          DEBT
--------- -------- -------------------------------- -------------- -------------- --------------------
    46    28644    Center Point Shopping Center       $5,673,276         0.72%        $  215,000
    95    28919    Sharon Glyn Village Apartments     $1,097,955         0.14%        $  500,000(1)

----------
(1) The borrower has also incurred debt associated with the syndication of low income housing tax credits, which debt is collateralized solely by an assignment of a note owned by the borrower and payable by the investor that purchased such tax credits.



  UNSECURED SUBORDINATE AND MEZZANINE FINANCING


     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both.

     The mortgage loan sellers are not aware of any mortgaged properties that have unsecured subordinate debt, unsecured mezzanine debt or mezzanine debt secured by equity interests in the borrower other than the secured subordinate debt for the Sharon Glyn Village Apartments set forth above. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


  GROUND LEASES

     Two (2) mortgaged properties securing mortgage loans, which represent 1.44% of the initial pool balance, are subject solely to the lien of a mortgage on the borrower's leasehold interest in such mortgaged property.

     Three (3) mortgaged properties securing mortgage loans, which represent 2.66% of the initial pool balance, are each subject to the lien of a mortgage on both the borrower's leasehold interest in a portion of the mortgaged properties and the borrower's fee simple interest in the remaining portion of the mortgaged properties.

     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


  LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.


  SIGNIFICANT MORTGAGE LOANS

The Lichtenstein Portfolio Loans

     The Lichtenstein Portfolio Loans. The "Lichtenstein Portfolio loans," originated by GMACCM consist of three cross-collateralized and cross-defaulted mortgage loans: the "Pennsylvania Portfolio loan," which is secured by four properties and was originated on January 26, 2001; the "Florida Portfolio loan," which is secured by five properties and was originated on May 2, 2001; and the "Maryland Portfolio loan" which is secured by two properties and was originated on December 22, 2000. The Lichtenstein Portfolio Loans represent 4.20% (Pennsylvania Portfolio), 1.47% (Florida Portfolio) and 1.09% (Maryland Portfolio) of the initial pool balance and, in the aggregate, 6.76% of the initial pool balance. The Lichtenstein Portfolio loans have principal balances as of the cut-off date of $32,879,923 (Pennsylvania Portfolio), $11,485,953 (Florida Portfolio) and $8,515,049 (Maryland Portfolio) and an aggregate principal balance as of the cut-off date of $52,880,926. The Lichtenstein Portfolio loans are ten-year balloon loans evidenced by promissory notes in the amounts of $33,000,000 (Pennsylvania Portfolio), $11,500,000 (Florida Portfolio) and $8,550,000 (Maryland Portfolio) with maturity dates of February 5, 2011 (Pennsylvania Portfolio), May 5, 2011 (Florida Portfolio) and January 5, 2011 (Maryland Portfolio). Each Lichtenstein Portfolio loan provides for monthly payments of principal and interest sufficient to amortize the respective loan over a thirty-year period. The Lichtenstein Portfolio loans are secured by, among other things, cross-collateralized and cross-defaulted mortgages, deeds of trust or indemnity deeds of trust, security agreements and assignments of leases and rents encumbering the eleven (11) Lichtenstein Portfolio properties. The "Lichtenstein Portfolio borrowers" are SFN PA, LLC, a Pennsylvania limited liability company which is a special purpose, bankruptcy remote entity (Pennsylvania Portfolio); Florida Acquisitions 1986, LLC, a Florida limited liability company which is a special purpose entity (Florida Portfolio); and Stonelight Baltimore Associates, LLC, a Maryland limited liability company which is a special purpose entity (Maryland Portfolio).


     The following table summarizes certain information related to the Lichtenstein Portfolio loans:

                            LICHTENSTEIN PORTFOLIO
                           UNDERWRITING INFORMATION




                                                                     CUT-OFF DATE
PORTFOLIO                LOCATION             PROPERTY TYPE       PRINCIPAL BALANCE
----------------- ---------------------- ----------------------- -------------------
Pennsylvania      Allentown, Reading &   Office                      $32,879,923
                  Harrisburg, PA
Florida           Jacksonville, FL       Industrial/Warehouse,       $11,485,953
                                         Office/Industrial
Maryland          Baltimore, MD          Industrial/Warehouse        $ 8,515,049
                                                                     -----------
Totals/Weighted
 Average                                                             $52,880,926
                                                                     ===========



                       CUT-OFF                                         WEIGHTED
                        DATE          UNDERWRITTEN     UNDERWRITTEN    AVERAGE
PORTFOLIO                LTV            NCF DSCR            NCF       OCCUPANCY    NRSF
----------------- ---------------- ------------------ -------------- ----------- --------
Pennsylvania            73.77%(1)         1.21x(1)      $3,243,132    91.90%     345,991
Florida                 71.39%            1.22x         $1,200,919    98.06%     343,188
Maryland                74.69%            1.21x         $  886,647   100.00%     265,397
                        --------        ---------       ----------   ------      -------
Totals/Weighted
 Average                73.40%(1)         1.21x(1)      $5,330,698    94.54%     954,576
                        ========        =========       ==========   ======      =======

-------
(1) Cut-off date LTV and Underwritten NCF DSCR are shown net of the $1,600,000 earnout reserve for the Pennsylvania Portfolio. Including the earnout, the Pennsylvania Portfolio cut-off date LTV is 77.55% and Underwritten NCF DSCR is 1.15x, and the Lichtenstein Portfolio cut-off date LTV is 73.40% and Underwritten NCF DSCR is 1.21x.

     Payment and prepayment terms for the Lichtenstein Portfolio loans are set forth on Annex A.


     The Lichtenstein Portfolio Properties. The Lichtenstein Portfolio properties consist of fee interests in eleven properties containing, in the aggregate, 954,576 NRSF of space, consisting of industrial space (541,655 NRSF, or 56.74% of the aggregate NRSF), office space (345,991 NRSF, or 36.25% of the aggregate NRSF) and flexible space available for office and industrial uses (66,930 NRSF, or 7.01% of the aggregate NRSF), located in eleven separate locations in Pennsylvania, Florida and Maryland, and more specifically described as follows:

                     THE LICHTENSTEIN PORTFOLIO PROPERTIES

                                                             PROPERTY
   PORTFOLIO                  PROPERTY                         TYPE
-------------- -------------------------------------- ----------------------
Florida        8539 Western Way                       Office/Industrial
Florida        6600-6660 Suemac Place                 Industrial/Warehouse
Florida        6800-6850 Suemac Place                 Industrial/Warehouse
Florida        8540 Bay Center Road                   Industrial/Warehouse
Florida        8011-8031 Phillips Highway             Industrial/Warehouse
Pennsylvania   Winchester Corporate Center            Office
Pennsylvania   Winchester Plaza Corporate Center II   Office
Pennsylvania   Hillside Corporate Center              Office
Pennsylvania   Executive Park Center                  Office
Maryland       Beaver Court Industrial Building       Industrial/Warehouse
Maryland       Citation Road Industrial Building      Industrial/Warehouse
               Totals/Weighted Average



                                                                   NET                 OCCUPANCY    ALLOCATED
                                                 YEAR BUILT/    RENTABLE   OCCUPANCY     AS OF         LOAN
   PORTFOLIO              LOCATION                RENOVATED        SF         (%)         DATE        AMOUNT
-------------- ------------------------------ ---------------- ---------- ----------- ----------- -------------
Florida        Jacksonville, FL                  1967-1968     66,930        100.00%    5/3/01     $ 1,395,294
Florida        Jacksonville, FL                    1975        103,406       100.00%    5/3/01     $ 2,237,264
Florida        Jacksonville, FL                    1976        60,000        100.00%    5/3/01     $ 1,213,516
Florida        Jacksonville, FL                    1984        30,028        100.00%    5/3/01     $ 1,056,708
Florida        Jacksonville, FL                    1987        82,824         96.00%    5/3/01     $ 5,583,172
Pennsylvania   South Whitehall Township, PA        2000        79,875        100.00%    4/6/01     $ 9,565,069
Pennsylvania   South Whitehall Township, PA   1988-1991/2000   145,857        84.00%    4/6/01     $13,685,023
Pennsylvania   Mechanicsburg, PA                   1989        67,418         94.40%    4/6/01     $ 5,330,533
Pennsylvania   Wyomissing, PA                      1979        52,841         95.90%    4/6/01     $ 4,299,299
Maryland       Hunt Valley, MD                  1964 & 1976    108,600       100.00%    4/6/01     $ 3,958,751
Maryland       Rossville, MD                       1969        156,797       100.00%    4/6/01     $ 4,556,298
                                                               -------       ------                -----------
                                                               954,576        94.54%               $52,880,926
                                                               =======       ======                ===========

     The following table summarizes the breakdown of NRSF and base rent information for the ten largest tenants at the Lichtenstein Portfolio properties:


                            LICHTENSTEIN PORTFOLIO
               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                                                LEASE      TENANT
                TENANT NAME                  EXPIRATION     NRSF
------------------------------------------- ------------ ---------
 1.    Aetna U.S. Healthcare Inc. (1) (2)   04/30/2007    120,886
 1a.   Aetna U.S. Healthcare Inc.           04/30/2007     65,830
          Total/Weighted Average Aetna U.S.               186,716
             Healthcare Inc.
 2.    Crown Beverage Packaging             06/30/2002    156,797
 3.    GE Capital/Ameridata (3)             02/28/2002     20,920
 4.    Omega Medical Labs                   03/31/2006     14,902
 4a.   Omega Medical Storage                03/31/2006        700
          Totals/Weighted Average Omega                    15,602
             Medical Labs
 5.    Dynatherm Corporation, Inc.          12/31/2001     55,297
 6.    Southwest Signal Engineering         10/31/2003     30,404
 7.    Lumbermens Mutual                    09/30/2005     16,257
 8.    AOPC                                 07/31/2003     17,487
 9.    KCI Technology                       09/30/2005     14,479
10.    Fypon, LTD                           04/30/2004     53,303
                                                          -------
          Totals                                          567,262
                                                          =======



                                           ANNUALIZED                APPROXIMATE
           % OF           PROPERTY          BASE RENT   ANNUALIZED   % OF TOTAL
           NRSF             TYPE             PER SF      BASE RENT    BASE RENT
       ----------- ---------------------- ------------ ------------ ------------
 1.    12.66%              Office           $ 16.75     $2,024,841  22.78%
 1a.    6.90%              Office           $ 19.75     $1,300,143  14.63%
       19.56%                               $ 17.81     $3,324,984  37.41%
 2.    16.43%       Industrial/Warehouse    $  3.76     $  589,557   6.63%
 3.     2.19%              Office           $ 15.50     $  324,260   3.65%
 4.     1.56%              Office           $ 20.22     $  301,318   3.39%
 4a.    0.07%              Office           $ 10.14     $    7,098   0.08%
        1.63%                               $ 19.77     $  308,416   3.47%
 5.     5.79%       Industrial/Warehouse    $  5.50     $  304,134   3.42%
 6.     3.19%       Industrial/Warehouse    $  9.13     $  277,461   3.12%
 7.     1.70%              Office           $ 17.00     $  276,369   3.11%
 8.     1.83%              Office           $ 15.50     $  271,049   3.05%
 9.     1.52%              Office           $ 17.50     $  253,383   2.85%
10.     5.58%       Industrial/Warehouse    $  4.55     $  242,529   2.73%
       -----                                            ----------  -----
       59.43%                                           $6,172,142  69.45%
       =====                                            ==========  =====

-------
(1) Rated BBB, Baa2 and BBB+ by Standard & Poor's, Moody's and Fitch, respectively as of June 2001.

(2) The tenant is permitted to surrender all or a portion of its premises on April 30, 2005 upon fourteen months' prior notice. Upon surrender, the tenant is required to pay to the borrower six months' rent allocable to the rentable square footage of the space surrendered by the tenant, as well as the portion of the unamortized cost of tenant improvements, leasing commissions paid by the landlord in connection with the initial seven year term of the lease, and other allowances, in each case allocable to the rentable square footage of the surrendered space. In addition, the tenant must reimburse the borrower for the competitively bid costs of separating the surrendered space from the remaining portion of the tenant's premises.

(3) GE Capital is rated AAA and Aaa by Standard & Poor's and Moody's, respectively as of June 2001.

     The following table summarizes information related to the expiration of tenant leases at the Lichtenstein Portfolio properties:

                           LICHTENSTEIN PORTFOLIO(1)
                           LEASE EXPIRATION SCHEDULE




                                                                        APPROXIMATE
               NUMBER OF       EXPIRING       % OF       ANNUALIZED     % OF TOTAL
YEAR            LEASES            SF        TOTAL SF      BASE RENT      BASE RENT
--------   ----------------   ----------   ----------   ------------   ------------
2001                 4          92,827         9.72%    $  500,908          6.01%
2002                 8         226,223        23.70%    $1,207,754         14.50%
2003                 8         171,959        18.01%    $  947,112         11.37%
2004                 7          78,044         8.18%    $  602,789          7.23%
2005                 8          88,050         9.22%    $1,235,940         14.83%
2006                 2          15,602         1.63%    $  308,416          3.70%
2007                 3         188,746        19.77%    $3,366,092         40.40%
2008                 0               0         0.00%    $        0          0.00%
2009                 1          60,000         6.29%    $  163,200          1.96%
Vacant         NAP(2)           33,125         3.47%    $        0             0%
               --------        -------       ------     ----------        ------
Totals              41         954,576       100.00%    $8,332,211        100.00%
                ========       =======       ======     ==========        ======

----------
(1) Assuming no early termination or surrender rights contained in leases are exercised. See Footnote 2 to the immediately preceding table. In addition to the Aetna lease surrender provision, the First Union lease in the 8539 Western Way property (which consists of 66,930 NRSF of space with annualized base rent of $200,790 and is 2.26% of the total base rent) contains a provision which entitles the tenant to terminate the lease at any time upon 60 days' prior notice. Upon termination, the tenant is required to pay all rent remaining from the date of termination until the expiration of the lease term.

(2)   Not applicable.


     Partial Defeasances. On or after the second anniversary of the closing date of the certificates, a Lichtenstein Portfolio borrower may obtain the release of (a) in the case of the Pennsylvania Portfolio, from time to time, one or more of the properties included therein, (b) in the case of the Florida Portfolio, from time to time, two of any of the three properties located at 8539 Western Way, 6800-6850 Suemac Place and 8540 Bay Center Road, and (c) in the case of the Maryland Portfolio, on a one-time basis, one of two of the properties included therein. The applicable borrower may obtain a release provided that, among other things, (i) there is no continuing default; (ii) the lender determines that DSCR for the remaining properties within the applicable portfolio that are not released is at least 1.30x for the immediately preceding 12 months; (iii) the Lichtenstein Portfolio borrower partially defeases the loan in the amount of 120% of the allocated loan amount for the property to be released; (iv) in the case of the Maryland Portfolio only, the loan to value for the remaining property in the Maryland Portfolio that is not released does not exceed 75%; and (v) written confirmation from the rating agencies is obtained that the release will not result in a withdrawal, downgrade or qualification of the ratings on the certificates.

     Defeasance. A Lichtenstein Portfolio borrower may obtain the release of all of its respective Lichtenstein Portfolio properties from the lien of the related security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Appraisals. Appraisals performed in October and November 2000 determined values for the Lichtenstein Portfolio properties of $42,400,000 (Pennsylvania Portfolio), $16,090,000 (Florida Portfolio) and $11,400,000 (Maryland Portfolio) and an aggregate value of $69,890,000.

     Property Management. The Lichtenstein Portfolio properties are managed by affiliates of the Lichtenstein Portfolio borrowers. Each property manager has subordinated its contractual right to management fees to the lien of the related security instrument.

     Lockbox; Cash Flow Sweep. All rents payable by tenants of the Lichtenstein Portfolio properties are required to be deposited by such tenants into the applicable lockbox account pursuant to lockbox-deposit account agreements for each loan. Prior to an event of default and subject to the occurrence of an event described below under the caption "Lockbox Triggering Events," funds in the lockbox accounts for the Lichtenstein Portfolio loans may be withdrawn at any time by the applicable borrower. Following an event of default or a lockbox triggering event, funds in the related lockbox account will be allocated to the payment of insurance premiums and taxes, debt service, approved operating expenses, tenant and improvement and leasing reserves, required repair reserves, replacement reserves and debt service reserves. Any funds remaining in the applicable lockbox account may be applied to tenant improvements and leasing commissions at the Lichtenstein Portfolio properties or otherwise applied at the lender's discretion. Upon an event of default or lockbox triggering event on any Lichtenstein Portfolio property, the servicer may assume control of all three lockbox accounts for the Lichtenstein Portfolio loans and allocate all funds in the manner described above. The loan documents assign applicable borrower's right to payment of all termination and surrender fees received from tenants to the lender and require the applicable borrower to remit such payments to the related lockbox account.

     Lockbox Triggering Events. A lockbox triggering event has occurred if (i) the Aetna tenant fails to renew its leases prior to the eighteen-month period immediately preceding the April 30, 2007 lease expiration date for, among other things additional terms of at least five years; (ii) the Aetna tenant delivers to the Pennsylvania Portfolio borrower notice that it intends to surrender all or a portion of the premises leased by it in the Winchester Plaza Corporate Center II property on April 30, 2005; (iii) if, as of June 30, 2001, the Crown Beverage tenant has failed to renew its lease for, among other things, an additional term of at least five years; or (iv) if the Crown Beverage tenant has renewed its lease as described in (iii) above, the lockbox triggering event will be June 30, 2006, unless the Crown Beverage tenant extends the term of the lease for, among other things, an additional term of at least five years.

     Earnout Reserve. The Pennsylvania Portfolio borrower deposited $1,600,000 at the closing of the related loan into an earnout reserve account to cover costs in connection with the leasing of space at the Winchester Plaza Corporate Center II property. If no event of default has occurred under the loan, the Pennsylvania Portfolio borrower will have a one time right at any time prior to November 5, 2001, to request a release of funds from the earnout reserve account subject to the following:

      (a) $500,000 will be released by the servicer from the earnout reserve account provided that, among other things, (i) the debt service coverage ratio is at least 1.21x for the three calendar months immediately preceding the release; (ii) the loan to value ratio does not exceed 80%; and (iii) a replacement tenant has, among other things, executed a lease and taken occupancy of not less than 3,733 NRSF of space; and

      (b) the remaining $1,100,000 will be released by the servicer from the earnout reserve account provided that, in addition to the satisfaction of the conditions described in clause (a) of this paragraph, (i) the debt service coverage ratio is at least 1.25x for the three calendar month period immediately preceding the release (notwithstanding the requirement described in (a) above); (ii) a replacement tenant has, among other things, executed a lease and taken occupancy of not less than 12,675 NRSF of space in addition to the space described in clause (a) above; (iii) the physical vacancy at the Winchester Plaza Corporate Center II property does not exceed 5%; and (iv) the physical occupancy rates for each other Pennsylvania Portfolio property have not decreased.

     If the borrower does not qualify for a release of the entire earnout reserve amount prior to November 5, 2001, or has qualified only for the release of $500,000 of the earnout reserve amount prior to that date, then sums in the earnout reserve account will be applied to the outstanding principal balance of the loan. Any such reduction will be deemed a prepayment under the terms of the loan and will incur all applicable prepayment fees or premiums due in connection therewith. Also, upon the occurrence of a default under the Lichtenstein Portfolio loans, the lender may apply any earnout reserve amount that it then retains for any purpose relating to the loans.

     Tenant Improvement and Leasing Commission Reserve. Each Lichtenstein Portfolio borrower is required to make monthly deposits of $34,411 (Pennsylvania Portfolio), $14,293 (Florida Portfolio) and $5,745 (Maryland Portfolio) into a combined reserve ("TI/LC reserve") available to cover the costs of tenant improvements and leasing commissions at all of the Lichtenstein Portfolio properties. Sums in the TI/LC reserve may be applied to costs of tenant improvements and leasing commissions at any Lichtenstein Portfolio property regardless of the source of such amounts.

The Corporate Woods Loan

     The Corporate Woods Loan. The "Corporate Woods loan," representing 4.12% of the initial pool balance, was originated by GMACCM on May 22, 2001. The loan has a principal balance as of the cut-off date of approximately $32,226,729. The Corporate Woods loan is a ten-year balloon loan evidenced by a promissory note in the amount of $32,250,000 with a maturity date of June 5, 2011 that provides for monthly payments of principal and interest sufficient to amortize the loan over a thirty-year period. The Corporate Woods loan is secured by, among other things, a deed of trust and security agreement and assignment of leases and rents encumbering an office building complex located in Earth City, Missouri. The "Corporate Woods borrower" consists of seven (7) special purpose, bankruptcy remote Delaware limited liability companies that own the Corporate Woods property as tenants in common as more particularly described below.

     Payment and prepayment terms for the Corporate Woods loan are set forth on Annex A.

     The Corporate Woods Property. The Corporate Woods property is a fee simple interest in two adjacent office buildings located in Earth City, Missouri, a planned business and industrial development in the greater St. Louis, Missouri area. Corporate Woods II was built in 1999 and contains approximately 141,427 NRSF of space. Corporate Woods III was built in 2000 and contains approximately 141,423 NRSF of space. The Corporate Woods property consists of a total of approximately 282,850 NRSF of space. The Corporate Woods property had an occupancy rate of 100.00% as of February 1, 2001.

     The following table summarizes the breakdown of NRSF and base rent information of the five largest tenants at the Corporate Woods property:

                                CORPORATE WOODS
               FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                     ANNUALIZED     APPROXIMATE
                                               LEASE        TENANT        % OF        BASE RENT     % OF TOTAL      ANNUALIZED
               TENANT NAME                  EXPIRATION       NRSF         NRSF         PER SF        BASE RENT      BASE RENT
------------------------------------------ ------------   ---------   -----------   ------------   ------------   -------------
1.    SBC Advanced Solutions, Inc.(1)(2)     08/31/2005     141,423         50.00%    $ 21.56            52.18%     $3,049,262
1a.   SBC Advanced Solutions, Inc.           08/31/2005      10,754          3.80%    $ 20.59             3.79%     $  221,409
         Total/Weighted Average SBC
            Advanced Solutions, Inc.                        152,177         53.80%    $ 21.49            55.97%     $3,270,671
2.    Group Health Plan, Inc.(3)             09/25/2006      74,885         26.48%    $ 22.87            29.31%     $1,712,944
3.    Earthgrains Baking Companies(4)        08/14/2004      36,417         12.88%    $ 12.50             7.79%     $  455,212
4.    Chrysler Financial Company(5)(6)       12/12/2004       9,836          3.48%    $ 20.50             3.45%     $  201,638
5.    State Farm Mutual Auto                 09/30/2002       3,442          1.22%    $ 21.50             1.27%     $   74,003
                                                            -------         -----                        -----      ----------
 Totals                                                     276,757         97.86%                       97.79%     $5,714,468
                                                            =======         =====                        =====      ==========

----------
(1) The lease guarantor, SBC Communications, is rated AA--, Aa3 and AA by Standard & Poor's, Moody's and Fitch, respectively as of June 2001.

(2) The tenant has the right to surrender a portion of the demised premises of up to approximately 21,214 NRSF of space on January 31, 2003 or, if the lease has been renewed, on the scheduled expiration of the initial lease term of August 31, 2005 upon six months' prior notice and payment to the borrower of, among other things, the unamortized costs of leasehold improvements and brokerage commissions for the surrendered space and a termination fee of up to four months' rent for the surrendered space.

(3) The tenant has the right to terminate the lease on August 31, 2004 upon six months' prior notice and payment to the borrower of $24.17 per NRSF of space. In addition, the tenant has the right to surrender a portion of the demised premises of up to approximately 18,721 NRSF on August 31, 2002 upon nine months' prior notice and payment to the borrower of, among other things, $23.50 per NRSF of surrendered space and a termination fee of up to six months' base rent for the surrendered space.

(4) Rated BBB and Baa2 by Standard & Poor's and Moody's, respectively as of June 2001.

(5) The tenant has the right to terminate the lease on December 12, 2002 upon nine months' prior notice and payment to the borrower of, among other things, a cancellation fee of $10 per NRSF of space and the unamortized costs of excess leasehold improvements.

(6) Rated A--, A3 and A by Standard & Poor's, Moody's and Fitch, respectively as of June 2001.

     The following table summarizes information related to the expiration of tenant leases at the Corporate Woods property:

                                CORPORATE WOODS
                          LEASE EXPIRATION SCHEDULE(1)

                                                                   APPROXIMATE
            NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
YEAR          LEASES         SF        TOTAL SF      BASE RENT      BASE RENT
--------   -----------   ----------   ----------   ------------   ------------
2001            0               0         0.00%    $        0          0.00%
2002            2           4,444         1.60%    $   93,542          1.60%
2003            1           1,769         0.60%    $   38,034          0.65%
2004            2          46,253        16.40%    $  656,850         11.24%
2005            2         152,177        53.80%    $3,270,671         55.97%
2006            1          74,885        26.50%    $1,712,944         29.31%
2007            0               0         0.00%    $        0          0.00%
2008            0               0         0.00%    $        0          0.00%
2009            0               0         0.00%    $        0          0.00%
2010            1           3,322         1.20%    $   71,433          1.22%
           -----------    -------       ------     ----------        ------
Totals          9         282,850       100.00%    $5,843,474        100.00%
           ===========    =======       ======     ==========        ======

----------
(1) Assuming no early termination or surrender rights contained in certain of the leases are satisfied. See the footnotes to immediately preceding table.

     Tenancy In Common Ownership Structure. Ownership of the Corporate Woods property is held in a tenancy in common arrangement consisting of seven tenants in common or "co-tenants," each of which is a special purpose, bankruptcy remote Delaware limited liability company. Each co-tenant has a special purpose entity member with an independent director. The co-tenant that maintains the largest ownership interest in the Corporate Woods property, CWOB-TBC Realty, L.L.C., is responsible for the operation and direction of management, leasing, loan payment and other responsibilities at the Corporate Woods property as agent on behalf of all of the co-tenants. The agent may not be removed for so long as CWOB-TBC Realty, L.L.C. or any of its members, officers, employees or affiliates is liable on the loan to the lender. The co-tenants and their respective members are, on a non-recourse basis (subject to the provisions described below), jointly and severally liable for the Corporate Woods loan. Each co-tenant has agreed that it will not bring or consent to an action for the partition of the Corporate Woods property for a period of twenty-one (21) years commencing on the date of loan closing and ending eleven (11) years after the scheduled maturity date of the loan. The commencement by a co-tenant of a partition action in violation of this agreement constitutes a default under the security instrument. The security instrument provides that, among other things, a co-tenant that brings or consents to a partition action and its respective guarantors will be personally liable on a full recourse basis for the Corporate Woods loan.

     The contribution agreement sets forth the relative rights and obligations of the special purpose entity members of each co-tenant in the event of the failure of its respective co-tenant to perform its obligations under the tenancy in common agreement or the agreement to facilitate financing. Each co-tenant has limited its remedies with respect to, and has expressly waived any right it may have to obtain a lien against the ownership interest of another co-tenant in connection with a co-tenant's breach of its obligations under the tenancy in common agreement or the Corporate Woods loan, or the failure of such co-tenant to contribute its proportionate share of expenses. The lender required the rights, obligations and remedies to be set forth in the contribution agreement in order to, among other things, limit the possibility of the creation of subordinate liens on the Corporate Woods property. The rights and remedies of the special purpose entity members as set forth in the contribution agreement are subject and subordinate to the lien and security interest of the lender under the security instrument.

     Defeasance. The Corporate Woods borrower may obtain the release of the Corporate Woods property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Corporate Woods loan has a cut-off date LTV of 74.95%. An appraisal performed on November 15, 2000 determined a value for the Corporate Woods property of $43,000,000.

     Underwritten NCF and DSC Ratio. The Corporate Woods loan has an underwritten NCF DSCR of 1.25x and an Underwritten NCF of $3,440,506.

     Property Management. The Corporate Woods property is managed by A.M.C.I., Inc., a Missouri corporation not affiliated with the Corporate Woods borrower. The property manager has subordinated its contractual right to management fees to the lien of the security instrument.

     Lockbox; Cash Flow Sweep. All rents payable by tenants of the Corporate Woods property are required to be deposited by the tenants into a lockbox account pursuant to a lockbox-deposit account agreement. Prior to an event of default and subject to the following two paragraphs, funds in the lockbox account may be withdrawn at any time by the Corporate Woods borrower. Upon an event of default, the servicer may assume control of the lockbox account.

     In the event that the SBC Advanced Solutions tenant fails to renew its lease of space in the Corporate Woods III property prior to the nine-month period immediately preceding the August 31, 2005 lease expiration date, or the related space is not re-leased to tenants in accordance with the terms of the security instrument and the servicer has determined that the tenant improvement and leasing commission reserve is inadequate in light of any such renewal or re-leasing, either (i) the Corporate Woods borrower may deliver a letter of credit in the amount of $850,000, or (ii) if the borrower does not deliver a letter of credit, the servicer may assume control of the lockbox account for such nine-month period and all funds deposited in the lockbox account in connection with the exercise of early termination or surrender rights by tenants and all excess cash flow will be deposited into the TI/LC account. In the event that the borrower elects to deliver a letter of credit, the letter of credit may be drawn upon and the proceeds applied by the lender to cover tenant improvements and leasing commissions for such space in the same manner that cash funds contained in the TI/LC account are applied.

     In the event that the Group Health Plan tenant fails to renew its lease prior to the six-month period immediately preceding the August 31, 2006 lease expiration date, or the related space is not re-leased to tenants in accordance with the terms of the security instrument, either (i) the Corporate Woods borrower may deliver a letter of credit in an amount not to exceed $550,000 as determined by the servicer subject to the provisions described in the following sentence or (ii) to the extent that the borrower has not delivered a letter of credit for the full $550,000 amount, the servicer may assume control of the lockbox account for such six-month period and all funds deposited in the lockbox account in connection with the exercise of early termination or surrender rights by tenants and all excess cash flow will be deposited into the TI/LC account. The letter of credit required may be less than $550,000 if the servicer has assumed control of the lockbox account in connection with renewal or re-letting under the SBC Advanced Solutions lease and the servicer projects that excess cash flow will be available for application to cover tenant improvement and leasing commission costs for the space demised under the Group Health Plan lease. In the event that the borrower elects to deliver a letter of credit, the letter of credit may be drawn upon and the proceeds applied by the servicer to cover tenant improvements and leasing commissions for such space in the same manner that cash funds contained in the TI/LC account are applied.

     Upon re-leasing or renewal of the space demised under the SBC Advanced Solutions and Group Health Plan leases in accordance with the terms of the security instrument, the borrower may obtain a one-time release of sums on deposit in the TI/LC account in excess of the sum of: (A) $500,000, (B) any other amounts required to be paid in connection with the re-leasing or renewal of the space demised under the SBC Advanced Solutions and Group Health Plan leases, (C) funds held as surrender or termination fees or other amounts paid as required as a result of the surrender or termination of space under leases other than the SBC Advanced Solutions and Group Health Plan leases, and (D) funds otherwise payable as part of the tenant improvement and leasing commission reserve. Thereafter, as described above, scheduled monthly deposits continue for the remainder of the loan term, subject to the TI/LC cap.

     Tenant Improvement and Leasing Commission Reserve. The Corporate Woods borrower is required to make monthly deposits of $25,000 into a tenant improvement and leasing commission reserve account ("TI/LC account") to cover tenant improvements and leasing commissions at the Corporate Woods property, provided that the monthly deposit may be equal to the greater of available property cash flow and $16,667 during any period that property cash flow is insufficient to cover the $25,000 monthly deposit amount. The Corporate Woods borrower is not required to make monthly deposits at any time that the TI/LC account balance equals or exceeds $1,550,000 ("TI/LC cap"). The TI/LC cap does not apply to deposits into the TI/LC account in connection with (i) cash flow sweeps as described in the paragraphs above entitled "Lockbox; Cash Flow Sweep," or (ii) the exercise by certain tenants of early termination or surrender rights. The applicable loan documents require the Corporate Woods borrower to remit all surrender and termination payments to the servicer for deposit in the TI/LC account. Further, the servicer may increase or decrease required deposits to the tenant improvement and leasing commission reserve based on a market survey and recent history at the Corporate Woods property.

The Kollinger Multifamily Portfolio Loans

     The Kollinger Multifamily Portfolio Loans. The "Kollinger Multifamily Portfolio loans" consist of three mortgage loans with common sponsorship which are neither cross-collateralized nor cross-defaulted: the "Stoney Falls loan," the "River Oak loan" and the "Stoney Brooke loan." The Kollinger Multifamily Portfolio loans represent 1.57% (Stoney Falls), 1.47% (River Oak) and 0.97% (Stoney Brooke) of the initial pool balance and were originated by Archon Financial, L.P. on March 19, 2001 (Stoney Falls and Stoney Brooke) and May 16, 2001 (River Oak). The Kollinger Multifamily Portfolio loans have principal balances as of the cut-off date of $12,291,935 (Stoney Falls), $11,531,639 (River Oak) and $7,622,791 (Stoney Brooke). The Kollinger Multifamily Portfolio loans are balloon loans evidenced by promissory notes in the amounts of $12,320,000, $11,540,000 and $7,640,000, respectively, that provide for monthly payments of principal and interest sufficient to amortize each loan over a 30 year period. The Kollinger Multifamily Portfolio loans are secured by, among other things, fee mortgages and security agreements and assignments of leases and rents encumbering a 396-unit complex and a 232-unit multifamily complex, each located in Lexington, Kentucky and a 268-unit multifamily complex located in Louisville, Kentucky. The Stoney Falls loan and the Stoney Brooke loan are five-year loans with a maturity date of April 1, 2006 and the River Oak loan is a ten-year loan with a maturity date of June 1, 2011. The Kollinger Multifamily Portfolio loans are neither cross-collateralized nor cross-defaulted with one another. The "Kollinger Multifamily Portfolio borrowers" are Stoney Falls Apartments (Kentucky), LLC, River Oak Apartments (Kentucky), LLC and Stoney Brooke Apartments (Kentucky), LLC. The Kollinger Multifamily Portfolio borrowers are affiliates of one another and each borrower is a special purpose entity.

     The Stoney Falls Property. The Stoney Falls property consists of a fee interest in a multifamily complex containing 396 units. The property was built in 1986 and had an occupancy rate of 93% as of February 20, 2001.

     The River Oak Property. The River Oak property consists of a fee interest in a multifamily complex containing 268 units. The property was built in 1989 and had an occupancy rate of 95% as of March 12, 2001.

     The Stoney Brooke Property. The Stoney Brooke property consists of a fee interest in a multifamily complex containing 232 units. The property was built in 1986 and had an occupancy rate of 87% as of March 7, 2001.

     Payment and prepayment terms for each of the Kollinger Multifamily Portfolio loans are set forth on Annex A.


     Defeasance. Each Kollinger Multifamily Portfolio borrower may obtain the release of the respective property from the lien of the related security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.


     Value; Underwritten NCF and DSC Ratio. The following table summarizes information relating to the underwriting and origination of the Kollinger Multifamily Portfolio loans:


                        KOLLINGER MULTIFAMILY PORTFOLIO
                           UNDERWRITING INFORMATION




                   CUT-OFF DATE                                                         UNDERWRITTEN
MORTGAGE LOAN           LTV         APPRAISAL DATE     APPRAISAL VALUE     NCF DSCR         NCF
---------------   --------------   ----------------   -----------------   ----------   -------------
Stoney Falls           79.82%      02/14/2001            $15,400,000          1.37x     $1,347,134
River Oak              78.45%      03/29/2001            $14,700,000          1.20x     $1,171,063
Stoney Brooke          79.82%      02/14/2001            $ 9,550,000          1.25x     $  764,094

     Property Management. The Kollinger Multifamily Portfolio properties are managed by Comprehensive Management Services, an affiliate of each of the respective borrowers. The property manager has subordinated its contractual right to management fees to the lien of each respective security instrument.


     The Kollinger Multifamily Portfolio borrowers are required to maintain reserves for replacements, real estate taxes and insurance premiums, all as set forth in Annex A.


The Fig Garden Village Shopping Center Loan


     The Fig Garden Village Shopping Center Loan. The "Fig Garden Village loan," representing 3.82% of the initial pool balance, was originated by Deutsche Bank AG, New York Branch on March 23, 2001. The Fig Garden Village loan has a principal balance as of the cut-off date of $29,935,440. The Fig Garden Village loan is an ARD loan evidenced by a promissory note in the amount of $30,000,000 with an anticipated repayment date of April 1, 2011 and a maturity date of April 1, 2031 that provides for monthly payments of principal and interest sufficient to amortize the loan over a 30-year period. The Fig Garden Village loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering a retail shopping center located in Fresno, California. The "Fig Garden Village borrower" is LandValue 7, LLC, a California limited liability company, a special purpose, bankruptcy remote entity.


     Payment and prepayment terms for the Fig Garden Village loan are set forth in Annex A.


     The Fig Garden Village Property. The Fig Garden Village property is a fee simple interest in a retail shopping center containing approximately 231,667 of gross leaseable area or "GLA". The Fig Garden Village property was built in 1956 and renovated in 2000. The Fig Garden Village property had an occupancy rate of 94% as of March 6, 2001.

     The following table summarizes the breakdown of GLA and annualized per square foot or "SF" base rent information for the ten largest retail tenants at the Fig Garden Village property:


                              FIG GARDEN VILLAGE
            TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED BASE RENT




                                                                     ANNUALIZED     APPROXIMATE
                              LEASE        TENANT         % OF        BASE RENT     % OF TOTAL      ANNUALIZED
      TENANT NAME          EXPIRATION     GLA (SF)        GLA          PER SF        BASE RENT      BASE RENT
-----------------------   ------------   ----------   -----------   ------------   ------------   -------------
 1. Whole Foods           09/30/2020       29,501         12.73%      $ 11.00           9.54%      $  324,516
 2. Longs Drug Store      04/30/2019       23,244         10.03%      $ 13.50           9.23%      $  313,800
 3. Talbots               05/31/2013        6,839          2.95%      $ 24.60           4.95%      $  168,240
 4. Eddie Bauer           01/31/2009        6,606          2.85%      $ 25.32           4.92%      $  167,268
 5. Ann Taylor            04/30/2009        4,100          1.77%      $ 26.80           3.23%      $  109,884
 6. Gottschalks           01/31/2005       30,000         12.95%      $  3.50           3.09%      $  105,000
 7. Patrick James         04/30/2008        4,726          2.04%      $ 21.60           3.00%      $  102,084
 8. La Boulangerie        06/30/2002        4,652          2.01%      $ 16.80           2.30%      $   78,156
 9. Village East          01/31/2009        3,042          1.31%      $ 21.00           1.88%      $   63,882
10. Bath & Body Works     05/15/2011        2,780          1.20%      $ 22.00           1.80%      $   61,152
                                           ------         -----                        -----       ----------
 Totals                                   115,490         49.85%                       43.92%      $1,493,982
                                          =======         =====                        =====       ==========

     The following table summarizes information related to the expiration of tenant leases at the Fig Garden Village property:


                              FIG GARDEN VILLAGE
                           LEASE EXPIRATION SCHEDULE




                         NUMBER                                                   APPROXIMATE
                           OF                           % OF       ANNUALIZED     % OF TOTAL
        YEAR             LEASES       EXPIRING SF     TOTAL SF      BASE RENT      BASE RENT
-------------------   ------------   -------------   ----------   ------------   ------------
        2001                9            10,348          4.47%    $  181,368          5.33%
        2002               10            14,052          6.07%    $  258,180          7.59%
        2003                9             8,844          3.82%    $  190,404          5.60%
        2004                3             2,114          0.91%    $   47,904          1.41%
        2005                5            35,973         15.53%    $  225,240          6.62%
        2006                5            10,460          4.52%    $  186,576          5.49%
        2007                4             9,705          4.19%    $  166,356          4.89%
        2008                3             7,558          3.26%    $  163,044          4.79%
        2009                5            18,440          7.96%    $  446,874         13.14%
        2010                4             7,557          3.26%    $  189,000          5.56%
       2011+                8            86,274         37.24%    $1,256,880         36.95%
   Month to Month           3             6,354          2.74%    $   89,700          2.64%
       Vacant             NAP            13,988          6.04%    $        0             0%
                          --             ------        ------     ----------        ------
       Totals              68           231,667        100.00%    $3,401,526        100.00%
                           ==           =======        ======     ==========        ======


     Defeasance. The Fig Garden Village borrower may obtain the release of the Fig Garden Village property from the lien of the security instrument by exercising a defeasance option on or after the fourth anniversary of the payment date in May 2001.

     Value. The Fig Garden Village loan has a cut-off date LTV of 74.84%. An appraisal performed on January 23, 2001 determined a value for the Fig Garden Village property of $40,000,000.

     Underwritten NCF and DSC Ratio. The Fig Garden Village loan has an underwritten NCF DSCR of 1.33x and an Underwritten NCF of $3,267,749.

     Property Management. The Fig Garden Village property is managed by LandValue Management, LLC, an affiliate of the Fig Garden Village borrower. The property manager has subordinated its contractual right to management fees to the lien of the related security agreement.

     Lockbox. All rents payable by tenants of the Fig Garden Village property are required to be deposited directly into a lockbox account controlled by the lender. Prior to the occurrence of a trigger event, all funds in the lockbox account are available for use by the borrower. After a trigger event, the borrower's access to the lockbox account is terminated and all funds deposited in the lockbox account will be used to pay debt service, fund operating expenses, and fund required reserves pursuant to the terms of the promissory note. A trigger event is defined as: (i) the occurrence of an event of default,
(ii) the date which is one month prior to the occurrence of the anticipated repayment date, or (iii) any period during which the DSCR is less than 1.10x on a trailing twelve month basis.

     Leasing Reserve. At loan closing, the Fig Garden Village borrower deposited $185,284 into a leasing reserve for build-out of approximately 8,500 square feet of space at the Fig Garden Village property. In addition, the Fig Garden Village borrower is required to make ongoing monthly deposits of $11,018 into such leasing reserve for tenant improvements and up-front leasing commissions to retain or replace existing tenants at the Fig Garden Village property.

     The Fig Garden Village borrower is required to maintain reserves for replacements, real estate taxes and insurance premiums, all as set forth in Annex A.

     Letter of Credit. At loan closing, the Fig Garden Village borrower delivered a letter of credit in the amount of $800,000. Commencing on October 1, 2001 and every six (6) months thereafter, the Fig Garden Village borrower is entitled to a reduction of the letter of credit by $400,000 so long as (i) no event of default has occurred and is continuing, (ii) net operating income is reasonably determined to be equal to or greater than $3,365,000 but less than $3,465,000 as determined in accordance with the letter of credit agreement, and
(iii) the Fig Garden Village borrower delivers a confirmation of lease term from each of four tenants (Whole Foods, Bath & Body Works, Patrick James and Talbots), which confirms, among other terms, that the Fig Garden Village borrower has substantially completed all required improvements to the tenant space and that the tenant has accepted possession of its space. In addition, if clauses (i) and (iii) above are satisfied and net operating income is reasonably determined to be equal to or greater than $3,465,000 as determined in accordance with the letter of credit agreement, the Fig Garden Village borrower shall have the right to request and shall be entitled to a return of the letter of credit.

     Environmental Insurance. The Phase I Environmental Site Assessment dated February 14, 2001 conducted in connection with the origination of the Fig Garden Village loan indicated that dry cleaning chemicals from two former tenants were found in the soil and groundwater at the Fig Garden Village property. In January 1998, prior to selling the Fig Garden Village property to the Fig Garden Village borrower, FGV, LLC, the previous owner of the Fig Garden Village property contracted with ARCADIS Geraghty & Miller, Inc. ("ARCADIS") to remediate the premises for a fixed fee of $2,000,000, an amount in excess of the estimated cost to remediate contamination at the

Fig Garden Village property. Pursuant to this agreement, FGV, LLC escrowed $2,000,000 towards remediation. ARCADIS is in the process of remediating contamination at the property. In addition, FGV, LLC obtained in November 1997 a 10-year Property Transfer Liability Policy from Steadfast/Zurich with a $10,000,000 aggregate limit, $100,000 deductible per incident, which wraps around the ARCADIS fixed price guarantee. The Steadfast/Zurich policy will be triggered if ARCADIS fails to complete the remediation consistent with its agreement, and will also cover claims arising during the policy period. Finally, in connection with closing the Fig Garden Village loan, the Fig Garden Village borrower purchased a secured creditor environmental insurance policy from AIG for the benefit of the lender, which insurance is in the amount of $37,500,000 (125% of the loan amount) for a term of five years beyond the stated maturity date of the Fig Garden Village loan. The policy has no deductible and includes coverage that pays the outstanding loan balance to the lender rather than requiring the lender to foreclose on contaminated property and perform or fund a cleanup.

The Ames Industrial Loan

     The Ames Industrial Loan. The "Ames Industrial loan," representing 3.60% of the initial pool balance, was originated by Archon Financial, L.P. on April 27, 2001, and has a principal balance as of the cut-off date of $28,162,436. The Ames Industrial loan is a balloon loan evidenced by a promissory note in the amount of $28,200,000 with a maturity date of May 1, 2011, and is secured by, among other things, mortgage and security agreements encumbering the Ames Industrial borrowers' fee ownership interest in the Ames Industrial property which is located in Carlisle, Pennsylvania. The Ames Industrial borrowers are Garden Drive, L.P., a special purpose, bankruptcy remote Pennsylvania limited partnership and Morris Haimowitz LLC, a special purpose, bankruptcy remote Illinois limited liability company.

     The Ames Industrial Property. The Ames Industrial property is entirely leased to Ames True Temper, a U.S. Industries, Inc. company and the lease expires on November 30, 2015. U.S. Industries, Inc. is a publicly traded corporation listed on the New York Stock Exchange under the symbol "USI," and is rated BB, Baa2 and BB+ by Standard & Poor's, Moody's and Fitch, respectively as of June 2001. The improvements consist of a 1,009,445 square foot, distribution facility constructed in 2000 with 35 to 40 foot clear heights which is utilized by Ames True Temper as their national distribution center.

     Payment and prepayment terms for the Ames Industrial loan are set forth on Annex A.

     Defeasance. The Ames Industrial borrower may obtain the release of the Ames Industrial property from the lien of the security instruments by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Expansion Provisions. The single tenant at the Ames Industrial property has the option, exercisable through 2009, to require the borrowers to construct and expand the Ames Industrial facility through financing provided by First Industrial Realty, L.P. In the event the tenant exercises its option, the Ames Industrial loan documents provide that either (i) First Industrial Realty, L.P. provide a mezzanine loan to an entity to be created by the non-managing members of the borrower or (ii) the Ames Industrial borrowers may ground lease the related land to a newly created entity which would be permitted to pledge its leasehold interest as collateral for a loan to finance the construction. If the mezzanine loan is entered into, the debt service on the mezzanine loan is required to mirror the rental payments on the expansion parcel and would be subordinated to Ames Industrial loan pursuant to an intercreditor agreement with the mezzanine lender. In the event the currently unimproved parcel is ground leased, the tenant of the Ames Industrial property would be required to enter into a new lease covering the expansion parcel and the Ames industrial loan documents require the lien of the mortgage on the ground leased portion of the Ames Industrial property be subordinated to the financing of such leasehold interest.

     Value. The Ames Industrial loan has a cut-off date LTV of 70.41%. An appraisal performed on March 8, 2001 determined a value for the Ames Industrial property of $40,000,000, which excludes the potential expansion parcel.

     Underwritten NCF and DSC Ratio. The Ames Industrial loan has an underwritten NCF DSCR of 1.31x and an underwritten NCF of $3,061,561.

     Repairs and Replacement Reserves. The Ames Industrial borrowers are required to make monthly deposits of $4,206 into a replacement reserve for various scheduled repairs or replacements and, on and after January 1, 2003, the Ames Industrial borrowers are required to make monthly deposits equal to 102.5% of the amount required to be deposited during the prior calendar year.

     Tenant Improvement and Leasing Commission Reserves. The Ames Industrial borrower is required to make monthly deposits of $12,620 with no maximum limit on the reserve for tenant improvements, leasing commission obligations and other expenses.

     Lockbox. All rents payable by the tenant of the Ames Industrial loan are required to be deposited directly into a lockbox account under the control of the lender.

     Property Management. The Ames Industrial property is managed by First Industrial, L.P., which has subordinated its contractual right to management fees to the lien of the security instruments.

  THE SELLERS

     GMACCM. GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. Two (2) mortgage loans sold by GMACCM to the depositor were originated by Residential Funding Corporation, an affiliate of GMACCM and the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Banc Alex. Brown Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. Four (4) of the mortgage loans sold by GACC to the depositor were originated by First Union National Bank. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


  UNDERWRITING MATTERS


  Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties, "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but three (3) of the mortgaged properties, which represent 2.02% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions on a mortgaged property may reduce or delay your payments."

     For six (6) mortgaged properties securing mortgage loans that represent 8.27% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. With respect to five (5) of such mortgaged properties, the related environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. Subject to certain conditions and exclusions. Such insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. With respect to one insurance policy covering one mortgaged property securing a mortgage loan that represents 0.62% of the initial pool balance, coverage is generally limited to coverage of remediation costs in an amount up to $2,000,000.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the servicer, the underwriters or any of their respective affiliates.


  Property Condition Assessments

     Inspections or updates of previously conducted inspections of all of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but one mortgaged property, which secures a mortgage loan representing 0.40% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for all of the mortgage loans. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.


  Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one mortgaged property, which secures a mortgage loan representing 0.40% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors' Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see "Annex A" to this prospectus supplement.


  HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o  the outstanding principal balance of the mortgage loan;

     o  the full insurable value of the mortgaged property;

     o the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.


     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.


  EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


  ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     Each seller is typically required to deliver or cause to be delivered the following documents, with respect to the mortgage loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o  when relevant, the ground lease or a copy of the ground lease.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller will have 90 days after the earlier of discovery or its receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller does not cure the omission or defect within the 90-day period, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount.

The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances and interest on such advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. If the applicable seller repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so. Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o be a fixed-rate mortgage loan;

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


  REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

    (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

    (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

    (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

    (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

    (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

         o the lien of current real property taxes and assessments not yet due and payable;

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record; and

         o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

        The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

    (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

    (7) There is no valid offset, defense or counterclaim to the mortgage loan.

    (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

    (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

    (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

    (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

    (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

    (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

    (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

    (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

    (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanic's and materialman's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

    (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

    (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

    (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph

        (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

    (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

    (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

    (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

         o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

         o may not engage in any business unrelated to the mortgaged property or properties;

         o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

         o has its own books and records separate and apart from any other person;

         o holds itself out as a legal entity, separate and apart from any other person; and

         o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

  POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.


     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     The servicer will be responsible for the servicing and administration of all the mortgage loans; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement to perform such duties under the same terms and conditions as applicable to the servicer. See "--Termination of the Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."


  THE SERVICER

     As of May 31, 2001, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $103.9 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


  SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.


  SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

    (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

    (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

    (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

    (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

    (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

    (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

    (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

    (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer; for the circumstances described in clauses
        (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.


  TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class Q certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class Q certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.


  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.


  Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each mortgage loan at the annual servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities. A portion of the servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement as loan numbers 09-0001473, 09-0001481, 09-0001434, 09-0001478, 09-0001496, 09-0001468,
09-0001463, 09-0001452, 09-0001453, 09-0001497 and 09-0001504 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that subservicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.


  Special Servicing Fees

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.


  Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.


  Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.


  Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, some servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make the servicing advance. The servicer, any replacement special servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer, the trustee and the fiscal agent are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.


  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

    (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in April 2034, which is the rated final distribution date;

    (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

       o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

       o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the servicer will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;

    (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

    (5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

    provided that:

       o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

       o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

  ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.


  SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust a defaulted mortgage loan that is subject to foreclosure proceedings. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify the trustee in writing. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class of its right to purchase such mortgage loan. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase that defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase that defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is required to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.


  REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.


  INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.


                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the servicer, the trustee and the fiscal agent. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

    (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

    (ii) to pay the servicer (x) any servicing fees allocable to the trust not previously retained thereby, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
               (iv) below;

    (iii) to reimburse the servicer, the trustee or the fiscal agent for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the servicer or such other person, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

    (iv) to pay the servicer, the trustee or the fiscal agent interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the servicer, trustee or the fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

    (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    (vi) to reimburse the servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "--Certain Matters Regarding the Servicer and the Depositor" and in the prospectus under "--Matters Regarding the Trustee";

    (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

    (viii) to pay the servicer, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    (ix) to pay any servicing expenses not otherwise required to be advanced by the servicer;

    (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

    (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

    (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

    (xiii) to clear and terminate the certificate account upon the termination of the trust.


  REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trust, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

    (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) the servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust and the related companion holder, other than proceeding to acquire title to the mortgaged property. Upon notice to the servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the servicer with respect to such action or inaction, and neither the trustee nor the servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the servicer, as the case may be, with respect to such action or inaction. The servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect such restoration unless it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and liquidation proceeds.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due on encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The servicer will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the servicer's normal servicing procedures. The servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.


  CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the servicer nor the depositor, nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the trust, or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the servicer, the depositor, and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by reckless disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the servicer as master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust, to the servicer or the depositor, as the case may be.


     Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the pooling and servicing agreement, provided that,


     o such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and


     o such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates that have been rated.


     In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights under the pooling and servicing agreement to any person to whom the servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

    (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

    (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

    (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

    (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

    (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

  DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

  BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.


     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under

DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures, these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


  CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. Upon initial issuance, the notional amount of the Class X certificates will be $783,106,497, subject to a permitted variance of plus or minus 5%. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.


  PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5.

     The pass-through rates applicable to the Class F and Class G certificates for any distribution date will be equal to the lesser of the specified fixed rate or the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate minus the related servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each interest reserve loan, the net mortgage rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts. The net mortgage rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage

Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.


  DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

    (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution

        Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;


    (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:


         o the then outstanding certificate balance of that class of certificates, and


         o  the Principal Distribution Amount for that distribution date;


    (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;


    (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:


         o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;


         o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:



             o the then outstanding certificate balance of that class of certificates, and


             o the remaining portion, if any, of the Principal Distribution
               Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then-outstanding certificate balance of that class of certificates; and


         o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and


    (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.


     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, and pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

  Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

  DISTRIBUTIONS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of


 the prepayment premium or     x      discount rate fraction    x      principal allocation fraction
  yield maintenance charge                for that class                       of that class


     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

        pass-through rate for
        that class of certificates -- relevant discount rate
        ----------------------------------------------------
        mortgage rate of the
        related mortgage loan -- relevant discount rate.


     The principal allocation fraction for each class of certificates for any distribution date is:

        the portion, if any, of the principal distribution amount
        allocated to that class of certificates for that distribution date
        ------------------------------------------------------------------
        entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.


  DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

  DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.


  TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o determining distributions on the certificates;

     o allocating of realized losses and additional trust expenses to the certificates; and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer, the trustee or the fiscal agent, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the servicer of non-recoverability.


  INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan as an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account.

  SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Certificate Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Certificate Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o special servicing fees, workout fees and liquidation fees;

     o interest on unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     o unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.


  P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. No advance will be required to be made by the servicer, trustee or fiscal agent if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "--Appraisal Reductions" below.

     The servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the servicer, the trustee or the fiscal agent will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The servicer, the trustee, the fiscal agent and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.


  APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

    (1)   the stated principal balance of the required appraisal loan,

    (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

    (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

    (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items, over:

    90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

  REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder, the following reports, substantially in the forms provided in Annex B to this prospectus supplement, which forms are subject to change, and including substantially the following information:

    (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

    (2) A delinquent loan status report including those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.

    (3) A historical loan modification report including those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

         o  during the collection period ending on that determination date and

         o since the cut-off date for that mortgage loan, showing its original and the revised terms.

    (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date,

         o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

         o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

    (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date,

         o  the acquisition date of that REO property,

         o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and


         o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

    (6) A servicer watch list including a list of mortgage loans that have experienced a material decrease in debt service coverage or a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or that are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

     o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information:

       o the most current available year-to-date;

       o each of the previous two full fiscal years stated separately; and

       o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan; and

     o a CMSA periodic loan file containing information on the mortgage loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2001, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


  INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports (other than the servicer watch list) on the trustee's internet website. The trustee's internet website will initially be located at "www.etrustee.net". In addition, the trustee will also make mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.


     The trustee will make available each month the servicer watch list and the comparative financial status report, to the extent received from the servicer, to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.


     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.


  OTHER INFORMATION


     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:


     o the pooling and servicing agreement and any amendments;


     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;


     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;


     o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property;


     o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property; and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.


     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential.


     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.


  VOTING RIGHTS


     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:


     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,


     o 1% among the holders of the Class X certificates, and


     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.


     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.


  TERMINATION; RETIREMENT OF CERTIFICATES


     The obligations created by the pooling and servicing agreement will terminate following the earliest of:


     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan or REO property in the trust; and


     o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.


     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate purchase price of all the mortgage loans, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

     o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Certificate Distribution Amount."


 THE TRUSTEE AND FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority and

     o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C2.

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the servicer and the trustee. See "--P&I Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of December 31, 2000, the fiscal agent had consolidated assets of approximately $500 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o the purchase price of the certificates;

     o the applicable pass-through rate;

     o the actual performance of the mortgage loans; and

     o the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


  FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.


  DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.


  UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the Certificates--Distributions-- Application of the Available Certificate Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


  WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following maturity assumptions:

    (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

    (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest only or having an interest only period) described on "Annex A" to this prospectus supplement;

    (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in August 2001;

    (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

    (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

    (6) the ARD loans mature on their respective anticipated repayment dates;

    (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest";

    (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

    (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

    (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

    (11)  there are no additional trust expenses;


    (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in August 2001;


    (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;


    (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;


    (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and


    (16)  the delivery date is July 12, 2001.


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.


     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.


     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
July 15, 2002 ............................          95            95            95            95            95
July 15, 2003 ............................          90            90            90            90            90
July 15, 2004 ............................          84            84            84            84            84
July 15, 2005 ............................          78            78            78            78            78
July 15, 2006 ............................          53            53            53            53            53
July 15, 2007 ............................          46            46            46            46            46
July 15, 2008 ............................          38            38            38            38            38
July 15, 2009 ............................          21            21            21            21            19
July 15, 2010 ............................           9             8             8             7             5
July 15, 2011 ............................           0             0             0             0             0

Weighted Average Life (in years) .........         5.70          5.69          5.68          5.67          5.58
First Principal Payment Date .............      8/15/01       8/15/01       8/15/01       8/15/01       8/15/01
Last Principal Payment Date ..............     12/15/10      12/15/10      12/15/10      11/15/10      10/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                   PREPAYMENT ASSUMPTION (CPR)
                                             ------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .............................          100            100            100            100            100
July 15, 2002 ............................          100            100            100            100            100
July 15, 2003 ............................          100            100            100            100            100
July 15, 2004 ............................          100            100            100            100            100
July 15, 2005 ............................          100            100            100            100            100
July 15, 2006 ............................          100            100            100            100            100
July 15, 2007 ............................          100            100            100            100            100
July 15, 2008 ............................          100            100            100            100            100
July 15, 2009 ............................          100            100            100            100            100
July 15, 2010 ............................          100            100            100            100            100
July 15, 2011 ............................            0              0              0              0              0

Weighted Average Life (in years) .........         9.75           9.74           9.72           9.69           9.52
First Principal Payment Date .............     12/15/10       12/15/10       12/15/10       11/15/10       10/15/10
Last Principal Payment Date ..............      6/15/11        6/15/11        5/15/11        5/15/11        3/15/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
July 15, 2002 ............................         100           100           100           100           100
July 15, 2003 ............................         100           100           100           100           100
July 15, 2004 ............................         100           100           100           100           100
July 15, 2005 ............................         100           100           100           100           100
July 15, 2006 ............................         100           100           100           100           100
July 15, 2007 ............................         100           100           100           100           100
July 15, 2008 ............................         100           100           100           100           100
July 15, 2009 ............................         100           100           100           100           100
July 15, 2010 ............................         100           100           100           100           100
July 15, 2011 ............................           0             0             0             0             0

Weighted Average Life (in years) .........        9.93          9.93          9.89          9.84          9.68
First Principal Payment Date .............     6/15/11       6/15/11       5/15/11       5/15/11       3/15/11
Last Principal Payment Date ..............     6/15/11       6/15/11       6/15/11       5/15/11       3/15/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
July 15, 2002 ............................         100           100           100           100           100
July 15, 2003 ............................         100           100           100           100           100
July 15, 2004 ............................         100           100           100           100           100
July 15, 2005 ............................         100           100           100           100           100
July 15, 2006 ............................         100           100           100           100           100
July 15, 2007 ............................         100           100           100           100           100
July 15, 2008 ............................         100           100           100           100           100
July 15, 2009 ............................         100           100           100           100           100
July 15, 2010 ............................         100           100           100           100           100
July 15, 2011 ............................           0             0             0             0             0

Weighted Average Life (in years) .........        9.93          9.93          9.93          9.90          9.68
First Principal Payment Date .............     6/15/11       6/15/11       6/15/11       5/15/11       3/15/11
Last Principal Payment Date ..............     6/15/11       6/15/11       6/15/11       6/15/11       3/15/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
July 15, 2002 ............................         100           100           100           100           100
July 15, 2003 ............................         100           100           100           100           100
July 15, 2004 ............................         100           100           100           100           100
July 15, 2005 ............................         100           100           100           100           100
July 15, 2006 ............................         100           100           100           100           100
July 15, 2007 ............................         100           100           100           100           100
July 15, 2008 ............................         100           100           100           100           100
July 15, 2009 ............................         100           100           100           100           100
July 15, 2010 ............................         100           100           100           100           100
July 15, 2011 ............................           0             0             0             0             0

Weighted Average Life (in years) .........        9.93          9.93          9.93          9.93          9.68
First Principal Payment Date .............     6/15/11       6/15/11       6/15/11       6/15/11       3/15/11
Last Principal Payment Date ..............     6/15/11       6/15/11       6/15/11       6/15/11       3/15/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
July 15, 2002 ............................         100           100           100           100           100
July 15, 2003 ............................         100           100           100           100           100
July 15, 2004 ............................         100           100           100           100           100
July 15, 2005 ............................         100           100           100           100           100
July 15, 2006 ............................         100           100           100           100           100
July 15, 2007 ............................         100           100           100           100           100
July 15, 2008 ............................         100           100           100           100           100
July 15, 2009 ............................         100           100           100           100           100
July 15, 2010 ............................         100           100           100           100           100
July 15, 2011 ............................           0             0             0             0             0

Weighted Average Life (in years) .........        9.93          9.93          9.93          9.93          9.68
First Principal Payment Date .............     6/15/11       6/15/11       6/15/11       6/15/11       3/15/11
Last Principal Payment Date ..............     6/15/11       6/15/11       6/15/11       6/15/11       3/15/11

  PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.


     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of July 12, 2001 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including July 1, 2001 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS



            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS












            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS












            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS












            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Mayer, Brown & Platt, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the Code. For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.


  ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class Q certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.


     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.


     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.


     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.


     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

  NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


  CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class Q certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class Q certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or
about July   , 2001, among the depositor, GMACCM and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream, Luxembourg and Euroclear on or about July    , 2001, against
payment therefor in immediately available funds.

                                ALLOCATION TABLE




UNDERWRITER                                  CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
-----------------------------------------   -----------   -----------   ---------   ---------   ---------   --------
Goldman, Sachs & Co. ....................
Deutsche Banc Alex. Brown Inc. ..........
                                               -----         -----        -----       -----       -----      -----
 Totals .................................        100%          100%         100%        100%        100%       100%
                                               =====         =====        =====       =====       =====      =====

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the offering agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately
  % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Banc Alex. Brown Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown & Platt, and for the underwriters by Sidley Austin Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Standard & Poor's that are not lower than those indicated under "Summary of Series 2001-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the April 2034 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     o the degree to which prepayments might differ from those originally anticipated;

     o whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     o whether and to what extent excess interest will be collected on any ARD loan;

     o whether and to what extent default interest will be collected on the mortgage loans; and

     o the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in any category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." No other offered certificates will be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions."

     If you purchase or hold the Class A-1, Class A-2, Class B, Class C, Class D or Class E certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations-Prohibited Transaction Exemption" in the prospectus. To qualify for the exemption, however, a number of conditions must be met, including the requirement that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, that at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency, and that the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property.

     Each beneficial owner of an offered certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investor Services, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.


     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that will generally become applicable on July 5, 2001.


     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

    (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

         o monthly payments collected but due on a due date after the related collection period;

         o  prepayment premiums;

         o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

         o amounts deposited in the certificate account or the distribution account, as the case may be, in error;

         o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

         o amounts that represent excess interest or excess liquidation proceeds; plus

    (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

    (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates-Interest Reserve Account" in this prospectus supplement; plus

    (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon on a balloon mortgage loan payment occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

    (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

    (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

    (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

    (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and


    (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.


     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                    ANNEX A

                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circum-- stances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout.


     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.

     (6) "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.


     (11) "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.


     (12) "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.


     (13) "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, "defeasance," which means the duration of any defeasance period, and " (greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.


     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.


     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.


     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.


INTEREST ONLY LOANS


     Loan Number 29740. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from January 5, 2001 through December 5, 2001. Commencing on January 5, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $74,004.83 are required.


     Loan Number 09-0001477. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from June 1, 2001 through May 1, 2003. Commencing on June 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $48,328.30 are required.


     Loan Number 09-0001479. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from May 1, 2001 through May 1, 2003. Commencing on June 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $47,209.12 are required.

CERTAIN RESERVES

     Loan Number 28644. The mortgage loan requires monthly deposits of $4,989.00 into the tenant improvement and leasing commission reserve. The reserve is capped at $150,000 provided the loan is not in default, the loan maintains a minimum 1.15x debt service coverage ratio and Bruno's extends its lease prior to October 1, 2009. Should the reserve balance fall below $150,000, the collection of reserve payments will resume until the balance is again above $150,000. In addition, the mortgage loan requires monthly deposits of $2,681 into the replacement reserve up to a maximum of $65,000 provided the property received satisfactory on-going lender inspections. The reserve is required to be replenished if the balance falls below $65,000.

     Loan Number 29885. The mortgage loan requires an initial deposit of $250,000 and monthly deposits of $4,327.42 into the tenant improvement and leasing commission reserve. So long as the reserve equals more than $400,000, borrower's obligation to make monthly deposits is waived.

     Loan Number 30314. The mortgage loan requires an initial deposit of $150,000.00 into the tenant improvements and leasing commission reserve. The reserve is capped at $100,000, and shall be replenished if the balance falls below $100,000. The lender agrees to waive the monthly deposit of $3,808.68 so long as the balance in the tenant improvement and leasing commission reserve equals or exceeds $100,000. Additionally, if the State of Connecticut and Omni Sport renew their leases, Lender shall disburse to borrower all funds then on deposit in the tenant improvement and leasing commission reserve in excess of $100,000. If, in addition to the above, Sovereign Bank renews its lease, lender shall disburse to borrower all funds then on deposit in the tenant improvement and leasing commission reserve in excess of $50,000. In addition, the mortgage loan requires monthly deposits of $725.05 into the replacement reserve up to a maximum of $36,000 until December 31, 2005 and a maximum of $20,000 thereafter. The reserve shall be replenished if the balance falls below the stated maximum amount.

     Loan Number 30468. The mortgage loan requires an initial deposit of $150,000 into the tenant improvement and leasing commissions. Beginning on November 3, 2003 or any date the lease of Life Corporation has been terminated, borrower shall deposit an additional sum of $100,000 in the form of a letter of credit. This additional sum shall be released upon written request from borrower provided that (i) the Life Corporation Lease has been renewed on terms and conditions acceptable to Lender or (ii) the demised premises is leased to and occupied by a bona fide third party tenant acceptable to lender.

     Loan Number 31101. At closing, borrower delivered a letter of credit in the amount of $75,000 which amount is required to be increased to $100,000 on June 1, 2005 which may be drawn down in the event of a default or in the event borrower is unwilling or unable to pay for re-leasing costs associated with the mortgage property The letter of credit is subject to release by lender on or after June 1, 2008 upon satisfaction of certain leasing conditions.

     Loan Number 991091629. The mortgage loan requires an initial deposit of $150,000 and monthly deposits of $2,500 into the tenant improvement and leasing commission reserve. The initial deposit may be released to the borrower upon satisfaction of certain leasing conditions. Should the reserve balance fall below $150,000, the collection of reserve payments will resume until the balance is again above $150,000.

     Loan Number 09-0001502. The mortgage loan requires an initial deposit of $125,000 into a tenant escrow fund. The funds will be disbursed once a tenant estoppel has been received. The mortgage loan also requires an initial deposit of $51,800 into a tenant improvement and leasing commission reserve. The funds will be disbursed once the borrower has shown evidence that the improvements have been satisfactorily completed.

     Loan Number 09-0001495. The mortgage loan requires an initial deposit of $512,213 into a capital improvement reserve scheduled for both mortgaged properties to be completed by October 3, 2001. The funds will be disbursed once the borrower has shown evidence that the improvements have been satisfactorily completed.

     Loan Number 09-0001465. The mortgage loan requires an initial deposit of $30,000 into a tenant escrow fund. The funds will be disbursed once a tenant estoppel has been received. The mortgage loan also requires a deposit of $300,312 into a separate tenant escrow fund. These funds will be disbursed once the borrower has provided to the lender a fully executed lease, a certificate of occupancy, a tenant estoppel certificate and evidence that all tenant improvements and leasing commissions have been paid in full. The borrower may request the release of $30,000 from this fund for leasing commissions alone if the tenant estoppel and the certificate of occupancy are not yet ready for submission.

     Loan Number 09-0001509. The mortgage loan requires an initial deposit of $900,000 into a tenant improvement and leasing commissions reserve. The mortgage loan also requires monthly payments of $50,000 into the reserve through December 2001 and $16,667 thereafter until the balance reaches a maximum of $1,200,000. The reserve is required to be replenished if the balance falls below $750,000.

     Loan Number 09-0001434. The mortgage loan requires an initial deposit of $170,000 into a tenant improvement and leasing commission reserve. The funds will be disbursed once the borrower has shown evidence that the improvements have been satisfactorily completed.

     Loan Number 09-0001469. The mortgage loan requires an initial deposit of $136,305 into a tenant escrow reserve. The funds will be disbursed once the required tenant estoppels have been received.

     Loan Number 09-0001492. The mortgage loan requires the deposit of a $275,000 letter of credit in lieu of an upfront reserve for capital improvements to be completed on or before March 30, 2002. The letter of credit will be returned once the borrower has shown evidence that all improvements have been completed and the appraised value of the mortgaged property is not less than $10,350,000.

     Loan Number 09-0001496. The mortgage loan requires a letter of credit in the amount of $36,500 in lieu of an upfront reserve for capital improvements. Once the letter of credit has been drawn upon, the borrower is required to make monthly deposits equal to $3,041.67. Starting January 1, 2003, and every January 1st throughout the term of the mortgage loan, the borrower is required to deposit 102.5% of the previously required amount in monthly installments. The funds will be disbursed once the borrower has shown evidence that the improvements have been satisfactorily completed.

     Loan Number 09-0001468. The mortgage loan requires an initial deposit of $375,000 into a tenant escrow reserve. The funds may be disbursed beginning six months prior to the expiration of the BroadCloud lease in the amount of $22,500 once the borrower has shown evidence that BroadCloud has performed its obligations under the lease. The reserve is required to be replenished if the balance falls below $240,000. In the event the BroadCloud (i) renews its lease, (ii) has received financing of at least $30,000,000, and (iii) is profitable at the start of the new lease or another acceptable tenant occupies the space for four years or more, the funds will be disbursed and the borrower is required to make monthly deposits into the reserve.

     Loan Number 09-0001456. The mortgage loan requires an initial deposit of $51,875 into a tenant improvement and leasing commission reserve. Beginning March 1, 2002 the borrower is required to make monthly deposits of $4,167 into this reserve up to a maximum balance of $200,000. The monthly payments will resume once the reserve falls below $200,000. The funds will be disbursed once the borrower has shown evidence that the improvements have been satisfactorily completed.

     Loan Number 09-0001494. The mortgage loan requires an initial deposit of $60,000 into a tenant improvement and leasing commission reserve. The funds will be disbursed once the borrower has provided a tenant estoppel and evidence that the improvements have been satisfactorily completed.

     Loan number DBM15265. The mortgage loan requires an initial deposit of $44,016 into the replacement reserve. So long as funds in the replacement reserve remain in excess of $44,016, no monthly deposit into the replacement reserve will be required. If the amount on deposit in the replacement reserve falls below $44,016, the borrower is required to make monthly deposits of $1,834 until such time as the balance on deposit equals or exceeds $44,016.

     Loan Number DBM15129. The mortgage loan requires a deposit of $70,000 at closing into a rollover reserve for payment of ongoing TI/LC costs. On or prior to June 30, 2005, borrower will cause the amount on deposit in the rollover reserve to be increased by $75,000 either by (1) delivering a letter of credit in the amount of $145,000 or (2) depositing cash in the amount of $75,000 with the lender for placement into the rollover reserve. On or prior to June 30, 2006, the borrower will cause the amount on deposit in the rollover reserve to be increased by an additional $75,000 either by (1) delivering a letter of credit in the amount of $220,000 or (2) depositing cash in the amount of $75,0000 with lender for placement in the rollover reserve.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:



                                                      FULL LOAN
 CONTROL       LOAN         EARNOUT       CURRENT       AMOUNT
  NUMBER        NO.          AMOUNT       BALANCE        LTV
--------- -------------- ------------- ------------- -----------
   61     30314           $   50,000    $ 4,141,767      66.80%
    1     30784           $1,600,000    $32,879,923      77.55%
   27     30880(1)        $  550,000    $ 9,955,738      77.18%
   32     09-0001492      $  638,000    $ 8,261,976      83.45%




                                    NET OF    EARLIEST
             NET OF    FULL LOAN   EARNOUT   DEFEASANCE                     IF PREPAY,
 CONTROL    EARNOUT      AMOUNT      NCF      OR PREPAY      DEFEASE/      YIELD MAINT.
  NUMBER      LTV         DSCR       DSCR       DATE          PREPAY         APPLIC.
--------- ----------- ----------- --------- ------------ ---------------- -------------
   61         66.00%      1.30x      1.31x  03/31/02          Prepay      No
    1         73.77%      1.15x      1.21x  11/05/01      Defease/Prepay  Yes
   27         72.91%      1.26x      1.34x  09/20/01          Prepay      Yes
   32         77.01%      1.17x      1.27x  04/01/02          Prepay      Yes


(1) All conditions to the release of the earnout have been met; all earnout funds have been disbursed to the borrower.

                                    ANNEX A


                     CHARACTERISTICS OF THE MORTGAGE LOANS

  CONTROL
  NUMBER         LOAN SELLER      LOAN NUMBER                            PROPERTY NAME                              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
     1      GMACCM                30784             Lichtenstein Pennsylvania Office Portfolio               Office
    1a      GMACCM                30784-A           Winchester Corporate Center                              Office
    1b      GMACCM                30784-B           Winchester Plaza Corporate Center II                     Office
    1c      GMACCM                30784-C           Executive Park Center                                    Office
    1d      GMACCM                30784-D           Hillside Corporate Center                                Office
------------------------------------------------------------------------------------------------------------------------------------
     2      GMACCM                30368             Corporate Woods Office Building                          Office
     3      Deutsche Bank         DBM14826          Fig Garden Village                                       Anchored Retail
     4      Archon Financial      09-0001473        Ames/True Temper Warehouse Building                      Industrial
     5      Archon Financial      09-0001502        Presidential Market Center                               Anchored Retail
     6      Deutsche Bank         DBM15390          Clarity Building                                         Office
------------------------------------------------------------------------------------------------------------------------------------
     7      Archon Financial      09-0001495        Club Apartments Portfolio                                Multifamily
    7a      Archon Financial      09-0001495-A      Admiral Club Apartments                                  Multifamily
    7b      Archon Financial      09-0001495-B      Harbor Club Apartments                                   Multifamily
     8      Archon Financial      09-0001481        JTS Portfolio                                            Office
    8a      Archon Financial      09-0001481-A      Corporate Atrium (JTS Portfolio)                         Office
    8b      Archon Financial      09-0001481-B      Acadian Center (JTS Portfolio)                           Office
    8c      Archon Financial      09-0001481-C      Sherwood Oaks (JTS Portfolio)                            Office
------------------------------------------------------------------------------------------------------------------------------------
     9      GMACCM                31509             Princeton Park Corporate Center                          Office
    10      Archon Financial      09-0001465        Rancho San Diego Town Center                             Anchored Retail
    11      Deutsche Bank         DBM14634          Radisson Riverwalk                                       Hospitality
    12      Archon Financial      09-0001434        Hong Kong Shopping Center                                Anchored Retail
    13      Archon Financial      09-0001509        400 Horsham Road                                         Office
------------------------------------------------------------------------------------------------------------------------------------
    14      GMACCM                29658             Courtyard by Marriott                                    Hospitality
    15      GMACCM                28368             Grapevine Mills                                          Anchored Retail
    16      Archon Financial      09-0001469        Highlands Ranch Village Center - Phase II                Anchored Retail
    17      Archon Financial      09-0001466        Stoney Falls Apartments                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    18      GMACCM                29885             Demco Portfolio                                          Office
    18a     GMACCM                29885-A           Demco 32                                                 Office
    18b     GMACCM                29885-B           Demco 36                                                 Office
    18c     GMACCM                29885-C           Demco 37                                                 Office
------------------------------------------------------------------------------------------------------------------------------------
    19      Deutsche Bank         DBM15265          Ridley Shopping Center                                   Anchored Retail
    20      Archon Financial      09-0001505        River Oak Apartments                                     Multifamily
    21      Deutsche Bank         DBM15402          Plaza Continental                                        Office
    22      Archon Financial      09-0001478        Conejo Apartments                                        Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    23      GMACCM                30783             Lichtenstein Florida Portfolio                           Industrial/Office
    23a     GMACCM                30783-A           8539 Western Way                                         Office
    23b     GMACCM                30783-B           6600-6660 Suemac Place                                   Industrial
    23c     GMACCM                30783-C           6800-6850 Suemac Place                                   Industrial
    23d     GMACCM                30783-D           8540 Bay Center Road                                     Industrial
    23e     GMACCM                30783-E           8011-8031 Phillips Highway                               Industrial
------------------------------------------------------------------------------------------------------------------------------------
    24      Archon Financial      09-0001459        Ballinger Village                                        Anchored Retail
    25      Archon Financial      09-0001451        Hampton Garden Apartments                                Multifamily
    26      GMACCM                29740             GMC Portfolio                                            Multifamily
    26a     GMACCM                29740-A           Northwood Apartments                                     Multifamily
    26b     GMACCM                29740-B           Heather Ridge Apartments                                 Multifamily
    26c     GMACCM                29740-C           Jennifer Green Apartments                                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    27      GMACCM                30880             Harbor Park Apartments                                   Multifamily
    28      Archon Financial      09-0001470        Manchester Oaks Apartments                               Multifamily
    29      Archon Financial      09-0001461        Carlson Bay Apartments                                   Multifamily
    30      GMACCM                30811             Lichtenstein Maryland Portfolio                          Industrial
    30a     GMACCM                30811-A           Citation Road Industrial Bldg.                           Industrial
    30b     GMACCM                30811-B           Beaver Court Industrial Building                         Industrial
------------------------------------------------------------------------------------------------------------------------------------
    31      Archon Financial      09-0001503        The Marketplace Shopping Center                          Anchored Retail
    32      Archon Financial      09-0001492        River Place Apartments                                   Multifamily
    33      GMACCM                29410             Rose Garden Apartments                                   Multifamily
    34      Archon Financial      09-0001496        Boulder Creek Apartments                                 Multifamily
    35      Archon Financial      09-0001468        Highflex Technology Center                               Office
------------------------------------------------------------------------------------------------------------------------------------
    36      GMACCM                30495             Park Pavilion Shopping Center                            Anchored Retail
    37      Archon Financial      09-0001467        Stoney Brooke Apartments                                 Multifamily
    38      GMACCM                31563             1000 Lucas Way                                           Industrial
    39      Archon Financial      09-0001472        711 West Bay Area Blvd                                   Office
    40      GMACCM                29595             Fairfield Inn by Marriott                                Hospitality
------------------------------------------------------------------------------------------------------------------------------------


  CONTROL
  NUMBER                  ADDRESS                                         CITY                    STATE        ZIP CODE
--------------------------------------------------------------------------------------------------------------------------
    1
    1a      3435 Winchester Road                             South Whitehall Township       Pennsylvania      18104
    1b      1550 Pond Road                                   South Whitehall Township       Pennsylvania      18104
    1c      2001 State Hill Road                             Wyomissing                     Pennsylvania      19610
    1d      5001 Louise Drive                                Mechanicsburg                  Pennsylvania      17011
--------------------------------------------------------------------------------------------------------------------------
     2      111-125 Corporate Office Drive                   Earth City                     Missouri          63045
     3      5082 North Palm Avenue                           Fresno                         California        93704
     4      714 Allen Road                                   Carlisle                       Pennsylvania      17013
     5      1905 Scenic Highway                              Snellville                     Georgia           30078
     6      100 North Crescent Drive                         Beverly Hills                  California        90210
--------------------------------------------------------------------------------------------------------------------------
     7
    7a      41 Fairway Road                                  Newark                         Delaware          19711
    7b      26 Cheswold Boulevard                            Newark                         Delaware          19713
     8
    8a      5555 Hilton Avenue                               Baton Rouge                    Louisiana         70808
    8b      2431 South Acadian Thruway                       Baton Rouge                    Louisiana         70808
    8c      4314-4354 Sherwood Forest Boulevard              Baton Rouge                    Louisiana         70816
--------------------------------------------------------------------------------------------------------------------------
     9      1100 Cornwall Road                               South Brunswick                New Jersey        08852
    10      2879-2991 Jamacha Road                           Rancho San Diego               California        91978
    11      1515 Prudential Drive                            Jacksonville                   Florida           32207
    12      11205 Bellaire Boulevard                         Houston                        Texas             77072
    13      400 Horsham Road                                 Horsham                        Pennsylvania      19044
--------------------------------------------------------------------------------------------------------------------------
    14      1480 Falcon Drive                                Milpitas                       California        95035
    15      2501 and 3000 Grapevine Mills Parkway            Grapevine                      Texas             76051
    16      9579 S. University Boulevard                     Highlands Ranch                Colorado          80126
    17      2020 Armstrong Mill Road                         Lexington                      Kentucky          40515
--------------------------------------------------------------------------------------------------------------------------
    18
    18a     46201 Five Mile Road                             Plymouth Township              Michigan          48170
    18b     46247 Five Mile Road                             Plymouth Township              Michigan          48170
    18c     46333 Five Mile Road                             Plymouth Township              Michigan          48170
--------------------------------------------------------------------------------------------------------------------------
    19      124 Morton Avenue                                Folsom                         Pennsylvania      19033
    20      2400 Mellwood Avenue                             Louisville                     Kentucky          40206
    21      3700 Inland Empire Boulevard                     Ontario                        California        91764
    22      5060 West Hacienda Avenue                        Las Vegas                      Nevada            89118
--------------------------------------------------------------------------------------------------------------------------
    23
    23a     8539 Western Way                                 Jacksonville                   Florida           32256
    23b     6600-6660 Suemac Place                           Jacksonville                   Florida           32254
    23c     6800-6850 Suemac Place                           Jacksonville                   Florida           32254
    23d     8540 Bay Center Road                             Jacksonville                   Florida           32256
    23e     8011-8031 Phillips Highway                       Jacksonville                   Florida           32256
--------------------------------------------------------------------------------------------------------------------------
    24      20240 Ballinger Way NE                           Seattle                        Washington        98015
    25      9750 Peace Way                                   Las Vegas                      Nevada            89147
    26
    26a     1601 Dunn Avenue                                 Jacksonville                   Florida           33218
    26b     6200 Barnes Road                                 Jacksonville                   Florida           33216
    26c     741 Park Avenue                                  Orange Park                    Florida           32073
--------------------------------------------------------------------------------------------------------------------------
    27      3429 Evergreen Circle                            West Sacramento                California        95691
    28      1576 King Edward Court                           Palatine                       Illinois          60067
    29      3500 Carlson Bay Circle                          Fayetteville                   North Carolina    28314
    30
    30a     8801 Citation Road                               Rossville                      Maryland          21221
    30b     One Beaver Court                                 Hunt Valley                    Maryland          21030
--------------------------------------------------------------------------------------------------------------------------
    31      5400 North Croatan Highway                       Town of Southern Shores        North Carolina    27949
    32      4501 Old Caldwell Mill Road                      Birmingham                     Alabama           35242
    33      829 Greewood Avenue                              Brooklyn                       New York          11218
    34      1080 Pleasant View Road                          Madison                        Wisconsin         53562
    35      12708 Riata Vista Circle                         Austin                         Texas             78727
--------------------------------------------------------------------------------------------------------------------------
    36      2001 Coit Road                                   Plano                          Texas             75075
    37      175 N. Mount Tabor Road                          Lexington                      Kentucky          40509
    38      514 Butler Road and 1000 Lucas Way               Hampton                        Virginia          23666
    39      711 West Bay Area Boulevard                      Webster                        Texas             77598
    40      850 Route 120                                    East Rutherford                New Jersey        07073
--------------------------------------------------------------------------------------------------------------------------


                                                                                                   % OF AGGREGATE    CUMULATIVE % OF
  CONTROL      CROSS COLLATERALIZED                          ORIGINAL          CUT-OFF DATE         INITIAL POOL       INITIAL POOL
  NUMBER              GROUPS             RELATED GROUPS    BALANCE ($)          BALANCE ($)           BALANCE            BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     1      Group A                    Group A              33,000,000           32,879,923              4.20               4.20
    1a
    1b
    1c
    1d
---------------------------------------------------------------------------------------------------------------------------------
     2                                                      32,250,000           32,226,729              4.12               8.31
     3                                                      30,000,000           29,935,440              3.82              12.14
     4                                                      28,200,000           28,162,436              3.60              15.73
     5                                                      28,000,000           27,979,836              3.57              19.31
     6                                                      28,000,000           27,960,900              3.57              22.88
---------------------------------------------------------------------------------------------------------------------------------
     7                                                      26,250,000           26,212,435              3.35              26.22
    7a
    7b
     8                                                      22,000,000           21,955,006              2.80              29.03
    8a
    8b
    8c
---------------------------------------------------------------------------------------------------------------------------------
     9                                                      19,500,000           19,486,594              2.49              31.52
    10                                                      17,000,000           16,976,898              2.17              33.68
    11                                                      17,000,000           16,967,933              2.17              35.85
    12                                                      16,750,000           16,681,530              2.13              37.98
    13                                                      16,410,000           16,398,786              2.09              40.07
---------------------------------------------------------------------------------------------------------------------------------
    14                                                      16,000,000           15,900,921              2.03              42.10
    15                                                      14,500,000           14,433,247              1.84              43.95
    16                                                      12,750,000           12,735,326              1.63              45.57
    17                                 Group B              12,320,000           12,291,935              1.57              47.14
---------------------------------------------------------------------------------------------------------------------------------
    18                                                      12,300,000           12,290,290              1.57              48.71
    18a
    18b
    18c
---------------------------------------------------------------------------------------------------------------------------------
    19                                                      12,000,000           11,937,314              1.52              50.24
    20                                 Group B              11,540,000           11,531,639              1.47              51.71
    21                                                      11,500,000           11,491,718              1.47              53.18
    22                                                      11,500,000           11,490,975              1.47              54.64
---------------------------------------------------------------------------------------------------------------------------------
    23      Group A                    Group A              11,500,000           11,485,953              1.47              56.11
    23a
    23b
    23c
    23d
    23e
---------------------------------------------------------------------------------------------------------------------------------
    24                                                      11,450,000           11,426,855              1.46              57.57
    25                                                      10,775,000           10,751,221              1.37              58.94
    26                                                      10,000,000           10,000,000              1.28              60.22
    26a
    26b
    26c
---------------------------------------------------------------------------------------------------------------------------------
    27                                 Group C              10,000,000            9,955,738              1.27              61.49
    28                                                       9,225,000            9,204,688              1.18              62.67
    29                                                       8,600,000            8,587,145              1.10              63.76
    30      Group A                    Group A               8,550,000            8,515,049              1.09              64.85
    30a
    30b
---------------------------------------------------------------------------------------------------------------------------------
    31                                                       8,300,000            8,294,305              1.06              65.91
    32                                                       8,280,000            8,261,976              1.06              66.97
    33                                                       8,000,000            7,994,533              1.02              67.99
    34                                                       8,000,000            7,993,126              1.02              69.01
    35                                                       7,841,000            7,825,627              1.00              70.01
---------------------------------------------------------------------------------------------------------------------------------
    36                                                       7,800,000            7,784,526              0.99              71.00
    37                                 Group B               7,640,000            7,622,791              0.97              71.97
    38                                                       7,600,000            7,583,832              0.97              72.94
    39                                                       7,250,000            7,234,647              0.92              73.87
    40                                                       7,250,000            7,226,570              0.92              74.79
---------------------------------------------------------------------------------------------------------------------------------


              MORTGAGE                       INTEREST                                            ORIGINAL INTEREST      REMAINING
  CONTROL       RATE        SERVICING         ACCRUAL                                               ONLY PERIOD       INTEREST ONLY
  NUMBER        (%)        FEE RATE (%)       METHOD               AMORTIZATION TYPE                  (MOS.)          PERIOD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
     1           7.67000       0.12774     Actual / 360   Amortizing Balloon
    1a
    1b
    1c
    1d
----------------------------------------------------------------------------------------------------------------------------------
     2           7.64000       0.06274     Actual / 360   Amortizing Balloon
     3           7.25000       0.05274     Actual / 360   Hyper-Amortizing
     4           7.34000       0.05274     Actual / 360   Amortizing Balloon
     5           7.65000       0.03274     Actual / 360   Amortizing Balloon
     6           7.15000       0.05274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     7           7.05000       0.03274     Actual / 360   Amortizing Balloon
    7a
    7b
     8           7.47000       0.05274     Actual / 360   Amortizing Balloon
    8a
    8b
    8c
----------------------------------------------------------------------------------------------------------------------------------
     9           7.88000       0.12774     Actual / 360   Amortizing Balloon
    10           7.26000       0.10274     Actual / 360   Amortizing Balloon
    11           8.00000       0.05274     Actual / 360   Hyper-Amortizing
    12           7.75000       0.07274     Actual / 360   Amortizing Balloon
    13           7.91000       0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    14           8.00000       0.12774     Actual / 360   Hyper-Amortizing
    15           8.39000       0.12774     Actual / 360   Amortizing Balloon
    16           7.44000       0.03274     Actual / 360   Amortizing Balloon
    17           7.00000       0.10274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    18           7.19000       0.12774     Actual / 360   Amortizing Balloon
    18a
    18b
    18c
----------------------------------------------------------------------------------------------------------------------------------
    19           7.50000       0.05274     Actual / 360   Fully Amortizing
    20           7.62000       0.10274     Actual / 360   Amortizing Balloon
    21           7.65000       0.05274     Actual / 360   Amortizing Balloon
    22           7.22000       0.07274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    23           7.68000       0.12774     Actual / 360   Amortizing Balloon
    23a
    23b
    23c
    23d
    23e
----------------------------------------------------------------------------------------------------------------------------------
    24           7.52000       0.03274     Actual / 360   Amortizing Balloon
    25           7.14000       0.08274     Actual / 360   Amortizing Balloon
    26           8.09000       0.12774     Actual / 360   Interest Only, then Amortizing Balloon                  12            5
    26a
    26b
    26c
----------------------------------------------------------------------------------------------------------------------------------
    27           7.38000       0.12774     Actual / 360   Amortizing Balloon
    28           7.15000       0.03274     Actual / 360   Amortizing Balloon
    29           6.87000       0.08274     Actual / 360   Amortizing Balloon
    30           7.75000       0.12774     Actual / 360   Amortizing Balloon
    30a
    30b
----------------------------------------------------------------------------------------------------------------------------------
    31           7.89000       0.08274     Actual / 360   Amortizing Balloon
    32           7.20000       0.08274     Actual / 360   Amortizing Balloon
    33           7.91000       0.12774     Actual / 360   Amortizing Balloon
    34           6.76000       0.08274     Actual / 360   Amortizing Balloon
    35           7.65000       0.09274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    36           7.60000       0.12774     Actual / 360   Amortizing Balloon
    37           7.05000       0.10274     Actual / 360   Amortizing Balloon
    38           7.30000       0.12774     Actual / 360   Amortizing Balloon
    39           7.32000       0.03274     Actual / 360   Amortizing Balloon
    40           7.50000       0.12774     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------



             ORIGINAL
              TERM TO        REMAINING             ORIGINAL                REMAINING
  CONTROL    MATURITY         TERM TO          AMORTIZATION TERM       AMORTIZATION TERM                             MATURITY DATE
  NUMBER      (MOS.)      MATURITY (MOS.)           (MOS.)                   (MOS.)            ORIGINATION DATE         OR ARD
------------------------------------------------------------------------------------------------------------------------------------
     1          120             115                   360                     355                   1/26/01             2/5/11
    1a
    1b
    1c
    1d
------------------------------------------------------------------------------------------------------------------------------------
     2          120             119                   360                     359                   5/22/01             6/5/11
     3          120             117                   360                     357                   3/23/01             4/1/11
     4          120             118                   360                     358                   4/27/01             5/1/11
     5          120             119                   360                     359                   5/2/01              6/1/11
     6          120             118                   360                     358                   4/11/01             5/1/11
------------------------------------------------------------------------------------------------------------------------------------
     7          120             118                   360                     358                   4/3/01              5/1/11
    7a
    7b
     8          120             117                   360                     357                   3/29/01             4/1/11
    8a
    8b
    8c
------------------------------------------------------------------------------------------------------------------------------------
     9          120             119                   360                     359                   6/1/01              6/5/11
    10          120             118                   360                     358                   4/17/01             5/1/11
    11          120             118                   300                     298                   4/19/01             5/1/11
    12          120             114                   360                     354                  12/29/00             1/1/11
    13          120             119                   360                     359                   5/24/01             6/1/11
------------------------------------------------------------------------------------------------------------------------------------
    14          120             114                   300                     294                  12/19/00             1/1/11
    15          96              88                    360                     352                  10/31/00             11/5/08
    16          120             119                   300                     299                   5/24/01             6/1/11
    17          60              57                    360                     357                   3/19/01             4/1/06
------------------------------------------------------------------------------------------------------------------------------------
    18          120             119                   360                     359                   5/17/01             6/5/11
    18a
    18b
    18c
------------------------------------------------------------------------------------------------------------------------------------
    19          192             190                   192                     190                   4/16/01             5/1/17
    20          120             119                   360                     359                   5/16/01             6/1/11
    21          120             119                   360                     359                   5/24/01             6/1/11
    22          120             119                   360                     359                   5/15/01             6/1/11
------------------------------------------------------------------------------------------------------------------------------------
    23          120             118                   360                     358                   5/2/01              5/5/11
    23a
    23b
    23c
    23d
    23e
------------------------------------------------------------------------------------------------------------------------------------
    24          120             117                   360                     357                   3/7/01              4/1/11
    25          120             117                   360                     357                   3/12/01             4/1/11
    26          120             113                   360                     360                   11/6/00             12/5/10
    26a
    26b
    26c
------------------------------------------------------------------------------------------------------------------------------------
    27          120             114                   360                     354                  12/21/00             1/5/11
    28          60              57                    360                     357                   3/26/01             4/1/06
    29          120             118                   360                     358                   4/12/01             5/1/11
    30          120             114                   360                     354                  12/22/00             1/5/11
    30a
    30b
------------------------------------------------------------------------------------------------------------------------------------
    31          120             119                   360                     359                   5/17/01             6/1/11
    32          120             117                   360                     357                   3/30/01             4/1/11
    33          120             119                   360                     359                   5/31/01             6/5/11
    34          120             119                   360                     359                   5/11/01             6/1/11
    35          120             117                   360                     357                   3/20/01             4/1/11
------------------------------------------------------------------------------------------------------------------------------------
    36          120             117                   360                     357                   4/3/01              4/5/11
    37          60              57                    360                     357                   3/19/01             4/1/06
    38          120             117                   360                     357                   3/30/01             4/5/11
    39          120             117                   360                     357                   3/28/01             4/1/11
    40          120             117                   300                     297                   3/14/01             4/1/11
------------------------------------------------------------------------------------------------------------------------------------



  CONTROL       BALLOON OR ARD                                              CONTROL
  NUMBER         BALANCE ($)                 PREPAYMENT PROVISION           NUMBER
---------------------------------------------------------------------------------------
     1            29,260,027      Lockout/29_Defeasance/89_0%/2                1
    1a                                                                        1a
    1b                                                                        1b
    1c                                                                        1c
    1d                                                                        1d
---------------------------------------------------------------------------------------
     2            28,589,169      Lockout/25_Defeasance/92_0%/3                2
     3            26,334,537      Lockout/48_Defeasance/68_0%/4                3
     4            24,814,836      Lockout/26_Defeasance/90_0%/4                4
     5            24,827,751      Lockout/25_Defeasance/88_0%/7                5
     6            24,518,065      Lockout/26_Defeasance/89_0%/5                6
---------------------------------------------------------------------------------------
     7            22,925,400      Lockout/26_Defeasance/90_0%/4                7
    7a                                                                        7a
    7b                                                                        7b
     8            19,420,722      Lockout/27_Defeasance/89_0%/4                8
    8a                                                                        8a
    8b                                                                        8b
    8c                                                                        8c
---------------------------------------------------------------------------------------
     9            17,388,233      Lockout/25_Defeasance/91_0%/4                9
    10            14,928,557      Lockout/26_Defeasance/90_0%/4               10
    11            14,014,685      Lockout/26_Defeasance/90_0%/4               11
    12            14,883,438      Lockout/30_Defeasance/86_0%/4               12
    13            14,643,452      Lockout/25_> of YM or 1%/91_0%/4            13
---------------------------------------------------------------------------------------
    14            13,181,558      Lockout/47_Defeasance/71_0%/2               14
    15            13,469,070      Lockout/32_Defeasance/60_0%/4               15
    16            10,336,886      Lockout/25_> of YM or 1%/91_0%/4            16
    17            11,670,035      Lockout/27_Defeasance/29_0%/4               17
---------------------------------------------------------------------------------------
    18            10,780,027      Lockout/25_Defeasence/91_0%/4               18
    18a                                                                       18a
    18b                                                                       18b
    18c                                                                       18c
---------------------------------------------------------------------------------------
    19               288,679      Lockout/26_Defeasance/162_0%/4              19
    20            10,224,975      Lockout/25_Defeasance/91_0%/4               20
    21            10,197,111      Lockout/25_Defeasance/91_0%/4               21
    22            10,086,730      Lockout/25_Defeasance/91_0%/4               22
---------------------------------------------------------------------------------------
    23            10,206,442      Lockout/26_Defeasance/92_0%/2               23
    23a                                                                       23a
    23b                                                                       23b
    23c                                                                       23c
    23d                                                                       23d
    23e                                                                       23e
---------------------------------------------------------------------------------------
    24            10,120,323      Lockout/27_Defeasance/89_0%/4               24
    25             9,431,507      Lockout/27_Defeasance/89_0%/4               25
    26             9,107,180      Lockout/31_Defeasance/88_0%/1               26
    26a                                                                       26a
    26b                                                                       26b
    26c                                                                       26c
---------------------------------------------------------------------------------------
    27             8,804,231      Lockout/30_Defeasance/89_0%/1               27
    28             8,753,533      Lockout/27_Defeasance/26_0%/7               28
    29             7,474,853      Lockout/26_Defeasance/90_0%/4               29
    30             7,597,216      Lockout/30_Defeasance/88_0%/2               30
    30a                                                                       30a
    30b                                                                       30b
---------------------------------------------------------------------------------------
    31             7,402,931      Lockout/25_Defeasance/91_0%/4               31
    32             7,258,932      Lockout/27_Defeasance/89_0%/4               32
    33             7,138,795      Lockout/25_Defeasance/93_0%/2               33
    34             6,931,745      Lockout/25_Defeasance/91_0%/4               34
    35             6,952,922      Lockout/27_Defeasance/89_0%/4               35
---------------------------------------------------------------------------------------
    36             6,907,990      Lockout/27_Defeasance/91_0%/2               36
    37             7,241,163      Lockout/27_Defeasance/29_0%/4               37
    38             6,680,011      Lockout/27_Defeasance/89_0%/4               38
    39             6,375,649      Lockout/27_Defeasance/89_0%/4               39
    40             5,888,686      Lockout/47_Defeasance/69_0%/4               40
---------------------------------------------------------------------------------------

                 ANNUAL
  CONTROL         DEBT            UNDERWRITTEN NET           UNDERWRITTEN NET       UNDERWRITTEN NCF
  NUMBER      SERVICE ($)       OPERATING INCOME ($)          CASH FLOW ($)             DSCR (X)
---------------------------------------------------------------------------------------------------------
     1            2,815,132             3,714,045               3,243,132                 1.21
    1a                                  1,119,419               1,011,607
    1b                                  1,385,427               1,206,159
    1c                                    521,744                 452,834
    1d                                    687,455                 572,532
---------------------------------------------------------------------------------------------------------
     2            2,743,156             3,948,124               3,440,506                 1.25
     3            2,455,835             3,460,716               3,267,749                 1.33
     4            2,329,178             3,332,375               3,061,561                 1.31
     5            2,383,968             3,247,585               3,047,912                 1.28
     6            2,269,367             3,083,129               2,884,868                 1.27
---------------------------------------------------------------------------------------------------------
     7            2,106,291             3,472,457               3,148,707                 1.49
    7a                                  1,676,755               1,506,755
    7b                                  1,795,702               1,641,952
     8            1,840,506             2,739,361               2,402,934                 1.31
    8a                                    856,834                 751,402
    8b                                    832,786                 721,912
    8c                                  1,049,741                 929,620
---------------------------------------------------------------------------------------------------------
     9            1,697,475             2,440,509               2,133,354                 1.26
    10            1,393,024             1,966,704               1,807,152                 1.30
    11            1,574,505             2,277,810               2,277,810                 1.45
    12            1,439,988             2,189,486               2,014,097                 1.40
    13            1,432,594             2,053,546               1,805,087                 1.26
---------------------------------------------------------------------------------------------------------
    14            1,481,887             2,747,130               2,747,130                 1.85
    15            1,324,368             2,190,972               1,844,034                 1.39
    16            1,124,692             1,586,080               1,485,913                 1.32
    17              983,583             1,446,134               1,347,134                 1.37
---------------------------------------------------------------------------------------------------------
    18            1,000,892             1,398,065               1,283,242                 1.28
    18a                                   590,724                 544,805
    18b                                   451,510                 413,630
    18c                                   355,831                 324,807
---------------------------------------------------------------------------------------------------------
    19            1,289,992             1,622,073               1,543,480                 1.20
    20              979,677             1,224,663               1,171,063                 1.20
    21              979,130             1,438,547               1,291,283                 1.32
    22              938,597             1,267,945               1,204,945                 1.28
---------------------------------------------------------------------------------------------------------
    23              981,982             1,451,192               1,200,919                 1.22
    23a                                   185,792                 145,106
    23b                                   270,327                 234,268
    23c                                   151,054                 126,605
    23d                                   148,185                 110,059
    23e                                   695,834                 584,881
---------------------------------------------------------------------------------------------------------
    24              962,603             1,311,222               1,218,410                 1.27
    25              872,428             1,167,651               1,122,651                 1.29
    26              888,058             1,175,980               1,063,705                 1.20
    26a                                   466,066                 426,066
    26b                                   322,791                 289,516
    26c                                   387,123                 348,123
---------------------------------------------------------------------------------------------------------
    27              829,219             1,120,883               1,046,883                 1.34
    28              747,675             1,044,823                 995,323                 1.33
    29              677,606             1,003,605                 960,805                 1.42
    30              735,039               994,673                 886,647                 1.21
    30a                                   525,949                 468,878
    30b                                   468,724                 417,769
---------------------------------------------------------------------------------------------------------
    31              723,206             1,002,307                 911,855                 1.26
    32              674,444               835,838                 787,700                 1.27
    33              698,400             1,012,867                 975,742                 1.40
    34              623,292               911,323                 874,823                 1.40
    35              667,596             1,139,383               1,025,449                 1.54
---------------------------------------------------------------------------------------------------------
    36              660,886             1,016,323                 911,520                 1.38
    37              613,031               823,022                 764,094                 1.25
    38              625,241             1,011,382                 851,680                 1.36
    39              597,630               919,457                 808,444                 1.35
    40              642,922             1,359,347               1,359,347                 2.11
---------------------------------------------------------------------------------------------------------




                  CROSS                                                                           SCHEDULED             CROSS
  CONTROL     COLLATERALIZED            ORIGINAL               ORIGINAL       CUT-OFF DATE     MATURITY OR ARD      COLLATERALIZED
  NUMBER         DSCR (X)          APPRAISAL VALUE ($)      APPRAISAL DATE       LTV (%)         DATE LTV (%)       LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------
     1             1.21                  42,400,000                              73.77                69.01             73.37
    1a                                   12,300,000           10/31/00
    1b                                   17,000,000           10/31/00
    1c                                    5,500,000           11/15/00
    1d                                    7,600,000           11/14/00
------------------------------------------------------------------------------------------------------------------------------------
     2                                   43,000,000           11/15/00           74.95                66.49
     3                                   40,000,000            1/23/01           74.84                65.84
     4                                   40,000,000             3/8/01           70.41                62.04
     5                                   36,000,000             3/7/01           77.72                68.97
     6                                   37,300,000            3/30/01           74.96                65.73
------------------------------------------------------------------------------------------------------------------------------------
     7                                   42,700,000                              61.39                53.69
    7a                                   21,000,000            2/21/01
    7b                                   21,700,000            2/21/01
     8                                   27,675,000                              79.33                70.17
    8a                                    9,000,000            1/16/01
    8b                                    8,675,000            1/16/01
    8c                                   10,000,000            1/16/01
------------------------------------------------------------------------------------------------------------------------------------
     9                                   26,500,000             3/8/01           73.53                65.62
    10                                   22,500,000            2/26/01           75.45                66.35
    11                                   25,000,000             1/1/01           67.87                56.06
    12                                   25,500,000            8/29/00           65.42                58.37
    13                                   21,500,000            4/17/01           76.27                68.11
------------------------------------------------------------------------------------------------------------------------------------
    14                                   22,300,000             9/1/00           71.30                59.11
    15                                   24,700,000             9/1/00           58.43                54.53
    16                                   18,100,000            4/25/01           70.36                57.11
    17                                   15,400,000            2/14/01           79.82                75.78
------------------------------------------------------------------------------------------------------------------------------------
    18                                   15,400,000                              79.81                70.00
    18a                                   6,450,000            3/13/01
    18b                                   5,000,000            3/13/01
    18c                                   3,950,000            3/13/01
------------------------------------------------------------------------------------------------------------------------------------
    19                                   16,750,000            3/30/01           71.27                 1.72
    20                                   14,700,000            3/29/01           78.45                69.56
    21                                   16,000,000             4/3/01           71.82                63.73
    22                                   15,750,000             3/5/01           72.96                64.04
------------------------------------------------------------------------------------------------------------------------------------
    23             1.21                  16,090,000                              71.39                63.43             73.37
    23a                                   2,190,000             1/1/01
    23b                                   2,690,000             1/1/01
    23c                                   1,640,000             1/1/01
    23d                                   2,700,000             1/1/01
    23e                                   6,870,000             1/1/01
------------------------------------------------------------------------------------------------------------------------------------
    24                                   14,750,000            1/19/01           77.47                68.61
    25                                   13,660,000            9/22/00           78.71                69.04
    26                                   14,200,000                              70.42                64.14
    26a                                   5,700,000            9/21/00
    26b                                   3,700,000            9/21/00
    26c                                   4,800,000            9/21/00
------------------------------------------------------------------------------------------------------------------------------------
    27                                   12,900,000           12/15/00           72.91                68.25
    28                                   11,535,000            2/20/01           79.80                75.89
    29                                   11,281,000            2/15/01           76.12                66.26
    30             1.21                  11,400,000                              74.69                66.64             73.37
    30a                                   6,100,000            11/9/00
    30b                                   5,300,000            11/9/00
------------------------------------------------------------------------------------------------------------------------------------
    31                                   10,625,000            3/12/01           78.06                69.67
    32                                    9,900,000             2/5/01           77.01                73.32
    33                                   11,200,000           10/17/00           71.38                63.74
    34                                   10,100,000             4/2/01           79.14                68.63
    35                                   12,400,000            12/1/00           63.11                56.07
------------------------------------------------------------------------------------------------------------------------------------
    36                                   10,600,000           12/11/00           73.44                65.17
    37                                    9,550,000            2/14/01           79.82                75.82
    38                                   10,700,000             3/5/01           70.88                62.43
    39                                    9,800,000             3/7/01           73.82                65.06
    40                                   12,550,000           10/10/00           57.58                46.92
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                    CUT-OFF DATE
                                                                                                    BALANCE PER
  CONTROL                                                      UNITS, BEDS         UNIT         SQ. FT., UNIT, BED,
  NUMBER         YEAR BUILT            YEAR RENOVATED          ROOMS, SQFT      DESCRIPTION       PAD OR ROOM ($)
----------------------------------------------------------------------------------------------------------------------
     1                                                           345,991           Sq Ft                     95
    1a              2000                                          79,875           Sq Ft
    1b            1988/1991                 2000                 145,857           Sq Ft
    1c              1979                                          52,841           Sq Ft
    1d              1989                                          67,418           Sq Ft
---------------------------------------------------------------------------------------------------------------------------
     2           1999 & 2000                                     282,850           Sq Ft                    114
     3              1956                    2000                 231,667           Sq Ft                    129
     4              2000                                       1,009,445           Sq Ft                     28
     5            1994-2000                                      275,971           Sq Ft                    101
     6              1989                    2000                 108,452           Sq Ft                    258
---------------------------------------------------------------------------------------------------------------------------
     7                                                             1,295           Units                 20,241
    7a              1972                    1984                     680           Units
    7b              1968                    1998                     615           Units
     8                                                           253,957           Sq Ft                     86
    8a              1983                                          76,379           Sq Ft
    8b              1983                                          74,764           Sq Ft
    8c              1978                                         102,814           Sq Ft
---------------------------------------------------------------------------------------------------------------------------
     9              1987                                         178,591           Sq Ft                    109
    10            1999-2001                                      192,435           Sq Ft                     88
    11              1980                    2000                     322           Rooms                 52,695
    12              1999                                         330,222           Sq Ft                     51
    13              1960                  1999-2000              150,581           Sq Ft                    109
---------------------------------------------------------------------------------------------------------------------------
    14              1999                                             155           Rooms                102,587
    15            1998/1999                                      308,468           Sq Ft                     47
    16              2001                                         123,454           Sq Ft                    103
    17              1986                    1999                     396           Units                 31,040
---------------------------------------------------------------------------------------------------------------------------
    18                                                           207,717           Sq Ft                     59
    18a             1999                                         125,000           Sq Ft
    18b             1999                                          56,500           Sq Ft
    18c             1999                                          26,217           Sq Ft
---------------------------------------------------------------------------------------------------------------------------
    19            1959/1999                 1998                 110,040           Sq Ft                    108
    20              1989                    1998                     268           Units                 43,029
    21              1988                    1998                 119,900           Sq Ft                     96
    22              1999                                             252           Units                 45,599
---------------------------------------------------------------------------------------------------------------------------
    23                                                           343,188           Sq Ft                     33
    23a           1967-1968                                       66,930           Sq Ft
    23b             1975                                         103,406           Sq Ft
    23c             1976                                          60,000           Sq Ft
    23d             1984                                          30,028           Sq Ft
    23e             1987                                          82,824           Sq Ft
---------------------------------------------------------------------------------------------------------------------------
    24              1960                 1998 & 1999             112,958           Sq Ft                    101
    25              1999                                             180           Units                 59,729
    26                                                               401           Units                 24,938
    26a             1975                                             160           Units
    26b             1968                    1991                     121           Units
    26c             1968                    1991                     120           Units
---------------------------------------------------------------------------------------------------------------------------
    27              1959                    2000                     296           Units                 33,634
    28              1980                                             198           Units                 46,488
    29            1999-2000                                          214           Units                 40,127
    30                                                           265,397           Sq Ft                     32
    30a             1969                                         156,797           Sq Ft
    30b          1964 & 1976                                     108,600           Sq Ft
---------------------------------------------------------------------------------------------------------------------------
    31              1986                                         129,301           Sq Ft                     64
    32              1973                                             213           Units                 38,789
    33              1982                                             135           Units                 59,219
    34            1998-1999                                          146           Units                 54,747
    35              2000                                          70,401           Sq Ft                    111
---------------------------------------------------------------------------------------------------------------------------
    36              1986                                         140,432           Sq Ft                     55
    37              1986                    1999                     232           Units                 32,857
    38              1992                                         180,462           Sq Ft                     42
    39              1982                                         103,750           Sq Ft                     70
    40              1987                    1997                     141           Rooms                 51,252
---------------------------------------------------------------------------------------------------------------------------



                                                                                                ANNUAL
  CONTROL                                                                                      REQUIRED
  NUMBER       OCCUPANCY (%)       OCCUPANCY DATE       OWNERSHIP INTEREST      LOCKBOX      RESERVES ($)
------------------------------------------------------------------------------------------------------------
     1                                                                           Soft                57,982
    1a              100                4/6/01        Fee Simple
    1b              84                 4/6/01        Fee Simple
    1c              96                 4/6/01        Fee Simple
    1d              94                 4/6/01        Fee Simple
------------------------------------------------------------------------------------------------------------
     2              100                2/1/01        Fee Simple                  Soft                42,428
     3              94                 3/6/01        Fee Simple                  Soft                46,333
     4              100                4/3/01        Fee Simple                  Hard
     5              100               4/16/01        Fee Simple
     6              99                 4/5/01        Fee Simple                  Hard                21,690
------------------------------------------------------------------------------------------------------------
     7
    7a              89                12/31/00       Fee Simple
    7b              92                12/31/00       Fee Simple
     8                                                                                               59,582
    8a              94                 3/1/01        Fee Simple
    8b              100                3/1/01        Fee Simple
    8c              98                 3/1/01        Fee Simple
------------------------------------------------------------------------------------------------------------
     9              95                 4/1/01        Fee Simple                  Soft                32,148
    10              100               3/20/01        Fee Simple                                      19,293
    11              78                 2/1/01        Fee Simple                  Hard
    12              98                12/26/00       Fee Simple                                      49,514
    13              100                              Fee Simple                                      22,587
------------------------------------------------------------------------------------------------------------
    14              76                2/23/01        Fee Simple                Springing
    15              100               4/10/01        Both Fee/Leasehold          Soft                46,272
    16              94                 1/1/01        Fee Simple                                      11,830
    17              93                2/20/01        Fee Simple                                      97,416
------------------------------------------------------------------------------------------------------------
    18                                                                         Springing             20,772
    18a             100               3/31/01        Fee Simple
    18b             100               3/31/01        Fee Simple
    18c             100               3/31/01        Fee Simple
------------------------------------------------------------------------------------------------------------
    19              98                 3/1/01        Fee Simple                  Soft
    20              95                3/12/01        Fee Simple                                      53,604
    21              100                4/1/01        Fee Simple                  Hard                23,980
    22              93                4/30/01        Fee Simple                                      55,692
------------------------------------------------------------------------------------------------------------
    23                                                                           Soft                78,754
    23a             100                5/3/01        Fee Simple
    23b             100                5/3/01        Fee Simple
    23c             100                5/3/01        Fee Simple
    23d             100                5/3/01        Fee Simple
    23e             96                 5/3/01        Fee Simple
------------------------------------------------------------------------------------------------------------
    24              96                2/15/01        Fee Simple                                      11,052
    25              89                1/23/01        Fee Simple                                      36,000
    26                                                                                              112,275
    26a             89                 4/9/01        Fee Simple                                      40,000
    26b             91                 4/9/01        Fee Simple                                      33,275
    26c             95                 4/9/01        Fee Simple                                      39,000
------------------------------------------------------------------------------------------------------------
    27              98                 4/1/01        Fee Simple                                      74,000
    28              99                 2/1/01        Fee Simple                                      49,500
    29              91                3/29/01        Fee Simple                                      42,800
    30                                                                           Soft                39,810
    30a             100                4/6/01        Fee Simple
    30b             100                4/6/01        Fee Simple
------------------------------------------------------------------------------------------------------------
    31              98                4/24/01        Fee Simple                                      32,325
    32              97                3/20/01        Fee Simple                                      48,138
    33              98                5/15/01        Fee Simple                                      37,125
    34              96                 5/8/01        Fee Simple
    35              99                 3/2/01        Fee Simple                  Hard                 7,040
------------------------------------------------------------------------------------------------------------
    36              96                12/28/00       Fee Simple                                      34,372
    37              87                 3/7/01        Fee Simple                                      58,928
    38              100                3/2/01        Fee Simple                                      27,070
    39              94                 3/1/01        Fee Simple                                      23,863
    40              82                12/31/00       Fee Simple
------------------------------------------------------------------------------------------------------------



  CONTROL             ANNUAL                                                           LARGEST TENANT       LARGEST TENANT
  NUMBER        REQUIRED TI/LC ($)                   LARGEST TENANT                         SQ FT          LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------
     1                 412,932
    1a                                Aetna U.S. Healthcare Inc.                                  65,830        4/30/07
    1b                                Aetna U.S. Healthcare Inc.                                 120,886        4/30/07
    1c                                GE Cap / Ameridata                                          20,920        2/28/02
    1d                                AOPC                                                        17,487        7/31/03
-------------------------------------------------------------------------------------------------------------------------------
     2                 300,000        SBC Advanced Solutions, Inc.                               141,423        8/31/05
     3                 132,226        Gottschalk's                                                30,000        1/31/05
     4                 151,440        Ames/True Temper                                         1,009,445       11/30/15
     5                                Bed Bath & Beyond                                           35,127        1/31/08
     6                 140,988        iBlast, Inc.                                                30,395        4/30/08
-------------------------------------------------------------------------------------------------------------------------------
     7
    7a
    7b
     8                  73,200
    8a                                Clear Channel Communications                                12,558        2/28/04
    8b                                University of Phoenix                                       14,033        3/31/07
    8c                                C.J. Brown, LLC                                             26,633       12/31/01
-------------------------------------------------------------------------------------------------------------------------------
     9                 275,004        Continental Casualty Company                               147,844        8/31/07
    10                                Edwards' Theatre Circuit, Inc.                              69,000       12/30/18
    11                                Renaissance Design                                           3,327        8/31/02
    12                  50,000        Hong Kong Food Market                                      159,326        3/30/15
    13                 600,000        Chrysler Fin'l                                              64,967        8/31/07
-------------------------------------------------------------------------------------------------------------------------------
    14
    15                                Bass Pro Shops Outdoor World                               177,063        3/24/14
    16                                A.H.C. Store Development Corp.                              33,450        9/30/20
    17
-------------------------------------------------------------------------------------------------------------------------------
    18                  51,929
    18a                               Progressive Tool                                           125,000       10/31/09
    18b                               Progressive Tool                                            56,500        7/31/07
    18c                               Progressive Casualty Insurance                              13,081        4/30/05
-------------------------------------------------------------------------------------------------------------------------------
    19                  32,000        Acme                                                        66,465        2/28/19
    20
    21                  96,020        Platt College                                               18,037        3/31/08
    22
-------------------------------------------------------------------------------------------------------------------------------
    23                 171,520
    23a                               First Union National Bank                                   66,930        3/31/03
    23b                               American Flat Glass Dist.                                   31,237       12/31/03
    23c                               Polycorr Container, LLC                                     60,000        7/31/09
    23d                               Reichold Chemicals                                          30,028        1/31/05
    23e                               Southwest Signal Engineering                                30,404       10/31/03
-------------------------------------------------------------------------------------------------------------------------------
    24                                Associated Grocers                                          31,403        4/30/17
    25
    26
    26a
    26b
    26c
-------------------------------------------------------------------------------------------------------------------------------
    27
    28
    29
    30                  68,944
    30a                               Crown Beverage Packaging                                   156,797        6/30/02
    30b                               Dynatherm Corporation, Inc.                                 55,297       12/31/01
-------------------------------------------------------------------------------------------------------------------------------
    31                  24,000        Food Lion                                                   52,265        6/30/20
    32
    33
    34
    35                  78,000        National Instruments                                        34,554        9/14/05
-------------------------------------------------------------------------------------------------------------------------------
    36                  70,235        Elliott's                                                   49,697        2/28/15
    37
    38                  50,000        Measurement Specialist                                     120,000        2/28/11
    39                  21,000        Dean Witter Reynolds, Inc.                                  10,723        4/30/09
    40
-------------------------------------------------------------------------------------------------------------------------------



                                                            SECOND               SECOND
  CONTROL                    SECOND                     LARGEST TENANT       LARGEST TENANT                       THIRD
  NUMBER                 LARGEST TENANT                      SQ FT          LEASE EXPIRATION                  LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1
    1a      CrossKeys Systems                                 11,523             7/31/05        Allstate
    1b      Commerce Abstract                                  1,270             9/30/02
    1c      Omega Medical Labs                                14,902             3/31/06        Reading Open MRI
    1d      Lumbermens Mutual                                 16,257             9/30/05        KCI Technology
------------------------------------------------------------------------------------------------------------------------------------
     2      Group Health Plan, Inc.                           74,885             9/25/06        Earthgrains Baking Companies
     3      Whole Foods                                       29,501             9/30/20        Longs Drugs
     4
     5      T.J. Maxx                                         32,000             8/31/04        Office Depot
     6      USA Films, LLC                                    22,331             5/31/07        Wolfgang Puck Food Company, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     7
    7a
    7b
     8
    8a      State Farm Mutual                                  8,295             6/30/01        FDIC
    8b      New York Life Insurance                           11,047             4/30/07        Simoneaux Ryan Carl
    8c      Cigna Healthplan                                   8,883            12/31/04        WorldCom Lease Admin
------------------------------------------------------------------------------------------------------------------------------------
     9      Niksun, Inc.                                      16,117             1/31/07        Interact Multimedia
    10      Staples                                           23,942             2/28/16        Party City
    11      Dr. Robert Gibson                                  1,510             7/31/03        Design Work Architects
    12      Ocean Palace Restaurant                           38,698             2/28/20        Tay Do Restaurant
    13      Broadview Network                                 36,792             7/31/05        Chrysler Fin'l
------------------------------------------------------------------------------------------------------------------------------------
    14
    15      Polar Ice                                         78,344            11/23/09        Sun & Ski Sports
    16      The TJX Companies, Inc.                           30,000             8/31/10        OfficeMax
    17
------------------------------------------------------------------------------------------------------------------------------------
    18
    18a
    18b
    18c     Wabash Technologies Corp.                          7,114             3/31/05        Boise Cascade Office Products
------------------------------------------------------------------------------------------------------------------------------------
    19      Staples                                           24,100             3/31/15        Blockbuster
    20
    21      NCO Group                                         14,441            11/30/04        El Torito
    22
------------------------------------------------------------------------------------------------------------------------------------
    23
    23a
    23b     Florida Wire & Cable                              26,668             8/31/01        Plerson Industries
    23c
    23d
    23e     Enterprise Intergrations, Inc.                     9,975             7/31/04        Life Savings Bank
------------------------------------------------------------------------------------------------------------------------------------
    24      24 Hour Fitness                                   24,711             6/21/13        Rite Aid
    25
    26
    26a
    26b
    26c
------------------------------------------------------------------------------------------------------------------------------------
    27
    28
    29
    30
    30a
    30b     Fypon, LTD                                        53,303             4/30/04
------------------------------------------------------------------------------------------------------------------------------------
    31      CVS Pharmacy                                      11,200             8/31/06        DolGenCorp, Inc.
    32
    33
    34
    35      Broadcloud Communications                         20,461             3/31/02        promoOrder.com
------------------------------------------------------------------------------------------------------------------------------------
    36      Hardbody Fitness                                   8,686             5/31/02        Sandler Pool Company
    37
    38      Anthem Alliance Health Insurance                  60,088             6/30/03
    39      J.A.M. Distributing Co.                           10,675            10/31/02        Progressive Insurance
    40
------------------------------------------------------------------------------------------------------------------------------------



                    THIRD                 THIRD
  CONTROL       LARGEST TENANT       LARGEST TENANT      CONTROL
  NUMBER            SQ FT           LEASE EXPIRATION      NUMBER
-------------------------------------------------------------------------------
     1                                                      1
    1a                      2,522       10/31/05            1a
    1b                                                      1b
    1c                      3,545        8/31/04            1c
    1d                     14,479        9/30/05            1d
-------------------------------------------------------------------------------
     2                     36,417        8/14/04            2
     3                     23,244        4/1/19             3
     4                                                      4
     5                     31,628        6/30/11            5
     6                     16,260        8/31/10            6
-------------------------------------------------------------------------------
     7                                                      7
    7a                                                      7a
    7b                                                      7b
     8                                                      8
    8a                      7,738        8/31/04            8a
    8b                      9,876        6/30/05            8b
    8c                      7,300        8/31/04            8c
-------------------------------------------------------------------------------
     9                      4,000        4/30/03            9
    10                     12,000       12/31/08            10
    11                      1,486       10/31/04            11
    12                      9,388        1/31/10            12
    13                     16,366       10/31/07            13
-------------------------------------------------------------------------------
    14                                                      14
    15                     30,127        8/17/10            15
    16                     23,500        1/31/17            16
    17                                                      17
-------------------------------------------------------------------------------
    18                                                      18
    18a                                                    18a
    18b                                                    18b
    18c                     6,022        3/31/05           18c
-------------------------------------------------------------------------------
    19                      5,051       11/30/15            19
    20                                                      20
    21                     11,376       10/31/08            21
    22                                                      22
-------------------------------------------------------------------------------
    23                                                      23
    23a                                                    23a
    23b                    26,668        4/14/02           23b
    23c                                                    23c
    23d                                                    23d
    23e                     9,000       11/30/02           23e
-------------------------------------------------------------------------------
    24                     16,692        5/31/19            24
    25                                                      25
    26                                                      26
    26a                                                    26a
    26b                                                    26b
    26c                                                    26c
-------------------------------------------------------------------------------
    27                                                      27
    28                                                      28
    29                                                      29
    30                                                      30
    30a                                                    30a
    30b                                                    30b
-------------------------------------------------------------------------------
    31                     10,007       11/14/06            31
    32                                                      32
    33                                                      33
    34                                                      34
    35                      6,753        8/31/01            35
-------------------------------------------------------------------------------
    36                      6,013        2/28/04            36
    37                                                      37
    38                                                      38
    39                      9,549        6/30/04            39
    40                                                      40
-------------------------------------------------------------------------------

  CONTROL
  NUMBER         LOAN SELLER      LOAN NUMBER                            PROPERTY NAME                              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
    41      Archon Financial      09-0001477        Chelsea Apartments                                       Multifamily
    42      Archon Financial      09-0001479        Farnham Park Apartments                                  Multifamily
    43      Deutsche Bank         DBM14146          Brookshire Building                                      Office
    44      GMACCM                30815             Cardinal Square and Autumn Cove                          Multifamily
    44a     GMACCM                30815-A           Autumn Cove Apartments                                   Multifamily
    44b     GMACCM                30815-B           Cardinal Square Apartments                               Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    45      Archon Financial      09-0001471        Fairmont Village                                         Anchored Retail
    46      GMACCM                28644             Center Point Shopping Center                             Anchored Retail
    47      GMACCM                31988             Riverside Warehouse                                      Industrial
    48      GMACCM                28478             Plymouth Green Office Park                               Office
    49      Archon Financial      09-0001487        Seaway Corporate Park                                    Industrial
------------------------------------------------------------------------------------------------------------------------------------
    50      GMACCM                29508             145 Wyckoff Road                                         Office
    51      GMACCM                31163             The Highland Oaks Apartments                             Multifamily
    52      Archon Financial      09-0001458        Mesa Village Mobile Home Park                            Mobile Home Park
    53      Deutsche Bank         DBM16001          Charlestonwood East Apartments                           Multifamily
    54      Archon Financial      09-0001493        Penn Portfolio                                           Industrial
------------------------------------------------------------------------------------------------------------------------------------
    55      Deutsche Bank         DBM15129          9500 Arena Drive                                         Office
    56      GMACCM                31429             Courtyard by Marriott (Harlingen)                        Hospitality
    57      Archon Financial      09-0001463        Marketplace South Shopping Center                        Shadow Anchored Retail
    58      Archon Financial      09-0001456        Station Place Office Building                            Office
    59      Deutsche Bank         DBM16017          Birches at Countryside                                   Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    60      Archon Financial      09-0001450        Ashewood Apartments                                      Multifamily
    61      GMACCM                30314             Silas Deane Highway Portfolio                            Office/Retail
    61a     GMACCM                30314-A           1155 Silas Deane Highway                                 Office
    61b     GMACCM                30314-B           1177-1185 Silas Deane Highway                            Office
    61c     GMACCM                30314-C           1151, 1199 & 1221 Silas Deane Highway                    Retail
------------------------------------------------------------------------------------------------------------------------------------
    62      Deutsche Bank         DBM15285          Allstate and 5100 Professional Buildings                 Office
    62a     Deutsche Bank         DBM15285-A        Allstate Building                                        Office
    62b     Deutsche Bank         DBM15285-B        5100 Professional Building                               Office
    63      Archon Financial      09-0001452        Valley Apartments                                        Multifamily
    64      Archon Financial      09-0001464        Shoppes at Parker Commons                                Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
    65      GMACCM                30468             Arlington Plaza                                          Retail
    66      Deutsche Bank         DBM16016          Turtle Creek Apartments                                  Multifamily
    67      GMACCM                31319             Pecan Plaza                                              Retail
    68      Deutsche Bank         DBM14884          115 Christopher Columbus Drive                           Office
    69      GMACCM                30245             Fountainbleu Apartments                                  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    70      GMACCM                991091658         Franklin Plaza                                           Anchored Retail
    71      GMACCM                991091629         Springfield Boulevard Retail                             Retail
    72      Archon Financial      09-0001453        Kester Apartments                                        Multifamily
    73      Archon Financial      09-0001497        Otranto Plaza                                            Anchored Retail
    74      Archon Financial      09-0001494        Huntington Point Office Complex                          Office
------------------------------------------------------------------------------------------------------------------------------------
    75      Archon Financial      09-0001454        Standley Lake Marketplace - Phase II                     Shadow Anchored Retail
    76      Deutsche Bank         DBM15117          60 Pompton Avenue                                        Office
    77      GMACCM                30139             Holiday Inn Express (Prescott)                           Hospitality
    78      Archon Financial      09-0001501        Aero Business Park                                       Industrial
    79      Archon Financial      09-0001499        One Ridgewood Place                                      Industrial
------------------------------------------------------------------------------------------------------------------------------------
    80      Archon Financial      09-0001491        University Court Center                                  Office
    81      GMACCM                31176             Hunter's Pointe Apartments                               Multifamily
    82      Archon Financial      09-0001457        Thomasville Furniture Showroom                           Retail
    83      Archon Financial      09-0001484        Morgan Hill Ranch Buildings                              Industrial
    84      Archon Financial      09-0001500        Corporate Business Park                                  Industrial
------------------------------------------------------------------------------------------------------------------------------------
    85      GMACCM                31485             Casita Villa Apartments                                  Multifamily
    86      GMACCM                31101             Southlake Retail Center                                  Retail
    87      Archon Financial      09-0001504        Magnolia Apartments                                      Multifamily
    88      GMACCM                31816             Penzel Apartments                                        Multifamily
    89      GMACCM                31046             Danville Apartments                                      Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    90      GMACCM                30113             Stimson Plaza Shopping Center                            Retail
    91      Deutsche Bank         DBM15992          Jackson Manor Apartments                                 Multifamily
    92      GMACCM                30965             Somerset Apartments                                      Multifamily
    93      GMACCM                31062             1764 North Congress Avenue                               Office
    94      GMACCM                31349             Rice Creek Plaza                                         Retail
------------------------------------------------------------------------------------------------------------------------------------
    95      GMACCM                28919             Sharon Glyn Village Apartments                           Multifamily
    96      GMACCM                30753             10 Beaverson Boulevard                                   Retail
    97      GMACCM                31011             Allenhurst Apartments                                    Multifamily



  CONTROL
  NUMBER                                       ADDRESS                                     CITY                    STATE
-------------------------------------------------------------------------------------------------------------------------------
    41      4630 Collier Road                                                 Beaumont                       Texas
    42      3333 Turtle Creek Drive                                           Port Arthur                    Texas
    43      11411 Brookshire Avenue                                           Downey                         California
    44
    44a     3190 Eastex Freeway                                               Beaumont                       Texas
    44b     1280 Saxe Street                                                  Beaumont                       Texas
-------------------------------------------------------------------------------------------------------------------------------
    45      7001 Route 309                                                    Upper Saucon Township          Pennsylvania
    46      1671-1691 Center Point Parkway                                    Birmingham                     Alabama
    47      5200 Coffee Drive                                                 New Orleans                    Louisiana
    48      920-930 Germantown Pike                                           Plymouth Meeting               Pennsylvania
    49      6600 Merrill Creek Parkway                                        Everett                        Washington
-------------------------------------------------------------------------------------------------------------------------------
    50      145 Wyckoff Road                                                  Eatontown                      New Jersey
    51      1019 Friendship Lane                                              Fredericksburg                 Texas
    52      2701 East Allred Avenue                                           Mesa                           Arizona
    53      2900 East Charleston Boulevard                                    Las Vegas                      Nevada
    54      7820-8055 Penn Randal Place & 7960-7970 Penn Western Court        Forestville                    Maryland
-------------------------------------------------------------------------------------------------------------------------------
    55      9500 Arena Drive                                                  Largo                          Maryland
    56      1725 West Filmore Avenue                                          Harlingen                      Texas
    57      325 and 375 Milwaukee Avenue                                      Vernon Hills                   Illinois
    58      200 South Meridian Street                                         Indianapolis                   Indiana
    59      6939 Dusty Trail Lane                                             Memphis                        Tennessee
-------------------------------------------------------------------------------------------------------------------------------
    60      100 Ashewood Circle                                               Asheboro                       North Carolina
    61
    61a     1155 Silas Deane Highway                                          Wethersfield                   Connecticut
    61b     1177-1185 Silas Deane Highway                                     Wethersfield                   Connecticut
    61c     1151, 1199 & 1221 Silas Deane Highway                             Wethersfield                   Connecticut
-------------------------------------------------------------------------------------------------------------------------------
    62
    62a     5297 W. Copans Road                                               Margate                        Florida
    62b     5100 W. Copans Road                                               Margate                        Florida
    63      230 North Valley Street                                           Burbank                        California
    64      2701-2787 South Parker Road                                       Aurora                         Colorado
-------------------------------------------------------------------------------------------------------------------------------
    65      1515 South Cooper Street                                          Arlington                      Texas
    66      11910 White Bluff Road                                            Savanah                        Georgia
    67      2813-2899 Dulles Avenue                                           Missouri City                  Texas
    68      115 Christopher Columbus Drive                                    Jersey City                    New Jersey
    69      3325 East Texas Street                                            Bossier City                   Louisiana
-------------------------------------------------------------------------------------------------------------------------------
    70      166-206 New Hyde Park Road                                        Hempstead                      New York
    71      6154-6158 Springfield Boulevard                                   Bayside                        New York
    72      5057 & 5061 Kester Avenue                                         Shermon Oaks                   California
    73      8780 Rivers Avenue                                                North Charleston               South Carolina
    74      1077 & 1079 Bridgeport Avenue                                     Shelton                        Connecticut
-------------------------------------------------------------------------------------------------------------------------------
    75      8461-8531 Church Ranch Blvd. & 10128 North Wadsworth Parkway      Westminster                    Colorado
    76      60 Pompton Avenue                                                 Verona                         New Jersey
    77      3454 Ranch Drive                                                  Prescott                       Arizona
    78      2601 Aero Drive                                                   Grand Prairie                  Texas
    79      400 Boot Road                                                     Dowingtown                     Pennsylvania
-------------------------------------------------------------------------------------------------------------------------------
    80      416 McCullough Drive                                              Charlotte                      North Carolina
    81      900 Todhunter Avenue                                              West Sacramento                California
    82      2970 Highway 150                                                  Hoover                         Alabama
    83      18419, 18425 & 18437 Technology Drive                             Morgan Hill                    California
    84      2100 Great Southwest Parkway                                      Grand Prairie                  Texas
-------------------------------------------------------------------------------------------------------------------------------
    85      6925 47th Avenue NE                                               Marysville                     Washington
    86      1311 Mount Zion Road                                              Morrow                         Georgia
    87      14805 Magnolia Boulevard                                          Sherman Oaks                   California
    88      87-89 South State Road                                            Upper Darby Township           Pennsylvania
    89      2730 Townway Road                                                 Danville                       Illinois
-------------------------------------------------------------------------------------------------------------------------------
    90      16018-06052 Gale Avenue                                           Hacienda Heights               California
    91      3000 Webb Avenue                                                  Greenville                     Texas
    92      1144 Redman Avenue                                                Mesquite                       Texas
    93      1764 North Congress Avenue                                        West Palm Beach                Florida
    94      2074-2160 Silver Lake Road                                        New Brighton                   Minnesota
-------------------------------------------------------------------------------------------------------------------------------
    95      914 Sharon Valley Road                                            Newark                         Ohio
    96      10 Beaverson Boulevard                                            Brick                          New Jersey
    97      1025 Military Parkway                                             Mesquite                       Texas



                                                                                                              % OF AGGREGATE
  CONTROL                  CROSS COLLATERALIZED                            ORIGINAL         CUT-OFF DATE       INITIAL POOL
  NUMBER      ZIP CODE            GROUPS             RELATED GROUPS       BALANCE ($)       BALANCE ($)           BALANCE
--------------------------------------------------------------------------------------------------------------------------------
    41      77706                                  Group D                    7,125,000           7,125,000          0.91
    42      77642                                  Group D                    6,960,000           6,960,000          0.89
    43      90241                                                             6,080,000           6,059,079          0.77
    44                                                                        5,812,000           5,786,657          0.74
    44a     77703
    44b     77705
--------------------------------------------------------------------------------------------------------------------------------
    45      18036                                                             5,750,000           5,742,848          0.73
    46      35215                                                             5,680,000           5,673,276          0.72
    47      70115                                                             5,600,000           5,584,376          0.71
    48      19462                                                             5,600,000           5,566,585          0.71
    49      98203                                                             5,500,000           5,495,959          0.70
--------------------------------------------------------------------------------------------------------------------------------
    50      07724                                                             5,250,000           5,243,785          0.67
    51      78624                                                             5,240,000           5,233,020          0.67
    52      85204                                                             5,160,000           5,146,544          0.66
    53      89104                                                             5,060,000           5,053,277          0.65
    54      20772                                                             5,000,000           4,993,924          0.64
--------------------------------------------------------------------------------------------------------------------------------
    55      20774                                                             4,970,000           4,963,313          0.63
    56      78552                                                             4,850,000           4,845,301          0.62
    57      60061                                                             4,830,000           4,820,971          0.62
    58      46225                                                             4,700,000           4,688,592          0.60
    59      38133                                  Group H                    4,500,000           4,496,469          0.57
--------------------------------------------------------------------------------------------------------------------------------
    60      27203                                                             4,250,000           4,240,959          0.54
    61                                                                        4,150,000           4,141,767          0.53
    61a     06109
    61b     06109
    61c     06109
--------------------------------------------------------------------------------------------------------------------------------
    62                                                                        3,750,000           3,745,312          0.48
    62a     33063
    62b     33063
    63      91505                                  Group E                    3,690,000           3,684,706          0.47
    64      80014                                                             3,500,000           3,492,792          0.45
--------------------------------------------------------------------------------------------------------------------------------
    65      76010                                                             3,500,000           3,491,658          0.45
    66      31419                                  Group H                    3,460,000           3,457,285          0.44
    67      77459                                                             3,420,000           3,417,701          0.44
    68      07302                                                             3,250,000           3,247,752          0.41
    69      71111                                                             3,200,000           3,190,853          0.41
--------------------------------------------------------------------------------------------------------------------------------
    70      11040                                                             3,183,000           3,156,211          0.40
    71      11364                                                             3,200,000           3,137,384          0.40
    72      91403                                  Group E                    3,040,000           3,035,650          0.39
    73      29406                                                             3,000,000           2,993,978          0.38
    74      06497                                                             3,000,000           2,993,864          0.38
--------------------------------------------------------------------------------------------------------------------------------
    75      80021                                                             3,000,000           2,992,197          0.38
    76      07044                                                             2,940,000           2,934,371          0.37
    77      86303                                                             2,825,000           2,816,297          0.36
    78      75051                                  Group F                    2,650,000           2,646,821          0.34
    79      19335                                                             2,550,000           2,546,509          0.33
--------------------------------------------------------------------------------------------------------------------------------
    80      28262                                                             2,475,000           2,471,720          0.32
    81      95605                                  Group C                    2,320,000           2,313,577          0.30
    82      35244                                                             2,313,750           2,308,235          0.29
    83      95037                                                             2,030,000           2,028,520          0.26
    84      75051                                  Group F                    1,885,000           1,882,739          0.24
--------------------------------------------------------------------------------------------------------------------------------
    85      98270                                                             1,820,000           1,816,096          0.23
    86      30260                                                             1,800,000           1,796,511          0.23
    87      91403                                  Group E                    1,700,000           1,698,723          0.22
    88      19082                                                             1,660,000           1,658,581          0.21
    89      61832                                                             1,520,000           1,514,999          0.19
--------------------------------------------------------------------------------------------------------------------------------
    90      91745                                                             1,400,000           1,397,519          0.18
    91      75401                                                             1,260,000           1,259,076          0.16
    92      75149                                  Group G                    1,200,000           1,198,695          0.15
    93      33409                                                             1,180,000           1,177,575          0.15
    94      55112                                                             1,160,000           1,158,607          0.15
--------------------------------------------------------------------------------------------------------------------------------
    95      43055                                                             1,100,000           1,097,955          0.14
    96      08723                                                               915,000             913,905          0.12
    97      75149                                  Group G                      895,000             894,026          0.11

                                                                                             197,430,101.44



               CUMULATIVE % OF      MORTGAGE                      INTEREST
  CONTROL       INITIAL POOL          RATE        SERVICING        ACCRUAL
  NUMBER           BALANCE            (%)       FEE RATE (%)       METHOD                   AMORTIZATION TYPE
----------------------------------------------------------------------------------------------------------------------------
    41                75.70         6.98000         0.10274     Actual / 360   Interest Only, then Amortizing Balloon
    42                76.59         6.98000         0.10274     Actual / 360   Interest Only, then Amortizing Balloon
    43                77.36         7.95000         0.05274     Actual / 360   Amortizing Balloon
    44                78.10         7.45000         0.12774     Actual / 360   Amortizing Balloon
    44a
    44b
----------------------------------------------------------------------------------------------------------------------------
    45                78.83         7.61000         0.03274     Actual / 360   Amortizing Balloon
    46                79.56         7.80000         0.12774     Actual / 360   Amortizing Balloon
    47                80.27         7.50000         0.12774     Actual / 360   Amortizing Balloon
    48                80.98         8.18000         0.12774     Actual / 360   Amortizing Balloon
    49                81.68         7.55000         0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    50                82.35         7.80000         0.12774     Actual / 360   Amortizing Balloon
    51                83.02         7.34000         0.12774     Actual / 360   Amortizing Balloon
    52                83.68         7.45000         0.08274     Actual / 360   Amortizing Balloon
    53                84.32         7.35000         0.05274     Actual / 360   Amortizing Balloon
    54                84.96         7.70000         0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    55                85.60         7.30000         0.05274     Actual / 360   Amortizing Balloon
    56                86.21         8.50000         0.12774     Actual / 360   Amortizing Balloon
    57                86.83         7.85000         0.08274     Actual / 360   Amortizing Balloon
    58                87.43         7.73000         0.03274     Actual / 360   Amortizing Balloon
    59                88.00         7.22000         0.05274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    60                88.54         7.30000         0.08274     Actual / 360   Amortizing Balloon
    61                89.07         7.60000         0.12774     Actual / 360   Amortizing Balloon
    61a
    61b
    61c
----------------------------------------------------------------------------------------------------------------------------
    62                89.55         7.59000         0.05274     Actual / 360   Amortizing Balloon
    62a
    62b
    63                90.02         7.04000         0.09274     Actual / 360   Amortizing Balloon
    64                90.47         7.44000         0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    65                90.91         7.80000         0.12774     Actual / 360   Amortizing Balloon
    66                91.36         7.22000         0.05274     Actual / 360   Amortizing Balloon
    67                91.79         7.99000         0.12774     Actual / 360   Amortizing Balloon
    68                92.21         7.85000         0.05274     Actual / 360   Amortizing Balloon
    69                92.61         7.08000         0.12774     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    70                93.02         8.33000         0.08774     Actual / 360   Amortizing Balloon
    71                93.42         8.50000         0.08774     Actual / 360   Amortizing Balloon
    72                93.81         7.05000         0.07274     Actual / 360   Amortizing Balloon
    73                94.19         7.55000         0.10274     Actual / 360   Amortizing Balloon
    74                94.57         7.47000         0.10274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    75                94.95         7.46000         0.03274     Actual / 360   Amortizing Balloon
    76                95.33         7.75000         0.05274     Actual / 360   Amortizing Balloon
    77                95.69         8.23000         0.12774     Actual / 360   Amortizing Balloon
    78                96.02         7.75000         0.03274     Actual / 360   Amortizing Balloon
    79                96.35         7.23000         0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    80                96.67         7.36000         0.03274     Actual / 360   Amortizing Balloon
    81                96.96         7.21000         0.12774     Actual / 360   Amortizing Balloon
    82                97.26         7.80000         0.03274     Actual / 360   Amortizing Balloon
    83                97.51         7.59000         0.03274     Actual / 360   Amortizing Balloon
    84                97.75         7.75000         0.03274     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    85                97.99         7.33000         0.12774     Actual / 360   Amortizing Balloon
    86                98.22         7.86000         0.12774     Actual / 360   Amortizing Balloon
    87                98.43         7.44000         0.07274     Actual / 360   Amortizing Balloon
    88                98.64         7.65000         0.12774     Actual / 360   Amortizing Balloon
    89                98.84         7.40000         0.12774     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    90                99.02         8.07000         0.12774     Actual / 360   Amortizing Balloon
    91                99.18         7.62000         0.05274     Actual / 360   Amortizing Balloon
    92                99.33         7.79000         0.12774     Actual / 360   Amortizing Balloon
    93                99.48         7.45000         0.12774     Actual / 360   Amortizing Balloon
    94                99.63         7.74500         0.12774     Actual / 360   Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------
    95                99.77         7.69000         0.12774     Actual / 360   Amortizing Balloon
    96                99.89         7.76000         0.12774     Actual / 360   Amortizing Balloon
    97               100.00         7.79000         0.12774     Actual / 360   Amortizing Balloon



                                                    ORIGINAL
              ORIGINAL INTEREST      REMAINING       TERM TO       REMAINING             ORIGINAL                REMAINING
  CONTROL        ONLY PERIOD       INTEREST ONLY    MATURITY        TERM TO          AMORTIZATION TERM       AMORTIZATION TERM
  NUMBER           (MOS.)          PERIOD (MOS.)     (MOS.)     MATURITY (MOS.)           (MOS.)                   (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
    41                24                 22            120            118                   336                     336
    42                25                 22            121            118                   336                     336
    43                                                 120            115                   360                     355
    44                                                 120            114                   360                     354
    44a
    44b
-----------------------------------------------------------------------------------------------------------------------------------
    45                                                 120            118                   360                     358
    46                                                 120            118                   360                     358
    47                                                 120            118                   264                     262
    48                                                 120            110                   360                     350
    49                                                 120            119                   360                     359
-----------------------------------------------------------------------------------------------------------------------------------
    50                                                 120            118                   360                     358
    51                                                 120            118                   360                     358
    52                                                 120            116                   360                     356
    53                                                 120            118                   360                     358
    54                                                 120            118                   360                     358
-----------------------------------------------------------------------------------------------------------------------------------
    55                                                 120            118                   360                     358
    56                                                 120            119                   300                     299
    57                                                 132            129                   360                     357
    58                                                 120            116                   360                     356
    59                                                 120            119                   360                     359
-----------------------------------------------------------------------------------------------------------------------------------
    60                                                 120            117                   360                     357
    61                                                 120            117                   360                     357
    61a
    61b
    61c
-----------------------------------------------------------------------------------------------------------------------------------
    62                                                 120            118                   360                     358
    62a
    62b
    63                                                 120            118                   360                     358
    64                                                 120            117                   360                     357
-----------------------------------------------------------------------------------------------------------------------------------
    65                                                 120            116                   360                     356
    66                                                 120            119                   360                     359
    67                                                 120            119                   360                     359
    68                                                 120            119                   360                     359
    69                                                 120            116                   360                     356
-----------------------------------------------------------------------------------------------------------------------------------
    70                                                 120            105                   360                     345
    71                                                 120             99                   300                     279
    72                                                 120            118                   360                     358
    73                                                 120            117                   360                     357
    74                                                 120            117                   360                     357
-----------------------------------------------------------------------------------------------------------------------------------
    75                                                 120            116                   360                     356
    76                                                 120            117                   360                     357
    77                                                 120            118                   240                     238
    78                                                 120            118                   360                     358
    79                                                 120            118                   360                     358
-----------------------------------------------------------------------------------------------------------------------------------
    80                                                 120            118                   360                     358
    81                                                 120            116                   360                     356
    82                                                 120            116                   360                     356
    83                                                 120            119                   360                     359
    84                                                 120            118                   360                     358
-----------------------------------------------------------------------------------------------------------------------------------
    85                                                 120            118                   300                     298
    86                                                 120            118                   300                     298
    87                                                 120            119                   360                     359
    88                                                 120            119                   336                     335
    89                                                 120            117                   300                     297
-----------------------------------------------------------------------------------------------------------------------------------
    90                                                 120            117                   360                     357
    91                                                 84              83                   358                     357
    92                                                 120            119                   300                     299
    93                                                 120            117                   360                     357
    94                                                 120            118                   360                     358
-----------------------------------------------------------------------------------------------------------------------------------
    95                                                 144            141                   366                     363
    96                                                 120            118                   360                     358
    97                                                 120            119                   300                     299




  CONTROL                           MATURITY DATE       BALLOON OR ARD                                                 CONTROL
  NUMBER      ORIGINATION DATE         OR ARD            BALANCE ($)                PREPAYMENT PROVISION               NUMBER
------------------------------------------------------------------------------------------------------------------------------
    41             4/11/01             5/1/11              6,318,453           Lockout/26_Defeasance/90_0%/4             41
    42             4/11/01             5/1/11              6,172,131           Lockout/27_Defeasance/90_0%/4             42
    43             1/22/01             2/1/11              5,427,568           Lockout/29_Defeasance/87_0%/4             43
    44            12/22/00             1/5/11              5,126,081           Lockout/30_Defeasance/88_0%/2             44
    44a                                                                                                                  44a
    44b                                                                                                                  44b
------------------------------------------------------------------------------------------------------------------------------
    45             4/18/01             5/1/11              5,094,369           Lockout/26_Defeasance/90_0%4              45
    46             4/16/01             5/5/11              5,055,969           Lockout/26_Defeasance/91_0%/3             46
    47             5/4/01              5/5/11              4,193,193           Lockout/26_Defeasance/92_0%/2             47
    48             8/24/00             9/5/10              5,027,711           Lockout/34_Defeasance/79_0%/7             48
    49             5/10/01             6/1/11              4,864,765           Lockout/25_> of YM or 1%/91_0%/4          49
------------------------------------------------------------------------------------------------------------------------------
    50             5/4/01              5/5/11              4,673,210           Lockout/26_Defeasance/92_0%/2             50
    51             4/26/01             5/5/11              4,610,983           Lockout/26_Defeasance/92_0%/2             51
    52             2/26/01             3/1/11              4,553,485           Lockout/28_Defeasance/88_0%/4             52
    53             4/19/01             5/1/11              4,453,731           Lockout/48_Defeasance/69_0%/3             53
    54             4/12/01             5/1/11              4,439,774           Lockout/26_Defeasance/90_0%/4             54
------------------------------------------------------------------------------------------------------------------------------
    55             4/20/01             5/1/11              4,368,908           Lockout/26_Defeasance/90_0%/4             55
    56             5/17/01             6/1/11              4,054,287           Lockout/47_Defeasance/69_0%/4             56
    57             3/13/01             4/1/12              4,225,402           Lockout/27_Defeasance/101_0%/4            57
    58             2/22/01             3/1/11              4,176,633           Lockout/35_Defeasance/81_0%/4             58
    59             5/10/01             6/1/11              3,946,982           Lockout/48_Defeasance/65_0%/7             59
------------------------------------------------------------------------------------------------------------------------------
    60             3/30/01             4/1/11              3,735,533           Lockout/27_Defeasance/89_0%/4             60
    61             3/14/01             4/5/11              3,675,405           Lockout/27_Defeasance/91_0%/2             61
    61a                                                                                                                  61a
    61b                                                                                                                  61b
    61c                                                                                                                  61c
------------------------------------------------------------------------------------------------------------------------------
    62             4/16/01             5/1/11              3,320,752           Lockout/26_Defeasance/90_0%/4             62
    62a                                                                                                                  62a
    62b                                                                                                                  62b
    63             4/2/01              5/1/11              3,221,805           Lockout/26_Defeasance/90_0%/4             63
    64             3/13/01             4/1/11              3,087,320           Lockout/27_Defeasance/89_0%/4             64
------------------------------------------------------------------------------------------------------------------------------
    65             2/28/01             3/5/11              3,115,596           Lockout/28_Defeasance/90_0%/2             65
    66             5/10/01             6/1/11              3,034,790           Lockout/48_Defeasance/65_0%/7             66
    67             5/9/01              6/5/11              3,057,693           Lockout/25_Defeasance/92_0%/3             67
    68             5/31/01             6/1/11              2,895,938           Lockout/25_Defeasance/91_0%/4             68
    69             3/1/01              3/5/11              2,797,018           Lockout/28_Defeasance/90_0%/2             69
------------------------------------------------------------------------------------------------------------------------------
    70             3/31/00             4/1/10              2,868,510           Lockout/39_Defeasance/77_0%/4             70
    71             10/1/99             10/1/09             2,675,971           Lockout/45_Defeasance/71_0%/4             71
    72             4/24/01             5/1/11              2,654,980           Lockout/26_Defeasance/90_0%/4             72
    73             3/30/01             4/1/11              2,653,606           Lockout/27_Defeasance/89_0%/4             73
    74             3/29/01             4/1/11              2,648,281           Lockout/27_Defeasance/89_0%/4             74
------------------------------------------------------------------------------------------------------------------------------
    75             2/15/01             3/1/11              2,648,045           Lockout/28_Defeasance/85_0%/7             75
    76             3/29/01             4/1/11              2,613,440           Lockout/27_Defeasance/89_0%/4             76
    77             4/18/01             5/1/11              2,008,659           Lockout/47_Defeasance/69_0%/4             77
    78             4/27/01             5/1/11              2,355,976           Lockout/26_Defeasance/90_0%/4             78
    79             4/11/01             5/1/11              2,237,546           Lockout/26_Defeasance/90_0%/4             79
------------------------------------------------------------------------------------------------------------------------------
    80             4/5/01              5/1/11              2,179,013           Lockout/26_Defeasance/90_0%/4             80
    81             2/27/01             3/5/11              2,034,744           Lockout/28_Defeasance/91_0%/1             81
    82             3/1/01              3/1/11              2,059,633           Lockout/28_Defeasance/88_0%/4             82
    83             5/8/01              6/1/11              1,797,333           Lockout/35_Defeasance/81_0%/4             83
    84             4/27/01             5/1/11              1,675,854           Lockout/26_Defeasance/90_0%/4             84
------------------------------------------------------------------------------------------------------------------------------
    85             4/23/01             5/5/11              1,470,908           Lockout/26_Defeasance/92_0%/2             85
    86             4/30/01             5/5/11              1,477,893           Lockout/26_Defeasance/92_0%/2             86
    87             5/2/01              6/1/11              1,499,501           Lockout/25_Defeasance/91_0%/4             87
    88             5/22/01             6/5/11              1,431,612           Lockout/25_Defeasance/93_0%/2             88
    89             3/15/01             4/5/11              1,230,885           Lockout/27_Defeasance/91_0%/2             89
------------------------------------------------------------------------------------------------------------------------------
    90             3/22/01             4/5/11              1,254,124           Lockout/27_Defeasance/91_0%/2             90
    91             5/23/01             6/1/08              1,170,473           Lockout/48_Defeasance/32_0%/4             91
    92             5/23/01             6/5/11                983,046           Lockout/25_Defeasance/93_0%/2             92
    93             3/23/01             4/5/11              1,041,131           Lockout/27_Defeasance/91_0%/2             93
    94             4/12/01             5/5/11              1,031,169           Lockout/26_Defeasance/92_0%/2             94
------------------------------------------------------------------------------------------------------------------------------
    95             3/15/01             4/5/13                945,220           Lockout/27_Defeasance/113_0%/4            95
    96             4/19/01             5/5/11                813,677           Lockout/26_Defeasance/90_0%/4             96
    97             5/23/01             6/5/11                733,189           Lockout/25_Defeasance/93_0%/2             97

               ANNUAL                                                                         CROSS
  CONTROL       DEBT        UNDERWRITTEN NET       UNDERWRITTEN NET    UNDERWRITTEN NCF    COLLATERALIZED          ORIGINAL
  NUMBER    SERVICE ($)   OPERATING INCOME ($)      CASH FLOW ($)          DSCR (X)           DSCR (X)       APPRAISAL VALUE ($)
---------------------------------------------------------------------------------------------------------------------------------
    41        579,940             782,606             753,806                 1.30                                9,100,000
    42        566,509             763,011             734,211                 1.30                                8,700,000
    43        532,814             772,016             680,080                 1.28                                8,250,000
    44        485,274             664,496             588,496                 1.21                                7,265,000
    44a                           371,026             333,026                                                     3,900,000
    44b                           293,470             255,470                                                     3,365,000
---------------------------------------------------------------------------------------------------------------------------------
    45        487,666             732,389             655,501                 1.34                                7,300,000
    46        490,664             699,752             607,371                 1.24                                7,100,000
    47        520,471             753,928             660,917                 1.27                                7,300,000
    48        501,548             704,097             636,476                 1.27                                8,100,000
    49        463,743             655,080             609,405                 1.31                                7,550,000
---------------------------------------------------------------------------------------------------------------------------------
    50        453,518             705,386             632,368                 1.39                                7,000,000
    51        432,798             568,355             538,655                 1.24                                6,550,000
    52        430,836             554,343             545,838                 1.27                                6,750,000
    53        418,344             619,771             552,955                 1.32                                7,000,000
    54        427,776             616,655             550,180                 1.29                                6,250,000
---------------------------------------------------------------------------------------------------------------------------------
    55        408,875             650,993             563,718                 1.38                                7,550,000
    56        468,642             740,676             740,676                 1.58                                8,700,000
    57        419,245             558,080             538,986                 1.29                                6,300,000
    58        403,277             626,840             538,118                 1.33                                6,000,000
    59        367,277             518,785             466,203                 1.27                                5,625,000
---------------------------------------------------------------------------------------------------------------------------------
    60        349,641             549,762             493,050                 1.41                                5,380,000
    61        351,625             511,592             456,233                 1.31                                6,200,000
    61a                           109,307              90,152                                                     1,100,000
    61b                            77,939              63,485                                                       700,000
    61c                           324,346             302,596                                                     4,400,000
---------------------------------------------------------------------------------------------------------------------------------
    62        317,425             493,037             403,287                 1.27                                5,100,000
    62a                           311,600             270,817                                                     3,400,000
    62b                           181,437             132,470                                                     1,700,000
    63        295,786             385,203             372,918                 1.26                                4,900,000
    64        291,946             411,153             377,421                 1.29                                4,600,000
---------------------------------------------------------------------------------------------------------------------------------
    65        302,346             455,903             389,392                 1.29                                4,800,000
    66        282,395             399,374             352,476                 1.25                                4,500,000
    67        300,851             431,026             389,735                 1.30                                5,200,000
    68        282,101             392,834             337,677                 1.20                                4,500,000
    69        257,543             536,034             475,034                 1.84                                4,210,000
---------------------------------------------------------------------------------------------------------------------------------
    70        289,105             413,184             368,655                 1.28                                5,000,000
    71        309,207             597,811             568,612                 1.84                                7,750,000
    72        243,929             310,921             301,921                 1.24                                3,900,000
    73        252,951             463,792             389,686                 1.54                                4,600,000
    74        250,978             359,723             319,367                 1.27                                3,750,000
---------------------------------------------------------------------------------------------------------------------------------
    75        250,732             335,167             320,154                 1.28                                3,800,000
    76        252,750             382,613             329,552                 1.30                                4,300,000
    77        288,425             430,000             430,000                 1.49                                4,000,000
    78        227,819             353,708             309,318                 1.36                                3,400,000
    79        208,331             342,607             302,531                 1.45                                3,300,000
---------------------------------------------------------------------------------------------------------------------------------
    80        204,827             305,288             266,125                 1.30                                3,675,000
    81        189,163             258,868             242,868                 1.28                                2,900,000
    82        199,872             279,500             278,250                 1.39                                3,000,000
    83        171,832             255,140             217,198                 1.26                                2,950,000
    84        162,052             224,968             202,132                 1.25                                2,375,000
---------------------------------------------------------------------------------------------------------------------------------
    85        158,988             203,781             190,668                 1.20                                2,430,000
    86        164,714             234,942             215,027                 1.31                                2,480,000
    87        141,803             176,618             170,738                 1.20                                2,200,000
    88        144,016             201,816             189,321                 1.31                                2,075,000
    89        133,608             211,412             184,213                 1.38                                2,100,000
---------------------------------------------------------------------------------------------------------------------------------
    90        124,093             188,866             167,808                 1.35                                2,100,000
    91        107,100             147,806             139,806                 1.31                                1,575,000
    92        109,146             149,355             127,355                 1.17                                1,650,000
    93         98,524             167,317             138,116                 1.40                                2,000,000
    94         99,676             157,362             140,204                 1.41                                1,680,000
---------------------------------------------------------------------------------------------------------------------------------
    95         93,656             129,550             114,550                 1.22                                1,600,000
    96         78,738             136,980             124,069                 1.58                                1,500,000
    97         81,405             124,801             109,801                 1.35                                1,250,000



                                                     SCHEDULED             CROSS
  CONTROL        ORIGINAL        CUT-OFF DATE     MATURITY OR ARD     COLLATERALIZED
  NUMBER      APPRAISAL DATE        LTV (%)         DATE LTV (%)       LTV RATIO (%)        YEAR BUILT
-------------------------------------------------------------------------------------------------------------
    41           12/20/00           78.30                69.43                                 1999
    42           12/20/00           80.00                70.94                                 1999
    43           11/14/00           73.44                65.79                                 1970
    44                              79.65                70.56
    44a          12/15/00                                                                      1983
    44b          12/15/00                                                                      1983
-------------------------------------------------------------------------------------------------------------
    45             2/1/01           78.67                69.79                               1987-1989
    46             1/4/01           79.91                71.21                                 1990
    47            3/27/01           76.50                57.44                                 1959
    48             7/7/00           68.72                62.07                                 1989
    49             4/1/01           72.79                64.43                                 2000
-------------------------------------------------------------------------------------------------------------
    50            1/26/01           74.91                66.76                                 1986
    51             2/7/01           79.89                70.40                              1997 & 1999
    52            1/26/01           76.25                67.46                                 1964
    53            2/28/01           72.19                63.62                                 1981
    54            1/29/01           79.90                71.04                               1981-1987
-------------------------------------------------------------------------------------------------------------
    55             3/6/01           65.74                57.87                                 1999
    56             2/8/01           55.69                46.60                                 1996
    57           11/15/00           76.52                67.07                                 2000
    58           11/16/00           78.14                69.61                               1866-1889
    59            4/12/01           79.94                70.17                                 1983
-------------------------------------------------------------------------------------------------------------
    60            1/25/01           78.83                69.43                                 1988
    61                              66.00                59.28
    61a           12/7/00                                                                      1982
    61b           12/7/00                                                                      1968
    61c           12/7/00                                                                1973, 1974, 1979
-------------------------------------------------------------------------------------------------------------
    62                              73.44                65.11
    62a            3/5/01                                                                      1989
    62b            3/5/01                                                                      1988
    63            2/21/01           75.20                65.75                                 1989
    64            2/12/01           75.93                67.12                               1988/1994
-------------------------------------------------------------------------------------------------------------
    65            12/4/00           72.74                64.91                                 1962
    66             4/6/01           76.83                67.44                                 1983
    67             2/7/01           65.73                58.80                                 1994
    68            2/16/01           72.17                64.35                                 1909
    69           11/29/00           75.79                66.44                                 1974
-------------------------------------------------------------------------------------------------------------
    70            2/25/00           63.12                57.37                                 1974
    71            4/23/01           40.48                34.53                           1967, 1991, 2000
    72            2/21/01           77.84                68.08                                 1985
    73             3/5/01           65.09                57.69                                 1987
    74             3/9/01           79.84                70.62                           1915 & 1986/1987
-------------------------------------------------------------------------------------------------------------
    75            11/1/00           78.74                69.69                               1999-2000
    76             2/1/01           68.24                60.78                                 1976
    77           10/19/00           70.41                50.22                                 1997
    78            2/20/01           77.85                69.29                                 1980
    79             3/1/01           77.17                67.80                                 1991
-------------------------------------------------------------------------------------------------------------
    80            2/26/01           67.26                59.29                                 1998
    81             1/1/01           79.78                70.16                                 1962
    82            1/31/01           76.94                68.65                                 2001
    83            4/20/01           68.76                60.93                               1999/2000
    84            2/20/01           79.27                70.56                                 1985
-------------------------------------------------------------------------------------------------------------
    85             2/7/01           74.74                60.53                               1978/1985
    86            1/31/01           72.44                59.59                                 1993
    87            2/21/01           77.21                68.16                                 1984
    88            2/22/01           79.93                68.99                                 1949
    89            1/19/01           72.14                58.61                                 1963
-------------------------------------------------------------------------------------------------------------
    90            1/11/01           66.55                59.72                                 1986
    91             4/4/01           79.94                74.32                                 1984
    92           10/24/00           72.65                59.58                                 1972
    93             1/8/01           58.88                52.06                                 1989
    94           11/28/00           68.96                61.38                               1977-1981
-------------------------------------------------------------------------------------------------------------
    95            8/24/00           68.62                59.08                                 1997
    96             2/8/01           60.93                54.25                                 1985
    97           10/24/00           71.52                58.66                                 1970



                                                                              CUT-OFF DATE
                                                                              BALANCE PER
  CONTROL                                UNITS, BEDS         UNIT         SQ. FT., UNIT, BED,
  NUMBER         YEAR RENOVATED          ROOMS, SQFT      DESCRIPTION       PAD OR ROOM ($)
------------------------------------------------------------------------------------------------
    41                                         144           Units                 49,479
    42                                         144           Units                 48,333
    43                                      54,199           Sq Ft                    112
    44                                         304           Units                 19,035
    44a          1996/1997/1998                152           Units
    44b        1996/1997/1998/1999             152           Units
------------------------------------------------------------------------------------------------
    45                                     104,950           Sq Ft                     55
    46                                     119,172           Sq Ft                     48
    47                1994                 217,978           Sq Ft                     26
    48              1998-2000               57,121           Sq Ft                     97
    49                                      86,004           Sq Ft                     64
------------------------------------------------------------------------------------------------
    50                2000                  49,810           Sq Ft                    105
    51                                         132           Units                 39,644
    52                                         201           Pads                  25,605
    53                                         232           Units                 21,781
    54                                     118,073           Sq Ft                     42
------------------------------------------------------------------------------------------------
    55                                      57,139           Sq Ft                     87
    56                                         114           Rooms                 42,503
    57                                      23,364           Sq Ft                    206
    58                1981                  86,975           Sq Ft                     54
    59              1999-2001                  122           Units                 36,856
------------------------------------------------------------------------------------------------
    60                                         204           Units                 20,789
    61                                      62,100           Sq Ft                     67
    61a                                     18,297           Sq Ft
    61b                                     12,475           Sq Ft
    61c            1998, 1994               31,328           Sq Ft
------------------------------------------------------------------------------------------------
    62                                      60,009           Sq Ft                     62
    62a               1999                  32,800           Sq Ft
    62b                                     27,209           Sq Ft
    63              1999-2000                   45           Units                 81,882
    64                                      45,938           Sq Ft                     76
------------------------------------------------------------------------------------------------
    65              1998/1999               64,247           Sq Ft                     54
    66                                         144           Units                 24,009
    67                                      47,821           Sq Ft                     71
    68              1985-1988               35,941           Sq Ft                     90
    69                2000                     244           Units                 13,077
------------------------------------------------------------------------------------------------
    70                                      45,039           Sq Ft                     70
    71                1994                  31,400           Sq Ft                    100
    72                2000                      30           Units                101,188
    73                                      91,998           Sq Ft                     33
    74                1986                  28,500           Sq Ft                    105
------------------------------------------------------------------------------------------------
    75                                      15,340           Sq Ft                    195
    76                1985                  27,565           Sq Ft                    106
    77                                          76           Rooms                 37,057
    78                1999                 112,995           Sq Ft                     23
    79                                      37,500           Sq Ft                     68
------------------------------------------------------------------------------------------------
    80                                      31,840           Sq Ft                     78
    81             1984 & 2000                  64           Units                 36,150
    82                                      12,500           Sq Ft                    185
    83                                      23,714           Sq Ft                     86
    84                1999                  62,325           Sq Ft                     30
------------------------------------------------------------------------------------------------
    85                                          47           Units                 38,640
    86                                      22,520           Sq Ft                     80
    87                2000                      24           Units                 70,780
    88                                          49           Units                 33,849
    89                                          96           Units                 15,781
------------------------------------------------------------------------------------------------
    90                                      22,522           Sq Ft                     62
    91                                          32           Units                 39,346
    92                2000                      88           Units                 13,622
    93                                      19,416           Sq Ft                     61
    94                1998                  18,155           Sq Ft                     64
------------------------------------------------------------------------------------------------
    95                                          60           Units                 18,299
    96                                      10,330           Sq Ft                     88
    97                2000                      60           Units                 14,900



                                                                                                ANNUAL
  CONTROL                                                                                      REQUIRED
  NUMBER       OCCUPANCY (%)       OCCUPANCY DATE       OWNERSHIP INTEREST      LOCKBOX      RESERVES ($)
------------------------------------------------------------------------------------------------------------
    41              96                 4/3/01        Fee Simple                                25,200
    42              96                 4/3/01        Fee Simple                                25,200
    43              97                 4/1/01        Fee Simple                  Soft          10,670
    44                                                                                         76,000
    44a             99                4/16/01        Fee Simple
    44b             99                4/16/01        Fee Simple
------------------------------------------------------------------------------------------------------------
    45              87                3/26/01        Fee Simple                                29,664
    46              91                12/15/00       Leasehold                   Soft          32,172
    47              100               4/24/01        Leasehold                   Soft          32,700
    48              100                4/1/01        Fee Simple                  Soft           8,568
    49              100               3/20/01        Fee Simple                                 8,600
------------------------------------------------------------------------------------------------------------
    50              95                4/15/01        Fee Simple                  Soft          10,956
    51              98                4/23/01        Fee Simple                                29,700
    52              98                2/14/01        Fee Simple                                 8,505
    53              94                3/20/01        Fee Simple                                66,816
    54              100               3/28/01        Fee Simple                                22,788
------------------------------------------------------------------------------------------------------------
    55              87                3/21/01        Fee Simple                                11,428
    56              73                12/31/00       Fee Simple
    57              100                3/1/01        Fee Simple                                 2,336
    58              95                12/11/00       Fee Simple                                12,177
    59              88                4/25/01        Fee Simple                                41,846
------------------------------------------------------------------------------------------------------------
    60              90                 3/7/01        Fee Simple                                43,452
    61                                                                         Springing        8,701
    61a             83                 4/1/01        Fee Simple
    61b             100                4/1/01        Fee Simple
    61c             100                4/1/01        Fee Simple
------------------------------------------------------------------------------------------------------------
    62                                                                                         13,906
    62a             100               2/20/01        Fee Simple
    62b             90                6/30/01        Fee Simple
    63              96                 3/1/01        Fee Simple                                12,285
    64              86                2/28/01        Fee Simple                                 9,614
------------------------------------------------------------------------------------------------------------
    65              100               4/24/01        Fee Simple                                17,988
    66              97                4/25/01        Fee Simple                                42,048
    67              96                 2/6/01        Fee Simple                                 8,941
    68              100                3/6/01        Both Fee/Leasehold                         7,188
    69              92                4/22/01        Fee Simple                                61,000
------------------------------------------------------------------------------------------------------------
    70              96                 4/1/01        Both Fee/Leasehold                         9,895
    71              100                5/8/01        Fee Simple                                 4,968
    72              100                4/6/01        Fee Simple                                 9,000
    73              87                3/22/01        Fee Simple                                13,583
    74              100               3/15/01        Fee Simple                                 4,831
------------------------------------------------------------------------------------------------------------
    75              100               2/15/01        Fee Simple                                   975
    76              100                3/3/01        Fee Simple                                 5,789
    77              62                10/19/00       Fee Simple
    78              98                 4/9/01        Fee Simple                                11,300
    79              100               1/11/01        Fee Simple                                 7,500
------------------------------------------------------------------------------------------------------------
    80              100               2/28/01        Fee Simple                                 4,776
    81              95                4/30/01        Fee Simple                                16,000
    82              100               2/20/01        Fee Simple                  Hard           1,250
    83              100               4/24/01        Fee Simple                                 2,371
    84              100               3/26/01        Fee Simple                                 6,233
------------------------------------------------------------------------------------------------------------
    85              100                3/1/01        Fee Simple                                13,113
    86              100                3/1/01        Fee Simple                Springing        7,657
    87              96                 4/1/01        Fee Simple                                 5,880
    88              96                3/15/01        Fee Simple                                12,495
    89              94                 2/1/01        Fee Simple                                27,204
------------------------------------------------------------------------------------------------------------
    90              100                4/1/01        Fee Simple                                 4,279
    91              94                4/30/01        Fee Simple                                 8,000
    92              86                3/31/01        Fee Simple                                22,000
    93              93                 1/5/01        Fee Simple                Springing        4,466
    94              100               4/18/01        Fee Simple                  Soft           2,904
------------------------------------------------------------------------------------------------------------
    95              100               3/22/01        Fee Simple                                15,000
    96              100               2/21/01        Fee Simple                                 2,064
    97              97                3/31/01        Fee Simple                                15,000



  CONTROL             ANNUAL                                                           LARGEST TENANT       LARGEST TENANT
  NUMBER        REQUIRED TI/LC ($)                   LARGEST TENANT                         SQ FT          LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------
    41
    42
    43                 74,066         Franklin Dzida, Richard Chambers, MD                         3,942        8/31/05
    44
    44a
    44b
-------------------------------------------------------------------------------------------------------------------------------
    45                 47,000         Weis/King Store #185                                        50,500        3/15/05
    46                 59,868         Bruno's                                                     54,172       10/31/10
    47                 57,444         Henry Bath                                                 110,542        7/31/03
    48                 62,520         Fresinius Medical Care                                      22,104        3/31/10
    49                 35,952         Teague                                                      30,312       12/31/05
-------------------------------------------------------------------------------------------------------------------------------
    50                 57,648         Comcast Cablevision of NJ                                   28,380        2/28/06
    51
    52
    53
    54                100,000         Action Auto                                                 16,380       10/31/10
-------------------------------------------------------------------------------------------------------------------------------
    55                                PaineWeber                                                  10,991       10/31/10
    56
    57                 28,600         Desert Dreams, Inc.                                         12,000       12/31/10
    58                 50,004         Publicus (Evans Group)                                      22,004        6/3/02
    59
-------------------------------------------------------------------------------------------------------------------------------
    60
    61
    61a                               State of Connecticut                                         9,704        1/31/02
    61b                               Dr. Barry Gelber                                             3,100        3/31/02
    61c                               Omni Sport                                                  14,848       12/31/02
-------------------------------------------------------------------------------------------------------------------------------
    62                 70,575
    62a                               Allstate                                                    32,800        9/30/03
    62b                               Saisha Technology                                            3,424        5/31/03
    63
    64                                Walgreens                                                   13,500        6/1/14
-------------------------------------------------------------------------------------------------------------------------------
    65                                Women's Shelter Thrift Store                                11,500        8/31/03
    66
    67                 32,520         Crayon Academy                                               6,000        3/31/05
    68                 42,931         Jersey City Medical                                          8,564        4/30/06
    69
-------------------------------------------------------------------------------------------------------------------------------
    70                 36,000         King Kullen Grocery                                         20,963        7/31/08
    71                                Tutor Time                                                  11,200        4/30/21
    72
    73                 36,000         Bryan Jones Piggly Wiggly Car                               26,000        7/1/07
    74                 35,000         Health Capital                                              11,590       12/31/05
-------------------------------------------------------------------------------------------------------------------------------
    75                                Bank of Boulder                                              5,600       11/30/19
    76                 44,732         Margolis Law Firm                                            8,371       12/31/05
    77
    78                 40,000         Blakeley Sales                                               7,740        3/31/03
    79                 16,020         Universal Imaging                                           27,900       12/31/10
-------------------------------------------------------------------------------------------------------------------------------
    80                 27,000         A.P. Birch Company                                           4,078       11/30/03
    81
    82                                Thomasville Home Furnishings                                12,500        2/2/16
    83                 52,800         State of California                                          8,057        3/14/08
    84                 20,000         Chinese Boxing Academy                                       4,500       11/30/02
-------------------------------------------------------------------------------------------------------------------------------
    85
    86                                HiFi Buys                                                   15,000        6/1/08
    87
    88
    89
-------------------------------------------------------------------------------------------------------------------------------
    90                 15,792         Praise Chapel                                                2,820       10/31/03
    91
    92
    93                 24,735         The South College                                            8,772       12/31/04
    94                 14,255         Snyder's Drug Store                                         10,724       11/30/08
-------------------------------------------------------------------------------------------------------------------------------
    95
    96                 10,848         Quick Chek Food Stores                                       7,150        7/31/05
    97



                                                            SECOND               SECOND
  CONTROL                    SECOND                     LARGEST TENANT       LARGEST TENANT
  NUMBER                 LARGEST TENANT                      SQ FT          LEASE EXPIRATION
------------------------------------------------------------------------------------------------
    41
    42
    43      CareMore, Inc.                                    3,457             11/30/05
    44
    44a
    44b
------------------------------------------------------------------------------------------------
    45      CVS Store #1093                                  10,500              1/31/04
    46      Fred's Stores of Tenn #1370                      24,000             10/31/05
    47      Folger Coffee                                   100,000             10/31/02
    48      BCM Engineers, Inc.                              17,628             12/31/04
    49      Eltec Gates                                      18,312              5/31/05
------------------------------------------------------------------------------------------------
    50      Outsource (I.G.S.)                                8,672              5/31/05
    51
    52
    53
    54      IPI Graphics                                     15,000              6/30/01
------------------------------------------------------------------------------------------------
    55      Nelson & Assoc.                                   8,349             11/30/06
    56
    57      Mattress Giant Corporation                        4,100             12/31/10
    58      Old Spaghetti Factory                            12,762              1/1/13
    59
------------------------------------------------------------------------------------------------
    60
    61
    61a     Hallmark Totaltech                                3,976              3/31/04
    61b     Barry, Harvey & Later                             2,410             12/31/02
    61c     Sovereign Bank                                   10,280             11/30/04
------------------------------------------------------------------------------------------------
    62
    62a
    62b     Transcors, Inc.                                   2,739              5/31/03
    63
    64      Savings Liquor                                    4,676              8/1/03
------------------------------------------------------------------------------------------------
    65      Life Corporation                                 11,378             10/31/04
    66
    67      Sugarland Family Care Center                      5,600              4/30/02
    68      VA Clinic                                         4,000              9/30/02
    69
------------------------------------------------------------------------------------------------
    70      Rite Aid                                          9,982              8/31/09
    71      HeartShare Human Services                        10,000              3/31/05
    72
    73      Ladies Choice Fitness Center                      8,560              2/1/06
    74      Child Development Center                          5,400              2/28/04
------------------------------------------------------------------------------------------------
    75      Panda Express                                     3,500              9/30/15
    76      Daniel Groisser, MD                               6,900              3/31/11
    77
    78      Print Graphics                                    6,480              8/31/01
    79      Chester County                                    9,600              9/14/05
------------------------------------------------------------------------------------------------
    80      Hollifield & Palmer                               2,816              8/31/04
    81
    82
    83      Advanced Material Solutions                       8,057              8/14/05
    84      GN Performance Plumbing                           3,000              6/30/01
------------------------------------------------------------------------------------------------
    85
    86      Barry's Manufacturing Company                     4,000              9/4/04
    87
    88
    89
------------------------------------------------------------------------------------------------
    90      El Curtido Restaurant                             2,500             12/31/02
    91
    92
    93      Area Agency on Aging                              7,035             12/31/07
    94      The Liquor Barrel                                 3,920              4/11/05
------------------------------------------------------------------------------------------------
    95
    96      Joann & William Rauch                             1,625              4/30/05
    97



                                                               THIRD                 THIRD
  CONTROL                     THIRD                        LARGEST TENANT       LARGEST TENANT      CONTROL
  NUMBER                  LARGEST TENANT                       SQ FT           LEASE EXPIRATION      NUMBER
--------------------------------------------------------------------------------------------------------------
    41                                                                                                 41
    42                                                                                                 42
    43      Neil Klein, MD                                     2,871                4/30/02            43
    44                                                                                                 44
    44a                                                                                               44a
    44b                                                                                               44b
--------------------------------------------------------------------------------------------------------------
    45      Summit Bank                                        3,200               12/31/02            45
    46      Movie Gallery                                      6,000                8/8/02             46
    47      Port Cargo                                         7,436                3/31/21            47
    48      WFS Financial, Inc.                                6,873                3/31/05            48
    49      Westar                                            15,845                7/31/07            49
--------------------------------------------------------------------------------------------------------------
    50      Component Assembly                                 4,697                4/14/06            50
    51                                                                                                 51
    52                                                                                                 52
    53                                                                                                 53
    54      Whitely Fire Protection                           14,125                8/31/02            54
--------------------------------------------------------------------------------------------------------------
    55      Brown, Stan, Derwin Aity                           4,528                7/31/09            55
    56                                                                                                 56
    57      SprintCom, Inc.                                    3,000               12/31/05            57
    58      Indiana Republican Committee                       8,633               12/31/04            58
    59                                                                                                 59
--------------------------------------------------------------------------------------------------------------
    60                                                                                                 60
    61                                                                                                 61
    61a     XCEL Image                                         1,131                4/30/03           61a
    61b     Drs. Pasciucco & Ostapiuk                          1,357                9/30/04           61b
    61c     Bennigan's Grill & Tavern                          6,200               10/31/13           61c
--------------------------------------------------------------------------------------------------------------
    62                                                                                                 62
    62a                                                                                               62a
    62b     HB Title of Florida, Inc.                          2,054                8/31/01           62b
    63                                                                                                 63
    64      Impressive Dry Clean                               4,020                11/1/04            64
--------------------------------------------------------------------------------------------------------------
    65      Family Dollar Store                                8,040                1/1/05             65
    66                                                                                                 66
    67      Copperfield Liquor                                 4,610                8/31/02            67
    68      Action Customs                                     3,132               10/31/02            68
    69                                                                                                 69
--------------------------------------------------------------------------------------------------------------
    70      North Fork Bank                                    3,139                9/30/09            70
    71      Blockbuster Video                                  6,200                8/31/01            71
    72                                                                                                 72
    73      Concentra South Carolina                           5,660                5/1/06             73
    74      Trident                                            3,040                5/31/02            74
--------------------------------------------------------------------------------------------------------------
    75      KFC                                                3,300                5/31/20            75
    76      Ferrara and Buckworth                              3,325               11/30/05            76
    77                                                                                                 77
    78      Martin                                             6,480                8/31/01            78
    79                                                                                                 79
--------------------------------------------------------------------------------------------------------------
    80      H&R Block                                          2,670                7/31/05            80
    81                                                                                                 81
    82                                                                                                 82
    83      Armored Transport, Inc.                            7,600                5/31/06            83
    84      Sam's Wholesale Distribution                       3,000               10/31/01            84
--------------------------------------------------------------------------------------------------------------
    85                                                                                                 85
    86      Honey Baked Ham                                    3,520                4/1/03             86
    87                                                                                                 87
    88                                                                                                 88
    89                                                                                                 89
--------------------------------------------------------------------------------------------------------------
    90      Market 1                                           2,221                8/31/05            90
    91                                                                                                 91
    92                                                                                                 92
    93      Mimi Stein                                         2,175               12/31/05            93
    94      Papa John's Pizza                                  1,536                6/30/04            94
--------------------------------------------------------------------------------------------------------------
    95                                                                                                 95
    96      Kunjarika Vaidya                                   1,555                9/30/09            96
    97                                                                                                 97

   CONTROL          LOAN
   NUMBER          NUMBER                   PROPERTY NAME                        CITY                  COUNTY
--------------------------------------------------------------------------------------------------------------------
      7       09-0001495       Club Apartments Portfolio
     7a       09-0001495-A     Admiral Club Apartments                 Newark                    New Castle
     7b       09-0001495-B     Harbor Club Apartments                  Newark                    New Castle
     17       09-0001466       Stoney Falls Apartments                 Lexington                 Fayette
     20       09-0001505       River Oak Apartments                    Louisville                Jefferson
--------------------------------------------------------------------------------------------------------------------
     22       09-0001478       Conejo Apartments                       Las Vegas                 Clark
     25       09-0001451       Hampton Garden Apartments               Las Vegas                 Clark
     26       29740            GMC Portfolio
     26a      29740-A          Northwood Apartments                    Jacksonville              Duval
     26b      29740-B          Heather Ridge Apartments                Jacksonville              Duval
     26c      29740-C          Jennifer Green Apartments               Orange Park               Clay
--------------------------------------------------------------------------------------------------------------------
     27       30880            Harbor Park Apartments                  West Sacramento           Yolo
     28       09-0001470       Manchester Oaks Apartments              Palatine                  Cook
     29       09-0001461       Carlson Bay Apartments                  Fayetteville              Cumberland
     32       09-0001492       River Place Apartments                  Birmingham                Shelby
     33       29410            Rose Garden Apartments                  Brooklyn                  Kings
--------------------------------------------------------------------------------------------------------------------
     34       09-0001496       Boulder Creek Apartments                Madison                   Dane
     37       09-0001467       Stoney Brooke Apartments                Lexington                 Fayette
     41       09-0001477       Chelsea Apartments                      Beaumont                  Jefferson
     42       09-0001479       Farnham Park Apartments                 Port Arthur               Jefferson
     44       30815            Cardinal Square and Autumn Cove
--------------------------------------------------------------------------------------------------------------------
     44a      30815-A          Autumn Cove Apartments                  Beaumont                  Jefferson
     44b      30815-B          Cardinal Square Apartments              Beaumont                  Jefferson
     51       31163            The Highland Oaks Apartments            Fredericksburg            Gillespie
     52       09-0001458       Mesa Village Mobile Home Park           Mesa                      Maricopa
     53       DBM16001         Charlestonwood East Apartments          Las Vegas                 Clark
--------------------------------------------------------------------------------------------------------------------
     59       DBM16017         Birches at Countryside                  Memphis                   Shelby
     60       09-0001450       Ashewood Apartments                     Asheboro                  Randolph
     63       09-0001452       Valley Apartments                       Burbank                   Los Angeles
     66       DBM16016         Turtle Creek Apartments                 Savanah                   Chatham
     69       30245            Fountainbleu Apartments                 Bossier City              Bossier Parish
--------------------------------------------------------------------------------------------------------------------
     72       09-0001453       Kester Apartments                       Shermon Oaks              Los Angeles
     81       31176            Hunter's Pointe Apartments              West Sacramento           Yolo
     85       31485            Casita Villa Apartments                 Marysville                Snohomish
     87       09-0001504       Magnolia Apartments                     Sherman Oaks              Los Angeles
     88       31816            Penzel Apartments                       Upper Darby Township      Delaware
--------------------------------------------------------------------------------------------------------------------
     89       31046            Danville Apartments                     Danville                  Vermilion
     91       DBM15992         Jackson Manor Apartments                Greenville                Hunt
     92       30965            Somerset Apartments                     Mesquite                  Dallas
     95       28919            Sharon Glyn Village Apartments          Newark                    Licking
--------------------------------------------------------------------------------------------------------------------
     97       31011            Allenhurst Apartments                   Mesquite                  Dallas

                                              INITIAL
                         INITIAL POOL       POOL BALANCE                                      STUDIOS
 STATE    ZIP CODE       BALANCE ($)        PER UNIT ($)       UTILITIES PAID BY TENANT       # UNITS
--------------------------------------------------------------------------------------------------------
                              26,212,435            20,241
DE       19711                                             Electricity                               21
DE       19713                                             Electricity                               15
KY       40515                12,291,935            31,040 Electricity                                0
KY       40206                11,531,639            43,029 Electricity/Gas/Water/Sewer                0
--------------------------------------------------------------------------------------------------------
NV       89118                11,490,975            45,599 Electricity                                0
NV       89147                10,751,221            59,729 Electricity/Gas                            0
                              10,000,000            24,938
FL       33218                                             Electricity                                0
FL       33216                                             Electricity                               41
FL       32073                                             Electricity                                0
--------------------------------------------------------------------------------------------------------
CA       95691                 9,955,738            33,634 Electricity/Gas                            0
IL       60067                 9,204,688            46,488 Electricity                                0
NC       28314                 8,587,145            40,127 Electricity/Gas                            0
AL       35242                 8,261,976            38,789 Electricity/Gas/Water/Sewer                0
NY       11218                 7,994,533            59,219 Electricity                                0
--------------------------------------------------------------------------------------------------------
WI       53562                 7,993,126            54,747 Electricity                                9
KY       40509                 7,622,791            32,857 Electricity/Gas/Water                      0
TX       77706                 7,125,000            49,479 Electricity/Gas/Water/Sewer                0
TX       77642                 6,960,000            48,333 Electricity/Gas/Water/Sewer                0
                               5,786,657            19,035
--------------------------------------------------------------------------------------------------------
TX       77703                                             Electricity                                0
TX       77705                                             Electricity                                0
TX       78624                 5,233,020            39,644 Electricity/Water                          0
AZ       85204                 5,146,544            25,605 Electricity/Gas/Water/Sewer                0
NV       89104                 5,053,277            21,781 Electricity                                0
--------------------------------------------------------------------------------------------------------
TN       38133                 4,496,469            36,856 Gas                                        0
NC       27203                 4,240,959            20,789 Electricity/Gas                           40
CA       91505                 3,684,706            81,882 Electricity                               12
GA       31419                 3,457,285            24,009 Electricity/Water                          0
LA       71111                 3,190,853            13,077 Electricity                                0
--------------------------------------------------------------------------------------------------------
CA       91403                 3,035,650           101,188 Electricity                                0
CA       95605                 2,313,577            36,150 Electricity/Gas                            0
WA       98270                 1,816,096            38,640 Electricity                                0
CA       91403                 1,698,723            70,780 Electricity                                0
PA       19082                 1,658,581            33,849 None                                       0
--------------------------------------------------------------------------------------------------------
IL       61832                 1,514,999            15,781 Electricity/Gas                            1
TX       75401                 1,259,076            39,346 Electricity/Gas                            0
TX       75149                 1,198,695            13,622 Electricity                                0
OH       43055                 1,097,955            18,299 None                                       0
--------------------------------------------------------------------------------------------------------
TX       75149                   894,026            14,900 None                                       0

   STUDIOS             1 BEDROOM                2 BEDROOM               3 BEDROOM
   AVG RENT                  AVG RENT                AVG RENT                AVG RENT    4 BEDROOM
  PER MO. ($)    # UNITS   PER MO. ($)   # UNITS   PER MO. ($)    # UNITS   PER MO. ($)   # UNITS
---------------------------------------------------------------------------------------------------
            455       195            540      383            613        81           719         0
            470       242            556      306            630        52           755         0
              0       220            505      176            622         0             0         0
              0       166            569      102            768         0             0         0
---------------------------------------------------------------------------------------------------
              0        72            593      180            771         0             0         0
              0        48            710      132            840         0             0         0

              0        88            470       56            590        16           685         0
            455        56            500       24            603         0             0         0
              0        20            530       80            625        20           740         0
---------------------------------------------------------------------------------------------------
              0       128            495      168            595         0             0         0
              0       116            770       82            943         0             0         0
              0        78            540      116            650        20           754         0
              0        90            549      123            672         0             0         0
              0       135          1,365        0              0         0             0         0
---------------------------------------------------------------------------------------------------
            555        66            743       71            939         0             0         0
              0       104            553      128            644         0             0         0
              0        72            658       56            818        16           925         0
              0        72            647       56            821        16           948         0

---------------------------------------------------------------------------------------------------
              0        56            420       88            530         8           660         0
              0        56            386       88            465         8           585         0
              0         0              0      112            600        20           710         0
              0       180            310       21            310         0             0         0
              0       192            446       40            565         0             0         0
---------------------------------------------------------------------------------------------------
              0        30            615       77            730        15           860         0
            353        84            380       80            485         0             0         0
            808        21            960       12          1,327         0             0         0
              0        40            500      104            580         0             0         0
              0       172            343       72            465         0             0         0
---------------------------------------------------------------------------------------------------
              0         0              0       25          1,179         5         1,560         0
              0        24            550       40            650         0             0         0
              0         0              0       47            585         0             0         0
              0        12            917       12            990         0             0         0
              0        16            565       33            693         0             0         0
---------------------------------------------------------------------------------------------------
            365        35            414       60            495         0             0         0
              0         0              0       32            625         0             0         0
              0        27            445       52            565         9           695         0
              0        30            463       30            514         0             0         0
---------------------------------------------------------------------------------------------------
              0         0              0       60            515         0             0         0

 4 BEDROOM             5 BEDROOM           NUMBER
   AVG RENT                 AVG RENT         OF
  PER MO. ($)    #UNITS   PER MO. ($)    ELEVATORS
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
-----------------------------------------------------
              0        0              0            0
              0        0              0            0

              0        0              0            0
              0        0              0            0
              0        0              0            0
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            2
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0

-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            1
              0        0              0            0
              0        0              0            0
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            0
-----------------------------------------------------
              0        0              0            0
              0        0              0            0
              0        0              0            0
              0        0              0            1
-----------------------------------------------------
              0        0              0            0

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                 NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                       MORTGAGE        DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                   LOANS        BALANCE        BALANCE       BALANCE       BALANCE       BALANCE
--------------------------- ----------- --------------- ------------ -------------- ------------- -------------
$   894,026 -    999,999          2      $  1,807,932        0.23%    $    894,026   $   913,905   $   903,966
  1,000,000 -  1,999,999         12        17,657,076        2.25        1,097,955     1,882,739     1,471,423
  2,000,000 -  2,999,999         11        29,046,090        3.71        2,028,520     2,993,978     2,640,554
  3,000,000 -  3,999,999         11        37,057,303        4.73        3,035,650     3,745,312     3,368,846
  4,000,000 -  4,999,999          8        37,191,295        4.75        4,141,767     4,993,924     4,648,912
  5,000,000 -  5,999,999         10        54,526,326        6.96        5,053,277     5,786,657     5,452,633
  6,000,000 -  6,999,999          2        13,019,079        1.66        6,059,079     6,960,000     6,509,539
  7,000,000 -  7,999,999          9        68,390,653        8.73        7,125,000     7,994,533     7,598,961
  8,000,000 -  8,999,999          4        33,658,476        4.30        8,261,976     8,587,145     8,414,619
  9,000,000 -  9,999,999          2        19,160,427        2.45        9,204,688     9,955,738     9,580,213
 10,000,000 - 11,999,999          8        90,115,675       11.51       10,000,000    11,937,414    11,264,459
 12,000,000 - 13,999,999          3        37,317,550        4.77       12,290,290    12,735,326    12,439,183
 14,000,000 - 16,999,999          6        97,359,316       12.43       14,433,247    16,976,898    16,226,553
 17,000,000 - 19,999,999          1        19,486,594        2.49       19,486,594    19,486,594    19,486,594
 20,000,000 - 24,999,999          1        21,955,006        2.80       21,955,006    21,955,006    21,955,006
 25,000,000 - 49,999,999          7       205,357,699       26.22       26,212,435    32,879,923    29,336,814
                                 --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:                    97      $783,106,497      100.00%    $    894,026   $32,879,923   $ 8,073,263
                                 ==      ============      ======



                                                                          WEIGHTED
                                                   WEIGHTED               AVERAGE
                              MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                  SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   894,026 -    999,999        1.35x      1.58x      1.47x     7.775%      118.5       60.93%      71.52%      66.17%
  1,000,000 -  1,999,999        1.17       1.41       1.29      7.643       117.0       58.88       79.94       73.25
  2,000,000 -  2,999,999        1.26       1.54       1.36      7.588       117.2       65.09       79.84       73.63
  3,000,000 -  3,999,999        1.20       1.84       1.36      7.618       115.1       40.48       77.84       70.17
  4,000,000 -  4,999,999        1.27       1.58       1.36      7.659       119.2       55.69       79.94       72.53
  5,000,000 -  5,999,999        1.21       1.39       1.29      7.607       116.7       68.72       79.91       76.00
  6,000,000 -  6,999,999        1.28       1.30       1.29      7.431       116.6       73.44       80.00       76.95
  7,000,000 -  7,999,999        1.25       2.11       1.45      7.344       110.9       57.58       79.82       71.98
  8,000,000 -  8,999,999        1.21       1.42       1.29      7.425       117.0       74.69       78.06       76.45
  9,000,000 -  9,999,999        1.33       1.34       1.34      7.270        86.6       72.91       79.80       76.22
 10,000,000 - 11,999,999        1.20       1.32       1.25      7.547       127.1       70.42       78.71       74.07
 12,000,000 - 13,999,999        1.28       1.37       1.32      7.213        98.6       70.36       79.82       76.59
 14,000,000 - 16,999,999        1.26       1.85       1.44      7.871       112.4       58.43       76.27       69.35
 17,000,000 - 19,999,999        1.26       1.26       1.26      7.880       119.0       73.53       73.53       73.53
 20,000,000 - 24,999,999        1.31       1.31       1.31      7.470       117.0       79.33       79.33       79.33
 25,000,000 - 49,999,999        1.21       1.49       1.30      7.406       117.7       61.39       77.72       72.77
Total/Avg./Wtd.
Avg./Min/Max:                   1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                        DISTRIBUTION OF PROPERTY TYPES



                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                      MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE        PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------- ------------ --------------- ------------ ------------- -------------- -------------
Office                    32      $235,439,911       30.06%    $   467,619   $32,226,729    $ 7,357,497
Multifamily (a)           38       212,760,351       27.17         894,026    13,321,073      5,598,957
Anchored Retail           17       187,057,550       23.89       2,992,197    29,935,440     11,003,385
Industrial                15        79,530,826       10.16       1,056,708    28,162,436      5,302,055
Hospitality                5        47,757,021        6.10       2,816,297    16,967,933      9,551,404
Unanchored Retail          9        20,560,838        2.63         913,905     3,491,658      2,284,538
                          --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:            116      $783,106,497      100.00%    $   467,619   $32,226,729    $ 6,750,918
                         ===      ============      ======




                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE          RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Office                  1.20x      1.54x      1.28x     7.593%      117.5       58.88%      79.84%      74.21%
Multifamily (a)         1.17       1.84       1.33      7.251       109.1       61.39       80.00       74.88
Anchored Retail         1.20       1.54       1.31      7.605       119.9       58.43       79.91       72.98
Industrial              1.21       1.45       1.29      7.498       117.6       68.76       79.90       72.86
Hospitality             1.45       2.11       1.70      7.989       116.6       55.69       71.30       66.37
Unanchored Retail       1.29       1.84       1.42      7.929       114.5       40.48       76.94       64.98
Total/Avg./Wtd.
Avg./Min/Max:           1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

-------
(a) Includes 1 manufactured housing property (0.66% of the initial pool balance).

              DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)




                                              PERCENTAGE
                                                  OF
RANGE OF                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
DEBT SERVICE      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
COVERAGE           MORTGAGE        DATE          DATE          DATE          DATE          DATE
RATIOS              LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- --------------- ------------ ------------- ------------- -------------
1.17 - 1.19            1      $  1,198,695        0.15%    $1,198,695    $ 1,198,695   $1,198,695
1.20 - 1.29           44       378,037,075       48.27      1,097,955     32,879,923    8,591,752
1.30 - 1.39           33       261,459,540       33.39        894,026     29,935,440    7,923,016
1.40 - 1.49           11        96,376,648       12.31      1,158,607     26,212,435    8,761,513
1.50 - 1.59            4        16,578,812        2.12        913,905      7,825,627    4,144,703
1.80 - 1.89            3        22,229,158        2.84      3,137,384     15,900,921    7,409,719
2.10 - 2.19            1         7,226,570        0.92      7,226,570      7,226,570    7,226,570
                      --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:         97      $783,106,497      100.00%    $  894,026    $32,879,923   $8,073,263
                      ==      ============      ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
DEBT SERVICE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
COVERAGE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.17 - 1.19          1.17x      1.17x      1.17x     7.790%      119.0       72.65%      72.65%      72.65%
1.20 - 1.29          1.20       1.29       1.25      7.567       118.7       63.12       79.94       75.54
1.30 - 1.39          1.30       1.39       1.33      7.442       110.8       58.43       80.00       73.40
1.40 - 1.49          1.40       1.49       1.44      7.433       117.4       58.88       79.14       68.35
1.50 - 1.59          1.54       1.58       1.55      7.886       117.6       55.69       65.09       61.18
1.80 - 1.89          1.84       1.85       1.85      7.939       112.2       40.48       75.79       67.59
2.10 - 2.19          2.11       2.11       2.11      7.500       117.0       57.58       57.58       57.58
Total/Avg./Wtd.
Avg./Min/Max:        1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                              PERCENTAGE
                                                  OF
                                               AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                   NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF            MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES       LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
----------------- ----------- -------------- ------------ ------------- -------------- -------------
6.7501 - 7.0000         5      $ 42,957,205       5.49%    $6,960,000    $12,291,935    $ 8,591,441
7.0001 - 7.2500        16       166,455,765      21.26      2,313,577     29,935,440     10,403,485
7.2501 - 7.5000        24       177,933,880      22.72      1,177,575     28,162,436      7,413,912
7.5001 - 7.7500        26       226,298,437      28.90      1,097,955     32,879,923      8,703,786
7.7501 - 8.0000        18       124,108,665      15.85        894,026     19,486,594      6,894,926
8.0001 - 8.2500         4        19,780,401       2.53      1,397,519     10,000,000      4,945,100
8.2501 - 8.5000         4        25,572,143       3.27      3,137,384     14,433,247      6,393,036
                       --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:          97      $783,106,497     100.00%    $  894,026    $32,879,923    $ 8,073,263
                       ==      ============     ======

                                                                WEIGHTED
                                         WEIGHTED               AVERAGE
                    MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                     DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                    SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.7501 - 7.0000       1.30x      1.42x      1.36x     6.923%      100.7       76.12%      80.00%      78.73%
7.0001 - 7.2500       1.24       1.84       1.33      7.157       111.7       61.39       79.94       74.20
7.2501 - 7.5000       1.20       2.11       1.33      7.391       122.1       57.58       79.89       73.29
7.5001 - 7.7500       1.20       1.54       1.29      7.654       117.2       63.11       79.94       73.74
7.7501 - 8.0000       1.17       1.85       1.38      7.909       118.2       60.93       79.91       73.12
8.0001 - 8.2500       1.20       1.49       1.27      8.134       113.2       66.55       70.42       69.67
8.2501 - 8.5000       1.28       1.84       1.47      8.417        97.3       40.48       63.12       56.29
Total/Avg./Wtd.
Avg./Min/Max:         1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                       DISTRIBUTION OF AMORTIZATION TYPES




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                      MORTGAGE        DATE          DATE          DATE           DATE           DATE
AMORTIZATION TYPE      LOANS        BALANCE        BALANCE       BALANCE        BALANCE       BALANCE
------------------- ----------- --------------- ------------ -------------- -------------- -------------
Balloon (a)              93      $708,364,890       90.46%    $    894,026   $32,879,923    $ 7,616,827
Hyper Amortizing          3        62,804,293        8.02       15,900,921    29,935,440     20,934,764
Fully Amortizing          1        11,937,314        1.52       11,937,314    11,937,314     11,937,314
                         --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:            97      $783,106,497      100.00%    $    894,026   $32,879,923    $ 8,073,263
                         ==      ============      ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon (a)             1.17x      2.11x      1.32x     7.516%      114.3       40.48%      80.00%      73.38%
Hyper Amortizing        1.33       1.85       1.49      7.643       116.5       67.87       74.84       72.06
Fully Amortizing        1.20       1.20       1.20      7.500       190.0       71.27       71.27       71.27
Total/Avg./Wtd.
Avg./Min/Max:           1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

-------
(a) Includes three loans with interest only periods for up to 25 months.



               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS




                                              PERCENTAGE
                                                  OF
RANGE OF                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
LOAN-TO-VALUE      MORTGAGE        DATE          DATE          DATE          DATE          DATE
RATIOS              LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- --------------- ------------ ------------- ------------- -------------
40.1 - 45.0            1      $  3,137,384        0.40%    $3,137,384    $ 3,137,384   $ 3,137,384
55.1 - 60.0            4        27,682,693        3.53      1,177,575     14,433,247     6,920,673
60.1 - 65.0            4        38,108,179        4.87        913,905     26,212,435     9,527,045
65.1 - 70.0           13        65,821,499        8.41      1,097,955     16,967,933     5,063,192
70.1 - 75.0           32       347,136,000       44.33        894,026     32,879,923    10,848,000
75.1 - 80.0           43       301,220,742       38.46      1,259,076     27,979,836     7,005,134
                      --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:         97      $783,106,497      100.00%    $  894,026    $32,879,923   $ 8,073,263
                      ==      ============      ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
40.1 - 45.0          1.84x      1.84x      1.84x     8.500%       99.0       40.48%      40.48%      40.48%
55.1 - 60.0          1.39       2.11       1.61      8.137       102.2       55.69       58.88       57.75
60.1 - 65.0          1.28       1.58       1.49      7.296       116.7       60.93       63.12       61.88
65.1 - 70.0          1.22       1.54       1.38      7.797       116.6       65.09       68.96       66.83
70.1 - 75.0          1.17       1.85       1.31      7.560       119.7       70.36       74.96       72.96
75.1 - 80.0          1.20       1.84       1.30      7.390       112.0       75.20       80.00       78.16
Total/Avg./Wtd.
Avg./Min/Max:        1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                               PERCENTAGE
                                                   OF
                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                   MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY STATE    PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
---------------- ------------ --------------- ------------ ------------- -------------- --------------
California             13      $132,439,390       16.91%    $ 1,397,519   $29,935,440    $10,187,645
Pennsylvania           11       104,892,983       13.39       1,658,581    28,162,436      9,535,726
Texas                  18        98,700,271       12.60         894,026    16,681,530      5,483,348
Florida                12        43,376,773        5.54       1,056,708    16,967,933      3,614,731
New Jersey              6        39,052,977        4.99         913,905    19,486,594      6,508,829
Georgia                 3        33,233,631        4.24       1,796,511    27,979,836     11,077,877
Missouri                1        32,226,729        4.12      32,226,729    32,226,729     32,226,729
Kentucky                3        31,446,365        4.02       7,622,791    12,291,935     10,482,122
Louisiana               5        30,730,236        3.92       3,190,853     7,933,155      6,146,047
Nevada                  3        27,295,473        3.49       5,053,277    11,490,975      9,098,491
Delaware                2        26,212,435        3.35      12,891,361    13,321,073     13,106,217
North Carolina          4        23,594,128        3.01       2,471,720     8,587,145      5,898,532
Colorado                3        19,220,314        2.45       2,992,197    12,735,326      6,406,771
Washington              3        18,738,910        2.39       1,816,096    11,426,855      6,246,303
Maryland                4        18,472,287        2.36       3,958,751     4,993,924      4,618,072
Alabama                 3        16,243,487        2.07       2,308,235     8,261,976      5,414,496
Illinois                3        15,540,659        1.98       1,514,999     9,204,688      5,180,220
New York                3        14,288,129        1.82       3,137,384     7,994,533      4,762,710
Michigan                3        12,290,290        1.57       3,197,474     5,095,974      4,096,763
Wisconsin               1         7,993,126        1.02       7,993,126     7,993,126      7,993,126
Arizona                 2         7,962,841        1.02       2,816,297     5,146,544      3,981,421
Virginia                1         7,583,832        0.97       7,583,832     7,583,832      7,583,832
Connecticut             4         7,135,632        0.91         467,619     2,993,864      1,783,908
Indiana                 1         4,688,592        0.60       4,688,592     4,688,592      4,688,592
Tennessee               1         4,496,469        0.57       4,496,469     4,496,469      4,496,469
South Carolina          1         2,993,978        0.38       2,993,978     2,993,978      2,993,978
Minnesota               1         1,158,607        0.15       1,158,607     1,158,607      1,158,607
Ohio                    1         1,097,955        0.14       1,097,955     1,097,955      1,097,955
                       --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:         116      $783,106,497      100.00%    $   467,619   $32,226,729    $ 6,750,918
                      ===      ============      ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California           1.20x      1.85x      1.37x     7.402%      116.9       66.55%      79.78%      74.06%
Pennsylvania         1.20       1.45       1.26      7.612       125.0       68.72       79.93       73.15
Texas                1.17       1.58       1.36      7.689       112.1       55.69       80.00       69.74
Florida              1.20       1.45       1.31      7.886       116.8       58.88       73.44       69.63
New Jersey           1.20       2.11       1.44      7.784       118.3       57.58       74.91       69.96
Georgia              1.25       1.31       1.28      7.617       118.9       72.44       77.72       77.34
Missouri             1.25       1.25       1.25      7.640       119.0       74.95       74.95       74.95
Kentucky             1.20       1.37       1.28      7.239        79.7       78.45       79.82       79.32
Louisiana            1.27       1.84       1.36      7.435       117.1       75.79       79.33       78.45
Nevada               1.28       1.32       1.29      7.213       118.0       72.19       78.71       75.08
Delaware             1.49       1.49       1.49      7.050       118.0       61.39       61.39       61.39
North Carolina       1.26       1.42       1.35      7.357       118.2       67.26       78.83       76.36
Colorado             1.28       1.32       1.31      7.443       118.2       70.36       78.74       72.68
Washington           1.20       1.31       1.27      7.510       117.7       72.79       77.47       75.83
Maryland             1.21       1.38       1.28      7.616       116.2       65.74       79.90       73.69
Alabama              1.24       1.39       1.28      7.495       117.2       76.94       79.91       78.01
Illinois             1.29       1.38       1.32      7.392        85.2       72.14       79.80       78.04
New York             1.28       1.84       1.47      8.132       111.5       40.48       71.38       62.77
Michigan             1.28       1.28       1.28      7.190       119.0       79.81       79.81       79.81
Wisconsin            1.40       1.40       1.40      6.760       119.0       79.14       79.14       79.14
Arizona              1.27       1.49       1.35      7.726       116.7       70.41       76.25       74.18
Virginia             1.36       1.36       1.36      7.300       117.0       70.88       70.88       70.88
Connecticut          1.27       1.31       1.29      7.545       117.0       66.00       79.84       71.81
Indiana              1.33       1.33       1.33      7.730       116.0       78.14       78.14       78.14
Tennessee            1.27       1.27       1.27      7.220       119.0       79.94       79.94       79.94
South Carolina       1.54       1.54       1.54      7.550       117.0       65.09       65.09       65.09
Minnesota            1.41       1.41       1.41      7.745       118.0       68.96       68.96       68.96
Ohio                 1.22       1.22       1.22      7.690       141.0       68.62       68.62       68.62
Total/Avg./Wtd.
Avg./Min/Max:        1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
REMAINING         NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION       MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS)         LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
---------------- ----------- -------------- ------------ -------------- -------------- --------------
171 - 190              1      $ 11,937,314       1.52%    $11,937,314    $11,937,314    $11,937,314
231 - 250              1         2,816,297       0.36       2,816,297      2,816,297      2,816,297
251 - 270              1         5,584,376       0.71       5,584,376      5,584,376      5,584,376
271 - 290              1         3,137,384       0.40       3,137,384      3,137,384      3,137,384
291 - 310             10        64,896,377       8.29         894,026     16,967,933      6,489,638
331 - 360             82       693,636,794      88.58         913,905     32,879,923      8,458,985
361 - 363              1         1,097,955       0.14       1,097,955      1,097,955      1,097,955
                      --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:         97      $783,106,497     100.00%    $   894,026    $32,879,923    $ 8,073,263
                      ==      ============     ======



                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
171 - 190            1.20x      1.20x      1.20x     7.500%      190.0       71.27%      71.27%      71.27%
231 - 250            1.49       1.49       1.49      8.230       118.0       70.41       70.41       70.41
251 - 270            1.27       1.27       1.27      7.500       118.0       76.50       76.50       76.50
271 - 290            1.84       1.84       1.84      8.500        99.0       40.48       40.48       40.48
291 - 310            1.17       2.11       1.59      7.828       117.2       55.69       74.74       67.70
331 - 360            1.20       1.84       1.31      7.491       114.2       58.43       80.00       73.93
361 - 363            1.22       1.22       1.22      7.690       141.0       68.62       68.62       68.62
Total/Avg./Wtd.
Avg./Min/Max:        1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY




                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
 60 -  83                 3      $ 29,119,414       3.72%    $ 7,622,791   $12,291,935    $ 9,706,471
 84 - 120                90       729,170,842      93.11         894,026    32,879,923      8,101,898
121 - 180                 3        12,878,926       1.64       1,097,955     6,960,000      4,292,975
181 - 240                 1        11,937,314       1.52      11,937,414    11,937,314     11,937,314
                         --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:            97      $783,106,497     100.00%    $   894,026   $32,879,923    $ 8,073,263
                         ==      ============     ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  83               1.25x      1.37x      1.33x     7.061%       57.0       79.80%      79.82%      79.81%
 84 - 120               1.17       2.11       1.34      7.548       116.6       40.48       79.94       72.93
121 - 180               1.22       1.30       1.29      7.366       124.1       68.62       80.00       77.73
181 - 240               1.20       1.20       1.20      7.500       190.0       71.27       71.27       71.27
Total/Avg./Wtd.
Avg./Min/Max:           1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                   DISTRIBUTION OF REMAINING TERM TO MATURITY




                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
 51 -  70                 3      $ 29,119,414       3.72%    $ 7,622,791   $12,291,935    $ 9,706,471
 71 -  90                 2        15,692,323       2.00       1,259,076    14,433,247      7,846,162
 91 - 110                 3        11,860,180       1.51       3,137,384     5,566,585      3,953,393
111 - 120                86       708,578,339      90.48         894,026    32,879,923      8,239,283
121 - 130                 1         4,820,971       0.62       4,820,971     4,820,971      4,820,971
131 - 150                 1         1,097,955       0.14       1,097,955     1,097,955      1,097,955
171 - 190                 1        11,937,414       1.52      11,937,314    11,937,314     11,937,314
                         --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:            97      $783,106,497     100.00%    $   894,026   $32,879,923    $ 8,073,263
                         ==      ============     ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 51 -  70               1.25x      1.37x      1.33x     7.061%       57.0       79.80%      79.82%      79.81%
 71 -  90               1.31       1.39       1.38      8.328        87.6       58.43       79.94       60.16
 91 - 110               1.27       1.84       1.42      8.305       105.8       40.48       68.72       59.76
111 - 120               1.17       2.11       1.33      7.512       117.5       55.69       80.00       73.50
121 - 130               1.29       1.29       1.29      7.850       129.0       76.52       76.52       76.52
131 - 150               1.22       1.22       1.22      7.690       141.0       68.62       68.62       68.62
171 - 190               1.20       1.20       1.20      7.500       190.0       71.27       71.27       71.27
Total/Avg./Wtd.
Avg./Min/Max:           1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS




                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                       NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
PREPAYMENT              MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- --------------- ------------ ------------- -------------- -------------
Defeasance                 94      $748,476,426       95.58%    $   894,026   $32,879,923    $ 7,962,515
Greater or YM or 1%         3        34,630,071        4.42       5,495,959    16,398,786     11,543,357
                           --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:              97      $783,106,497      100.00%    $   894,026   $32,879,923    $ 8,073,263
                           ==      ============      ======



                                                                    WEIGHTED
                                             WEIGHTED               AVERAGE
                        MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT             COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance                1.17x      2.11x      1.33x     7.519%      115.5       40.48%      80.00%      73.23%
Greater or YM or 1%       1.26       1.32       1.29      7.680       119.0       70.36       76.27       73.54
Total/Avg./Wtd.
Avg./Min/Max:             1.17x      2.11x      1.33x     7.526%      115.7       40.48%      80.00%      73.24%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                                           ANNEX B

ABN AMRO                                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                  Statement Date:
LaSalle Bank N.A.                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER              Payment Date:
135 S. LaSalle Street   Suite 1625       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Prior Payment:
Chicago, IL   60674-4107                                SERIES 2001-C2                                Next Payment:
                                                                                                      Record Date:

                                                     ABN AMRO ACCT: 12-3456-78-9
Administrator:                                                                                        Analyst:

                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================================   =================================================   =============================
                                                                                             Page(s)
   Issue Id:                                        REMIC Certificate Report                           Closing Date:
   ASAP #:                                          Bond Interest Reconciliation                       First Payment Date:
   Monthly Data File Name:                          Cash Reconciliation Summary                        Assumed Final Payment Date:
                                                    15 Month Historical Loan Status Summary
================================================    15 Month Historical Payoff/Loss Summary            =============================
                                                    Historical Collateral Level
                                                      Prepayment Report
                                                    Delinquent Loan Detail
                                                    Mortgage Loan Characteristics
                                                    Loan Level Detail
                                                    Specially Serviced Report
                                                    Modified Loan Detail
                                                    Realized Loss Detail
                                                    Appraisal Reduction Detail

                                                   =================================================

     ==================================================================================================================
                                                         CONTACT INFORMATION
     ------------------------------------------------------------------------------------------------------------------
                                                             DEPOSITOR:
                                                            UNDERWRITER:
                                                          MASTER SERVICER:
                                                          SPECIAL SERVICER:
                                                              RATED BY:

     ==================================================================================================================

                                =====================================================================
                                ---------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                ---------------------------------------------------------------------
                                LaSalle Web Site                                     www.etrustee.net
                                Servicer Website                                     www.servicer.com
                                LaSalle Bulletin Board                                 (714) 282-3990
                                LaSalle "ASAP" Fax Back System                         (714) 282-5518
                                LaSalle Factor Line                                    (800) 246-5761
                                =====================================================================
====================================================================================================================================
06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
WAC:                                                       SERIES 2001-C2                            Next Payment:
WA Life Term:                                                                                        Record Date:
WA Amort Term:                                       ABN AMRO ACCT: 12-3456-78-9
Current Index:
Next Index:

====================================================================================================================================
            Original         Opening     Principal    Principal     Negative       Closing     Interest   Interest     Pass-Through
Class      Face Value (1)    Balance      Payment    Adj. or Loss  Amortization    Balance      Payment   Adjustment    Rate (2)
CUSIP       Per 1,000       Per 1,000    Per 1,000    Per 1,000     Per 1,000      Per 1,000   Per 1,000  Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00            0.00          0.00          0.00       0.00            0.00        0.00        0.00
====================================================================================================================================
                                                                             Total P&I Payment   0.00
                                                                             =========================



Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred
           Interest equals Accrual
       (3) Estimated

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                                                    BOND INTEREST RECONCILIATION


====================================================================================================================================
                                           Deductions                                        Additions
                                 ----------------------------------------  ------------------------------------------
          Accrual     Accrued                Add.    Deferred &               Prior         Prepay-      Other
       ------------ Certificate  Allocable   Trust    Accretion   Interest   Int. Short-      ment       Interest
Class  Method  Days   Interest     PPIS    Expense(1)  Interest    Losses     falls Due     Penalties   Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------
























                      -------------------------------------------------------------------------------------------
                       0.00        0.00       0.00      0.00        0.00       0.00           0.00         0.00
====================================================================================================================================



===============================================================================
                               Remaining
Distributable    Interest    Outstanding           Credit Support
Certificate      Payment      Interest         ---------------------
  Interest       Amount      Shortfalls        Original   Current(3)
-------------------------------------------------------------------------------












-----------------------------------------
    0.00          0.00          0.00

===============================================================================



(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------  --------------------------------------   -----------------------------------------------
INTEREST SUMMARY                         SERVICING FEE SUMMARY                     PRINCIPAL SUMMARY
-----------------------------         ------------------------------           --------------------------------------
Current Scheduled Interest            Current Servicing Fees                   SCHEDULED PRINCIPAL:
Less Deferred Interest                Plus Fees Advanced for PPIS              Current Scheduled Principal
Plus Advance Interest                 Less Reduction for PPIS                  Advanced Scheduled Principal
Plus Unscheduled Interest             Plus Unscheduled Servicing Fees          -----------------------------------------------
PPIS Reducing Scheduled Interest      --------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid  To Servicer     Total Servicing Fees Paid                -----------------------------------------------
Plus Fees Advanced for PPIS           --------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                               ----------------------
Less Misc. Fees & Expenses            --------------------------------------   Curtailments
Less Non Recoverable Advances         PPIS SUMMARY                             Prepayments in Full
------------------------------------  --------------------------------------   Liquidation Proceeds
Interest Due Trust                    Gross PPIS                               Repurchase Proceeds
------------------------------------  Reduced by PPIE                          Other Principal Proceeds
Less Trustee Fee                      Reduced by Shortfalls in Fees            -----------------------------------------------
Less Fee Strips Paid by Trust         Reduced by Other Amounts                 Unscheduled Principal Distribution
Less Misc. Fees Paid by Trust         --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Scheduled Interest         Remittance Principal
Remittance Interest                   --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Servicing Fee
                                      --------------------------------------   ------------------------------------------------
                                      PPIS Due Certificate                     Servicer Wire Amount
                                      --------------------------------------   -----------------------------------------------



                                   --------------------------------------------------------
                                              POOL BALANCE SUMMARY
                                   --------------------------------------------------------
                                                                           Balance    Count
                                   --------------------------------------------------------
                                   Beginning Pool
                                   Scheduled Principal Distribution
                                   Unscheduled Principal Distribution
                                   Deferred Interest
                                   Liquidations
                                   Repurchases
                                   Ending Pool
                                   --------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  ADVANCES
                                                  --------
   PRIOR OUTSTANDING              CURRENT PERIOD               RECOVERED                  ENDING OUTSTANDING
Principal     Interest        Principal   Interest      Principal        Interest      Principal        Interest
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============  ======================================================================= ============================================
                              Delinquency Aging Categories                                          Special Event Categories(1)

Distribution    Delinq 1 Month  Delinq 2 Months Delinq 3+ Months Foreclosure    REO     Modifications Specially Serviced  Bankruptcy
    Date        #      Balance  #       Balance #        Balance #   Balance  # Balance  #    Balance #          Balance  #  Balance
--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

==============  ======================================================================= ============================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                      ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
Distribution  Ending Pool(1)   Payoffs(2)    Penalties    Appraisal Reduct.(2)  Liquidations(2)     Realized Losses(2)
              ----------------------------------------------------------------------------------------------------------------------
   Date        #    Balance    # Balance     #  Amount    #            Balance  #       Balance     #           Amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

=====================================
Remaining Term    Curr Weighted Avg.
-------------------------------------
Life   Amort.     Coupon      Remit
-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

=====================================

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

============ =============================================== ===================== ================== ==============================
                                                                                                            Remaining Term
 Disclosure   Distribution   Initial        Payoff  Penalty   Prepayment Maturity   Property                --------------     Note
  Control #      Date        Balance  Code  Amount   Amount    Date        Date       Type     State  DSCR   Life   Amort.     Rate
------------ ----------------------------------------------- --------------------- ------------------ ------------------------------






























============ =============================================== ===================== ================== ==============================
                            CUMULATIVE       0          0
                                          ==================


06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================
                   Paid               Outstanding   Out. Property                    Special
 Disclosure Doc    Thru   Current P&I     P&I        Protection      Advance         Servicer      Foreclosure  Bankruptcy    REO
   Control #       Date    Advance     Advances**     Advances    Description(1)   Transfer Date      Date        Date       Date
====================================================================================================================================
























====================================================================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but less than one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months

3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                          MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PRINCIPAL BALANCES
==========================================================================
                                                     Weighted Average
Current Scheduled  # of   Scheduled   % of      --------------------------
    Balances       Loans   Balance   Balance    Term     Coupon     DSCR
==========================================================================






==========================================================================
                      0      0        0.00%
==========================================================================
Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


               DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===========================================================================
                                                        Weighted Average
Fully Amortizing      # of    Scheduled    % of    ------------------------
 Mortgage Loans       Loans    Balance    Balance   Term   Coupon   DSCR
===========================================================================







===========================================================================
                      0          0        0.00%
===========================================================================
Minimum Remaining Term
Maximum Remaining Term


                     DISTRIBUTION OF MORTGAGE INTEREST RATES
==========================================================================
                                                   Weighted Average
Current Mortgage  # of   Scheduled    % of     ---------------------------
 Interest Rate    Loans   Balance    Balance    Term   Coupon     DSCR
==========================================================================







==========================================================================
                      0      0        0.00%
==========================================================================
Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%


                    DISTRIBUTION OF REMAINING TERM (BALLOON)
==========================================================================
                                                     Weighted Average
   Balloon        # of   Scheduled    % of       -------------------------
Mortgage Loans    Loans   Balance    Balance     Term    Coupon      DSCR
==========================================================================

0   to  60
61  to 120
121 to 180
181 to 240
241 to 360




==========================================================================
                      0             0     0.00%
==========================================================================
Minimum Remaining Term      0
Maximum Remaining Term      0

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                               0           0       0.00%
================================================================================
Maximum  DSCR
Minimum  DSCR

                         DISTRIBUTION OF DSCR (CUTOFF)

================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                               0           0       0.00%
================================================================================

Maximum  DSCR                                0.00
Minimum  DSCR                                0.00


                            GEOGRAPHIC DISTRIBUTION
================================================================================
                     # of   Scheduled     % of
        State        Loans   Balance     Balance      WAMM     WAC      DSCR
================================================================================










================================================================================
                       0                  0.00%
================================================================================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                              # of    Scheduled    % of
       Property Types         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================








================================================================================
                               0          0        0.00%
================================================================================


                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                              # of   Scheduled   % of
        Number of Years       Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================








================================================================================
                               0          0        0.00%
================================================================================


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
      Current Scheduled       # of    Scheduled    % of
          Balances            Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================









================================================================================

================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                            # of   Scheduled   % of
           Year             Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================
           1998
           1999
           2000
           2001
           2002
           2003
           2004
           2005
           2006
           2007
           2008
      2009 & Longer
================================================================================
                               0       0       0.00%
================================================================================

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                          LOAN LEVEL DETAIL
====================================================================================================================================
                                              Operating              Ending                               Spec.         Loan
Disclosure        Property                    Statement  Maturity  Principal    Note    Scheduled   Mod.   Serv  ASER   Status
 Control #   Grp   Type     State  DSCR  NOI    Date       Date     Balance     Rate       P&I      Flag   Flag  Flag   Code(1)
====================================================================================================================================















====================================================================================================================================
                            W/Avg  0.00   0                             0                   0
====================================================================================================================================


             Prepayment
==================================
  Amount      Penalty     Date
==================================
















==================================
     0         0
==================================


================================================================================
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less than one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5.  Prepaid in Full
6.  Specially  Serviced
7.  Foreclosure
8.  Bankruptcy
9.  REO
10. DPO
11. Modification
================================================================================
06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
                               Balance                          Remaining Term
Disclosure    Transfer   -----------------    Note   Maturity   ---------------     Property                            NOI
Control #      Date      Scheduled  Actual    Rate    Date      Life     Amort.       Type     State     NOI    DSCR    Date
====================================================================================================================================
































====================================================================================================================================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
   Disclosure                     Resolution
   Control #                       Strategy                      Comments
====================================================================================================================================





























====================================================================================================================================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                        MODIFIED LOAN DETAIL
====================================================================================================================================
 Disclosure   Modification      Modification                                                         Modification
  Control #      Date               Code                                                              Description
====================================================================================================================================






























====================================================================================================================================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                        REALIZED LOSS DETAIL
====================================================================================================================================
                                               Beginning           Gross Proceeds    Aggregate      Net      Net Proceeds
Distribution  Disclosure  Appraisal Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of     Realized
  Period       Control #    Date     Value      Balance  Proceeds  Sched Principal   Expenses *   Proceeds   Sched. Balance   Loss
====================================================================================================================================





































------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00       0.00                       0.00          0.00                     0.00
CUMULATIVE                                       0.00       0.00                       0.00          0.00                     0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2001-C2                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: 12-3456-78-9


                                                     APPRAISAL REDUCTION DETAIL

======================= ====================== ================================== ======================= ======= ==================
                                                                 Remaining Term                                         Appraisal
Disclosure   Appraisal  Scheduled  Reduction   Note   Maturity  ----------------    Property                      ------------------
Control #    Red. Date   Balance    Amount     Rate     Date     Life     Amort.      Type        State    DSCR      Value    Date
======================= ====================== ================================== ======================= ======= ==================



































======================= ====================== ================================== ======================= ======= ==================

06/13/2001 - 08:25 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                                    DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT   CURRENT
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES  (TAXES &    TOTAL   MONTHLY  INTEREST
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE   ESCROW)  EXPOSURE    P&I      RATE
------------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan)
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
           LTM              ***CAP  VALUE USING
MATURITY   NOI  LTM   LTM    RATE    NOI & CAP
  DATE    DATE  NOI  DSCR  ASSIGNED     RATE
-----------------------------------------------















-----------------------------------------------




-----------------------------------------------

-----------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                          SERIES 2001-C2
                                                   DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
           APPRAISAL                              TOTAL
            BPO OR    LOSS USING                APPRAISAL               SHORT NAME
VALUATION  INTERNAL  90% APPR. OR   ESTIMATED   REDUCTION   PROSPECTUS    (WHEN      PROPERTY               TRANSFER  RESOLUTION
  DATE      VALUE**     BPO (1)     RECOVERY %   REALIZED       ID      APPROPRIATE)   TYPE    CITY  STATE    DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------
 FCL     EXPECTED
START    FCL SALE  WORKOUT
 DATE      DATE    STRATEGY  COMMENTS
--------------------------------------








--------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2001-C2
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------

                                                 BALANCE WHEN  BALANCE AT THE
                                                    SENT TO    EFFECTIVE DATE         # MTHS
PROSPECTUS                    MOD /      EFFECT     SPECIAL          OF         OLD  FOR RATE   NEW                          OLD
    ID      CITY  STATE  EXTENSION FLAG   DATE     SERVICER    REHABILITATION  RATE   CHANGE    RATE  OLD P&I  NEW P&I    MATURITY
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.





TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:


                                      # OF LOANS            $BALANCE
Modifications:
Maturity Date Extensions:

Total:


 *  The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
                                      (2)
           TOTAL #      (1)       EST. FUTURE
          MTHS FOR   REALIZED    INTEREST LOSS
   NEW    CHANGE OF   LOSS TO     TO TRUST $
MATURITY     MOD      TRUST $  (RATE REDUCTION)   COMMENT
-----------------------------------------------------------




















-----------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                   HISTORICAL LOSS ESTIMATE REPORT (REO SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________
----------------------------------------------------------------------------------------------------------------------------------

               SHORT                               %         LATEST
               NAME                            RECEIVED     APPRAISAL    EFFECT           NET AMT                 TOTAL
PROSPECTUS    (WHEN      PROPERTY                 FROM     OR BROKER'S   DATE OF   SALES  RECEIVED   SCHEDULED     P&I      TOTAL
    ID      PPROPRIATE)    TYPE    CITY  STATE    SALE       OPINION      SALE     PRICE  FROM SALE   BALANCE   ADVANCED  EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.




TOTAL ALL LOANS:

CURRENT MONTH ONLY:






----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                               DATE
                     ACTUAL   DATE             MINOR     TOTAL      LOSS
SERVICING            LOSSES   LOSS    MINOR     ADJ      LOSS       % OF
  FEES        NET    PASSED  PASSED  ADJ  TO  PASSED     WITH     SCHEDULED
EXPENSE    PROCEEDS   THRU    THRU    TRUST    THRU   ADJUSTMENT   BALANCE
---------------------------------------------------------------------------









---------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                                          REO STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                         TOTAL               OTHER
                NAME                                SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT
PROSPECTUS      (WHEN        PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES   (TAXES     TOTAL   MONTHLY MATURITY
    ID       APPROPRIATE)      TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE  & ESCROW)  EXPOSURE    P&I     DATE
------------------------------------------------------------------------------------------------------------------------------------






















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
             CAP                 VALUE   APPRAISAL                           TOTAL
LTM   LTM    RATE                USING    BPO OR    LOSS USING  ESTIMATED  APPRAISAL                REO        PENDING
NOI   NOI/  ASSIGN  VALUATION    NOI &   INTERNAL    92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
DATE  DSC    ***      DATE     CAP RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE       DATE         DATE     COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
























----------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2001-C2
                                                         SERVICER WATCH LIST
                                                     AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4                  S55              S61         S57     S58        P7             P8            P11      P54
------------------------------------------------------------------------------------------------------------------------------------
                    SHORT NAME                                        SCHEDULED                    MATURITY   LTM*   COMMENT/ REASON
PROSPECTUS ID   (WHEN APPROPRIATE)   PROPERTY TYPE   CITY   STATE   LOAN BALANCE   PAID THRU DATE    DATE     DSCR    ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list and reason sorted in decending balance order.









Total:                                                                 $

*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                     AS OF ____________________
                                                                    ORIGINAL UNDERWRITING          2ND PRECEDING ANNUAL OPERATING
                                                                         INFORMATION                          INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                             BASIS YEAR                          AS OF _______           NORMALIZED

                           Last
                         Property  Scheduled  Paid  Annual   Financial                           Financial
Prospectus                Inspect    Loan     Thru   Debt     Info as    %    Total    $          Info as    %    Total    $
    ID      City  State    Date     Balance   Date  Service   of Date   Occ  Revenue  NOI  DSCR   of Date   Occ  Revenue  NOI  DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                          yy/mm                                yy/mm                               yy/mm


List all loans currently in deal with or without information to smallest loan.






Total:                                $               $                  WA  $         $    WA               WA    $       $    WA

-----------------------------------------------------------------------------------------------------------------------------------


                                                        Received             Required
Financial Information:                                Loans      Balance       Loans     Balance
                                                   #       %    $      %     #      %   $       %
Current Full Year:
Current Full Yr. received with DSC (less than) 1:
Prior Full Year:
Prior Full Yr. received with DSC (less than) 1:
Quarterly Financials:

(1) Net change should compare the latest year to the underwriting year
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     PRECEDING ANNUAL OPERATING        YTD OR TRAILING FINANCIAL
             INFORMATION                    INFORMATION                 NET CHANGE
-------------------------------------------------------------------------------------
AS OF _______           NORMALIZED      MONTH REPORTED  "ACTUAL"    PRECEDING & BASIS

Financial                            FS     FS                              %
 Info as    %    Total    $         Start   End   Total    $    %    %    Total
 of Date   Occ  Revenue  NOI  DSCR  Date   Date  Revenue  NOI  DSC  Occ  Revenue  DSC
-------------------------------------------------------------------------------------
yy/mm                               yy/mm  yy/mm




           WA    $        $    WA           WA     $      $    WA   WA      $     WA

-------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                                 OPERATING STATEMENT ANALYSIS REPORT
                                                    AS OF ______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         UNDERWRITING     199_        199_        200_         YTD
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.

                                                                                               NO. OF MOS.
                                             -------------------------------------------------------------------------------------
INCOME:                                                                PRIOR YEAR  CURRENT YR.
 Number of Mos. Annualized                   -------------------------------------------------------------------------------------
 Period Ended                                Underwriting     199_        199_        2000      2000 YTD**     199_-Base  199_-199_
 Statement Classification                      Base Line   Normalized  Normalized  Normalized   as of / /96    Variance  Variance
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00       $0.00       $0.00      $0.00         $0.00           %          %
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------
                                             ** Servicer will not be expected to "Normalize" these YTD numbers.
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00       $0.00       $0.00      $0.00         $0.00           %          %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00       $0.00       $0.00      $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00       $0.00       $0.00      $0.00         $0.00                 $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00       $0.00       $0.00      $0.00         $0.00

DEBT SERVICE (PER SERVICER)                      $0.00       $0.00       $0.00      $0.00         $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00       $0.00       $0.00      $0.00         $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2001-C2
                                                NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                                     AS OF ______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         BORROWER         ADJUSTMENT   NORMALIZED
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                         "YEAR"
 Number of Mos. Annualized                   -------------------------------------------------------------------------------------
 Period Ended                                  BORROWER
 Statement Classification                       ACTUAL                 ADJUSTMENT              NORMALIZED
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00                   $0.00                    $0.00
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00                   $0.00                    $0.00

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00                   $0.00                    $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00                   $0.00                    $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00                   $0.00                    $0.00

DEBT SERVICE (PER SERVICER)                      $0.00                   $0.00                    $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00                   $0.00                    $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $711,648,000 (APPROXIMATE BALANCE)          JUNE 26, 2001
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C2


APPROXIMATE SECURITIES STRUCTURE:
---------------------------------
                                       EXPECTED     EXPECTED
           EXPECTED     APPROXIMATE     CREDIT      WEIGHTED     EXPECTED
            RATING     FACE/NOTIONAL   SUPPORT    AVERAGE LIFE   PAYMENT
CLASS(A)  S&P/FITCH     AMOUNT (MM)   (% OF UPB)  (YEARS) (b)   WINDOW (b)
--------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
--------------------------------------------------------------------------
A1        AAA/AAA         $147.1        23.000%        5.70     8/01-12/10
A2        AAA/AAA          455.9        23.000         9.75     12/10-6/11
B         AA/AA             35.2        18.500         9.93     6/11-6/11
C         AA-/AA-           11.7        17.000         9.93     6/11-6/11
D         A/A               15.7        15.000         9.93     6/11-6/11
E         A-/A-              9.8        13.750         9.93     6/11-6/11
--------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (C)
--------------------------------------------------------------------------
F         BBB+/BBB+         15.7        11.750
G         BBB/BBB           10.8        10.375
H         BBB-/BBB-          9.8         9.125
J         BB+/BB+           24.5         6.000
K         BB/BB              5.9         5.250
L         BB-/BB-            5.9         4.500
M         B+/B+             11.7         3.000
N         B/B                3.9         2.500
O         B-/B-              3.9         2.000
P         CCC                3.9         1.500
Q         NR                11.7         -
X (d)(e)
X-1 (d)(f)
X-2 (d)(g)
TOTAL SECURITIES         $ 783.1
--------------------------------------------------------------------------

(a) Classes A1 through E are expected to have fixed pass-through rates.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c) Not offered hereby.
(d) Notional amount on interest only class.
(e) WAC IO
(f) Support IO
(g) Targeted Interest Distribution

KEY FEATURES:
-------------
Lead Managers:                 Goldman, Sachs & Co.
                               Deutsche Banc Alex. Brown
Collateral Contributors:       GMAC Commercial Mortgage Corporation (35.24%)
                               Archon Financial, L.P. (GSMC) (47.71%)
                               German American Capital Corporation (DB) (17.05%)
Collateral:                    97 Mortgage Loans ($783,106,497)
Master Servicer:               GMAC Commercial Mortgage Corporation
Special Servicer:              GMAC Commercial Mortgage Corporation
Trustee:                       LaSalle Bank, N.A.
Launch:                        July 2001
Pricing:                       July 2001
Closing:                       July 2001
Cut-Off Date:                  July 1st and 5th
Distribution Date:             15th of each month, or following business
                               day (commencing August 15, 2001)
Payment Delay:                 14 days
ERISA Eligible:                Classes A through H are expected to be ERISA
                               eligible subject to certain conditions for
                               eligibility
SMMEA Eligible:                Classes A-1, A-2, B and C are expected to be
                               SMMEA securities upon issuance
Structure:                     Sequential pay
Day Count:                     30/360
Tax Treatment:                 REMIC
Rated Final Distribution Date: April 2034
Cleanup Call:                  1.0%
Minimum Denominations:         Publicly Offered Classes: $25,000 & $1
Delivery:                      DTC


--------------------------------------------------------------------------------



COLLATERAL FACTS:
-----------------
Cut-Off Date Loan Principal Balance:                  $783,106,497
Number of Mortgage Loans:                                       97
Number of Mortgaged Properties:                                116
Average Mortgage Loan Cut-Off Date Balance:             $8,073,263
Weighted Average Current Mortgage Rate:                     7.526%
Weighted Average Loan U/W DSCR (a):                          1.33x
Weighted Average Loan Cut-Off Date LTV Ratio (a):           73.24%
Weighted Average Remaining Term to Maturity (months):        115.7
Weighted Average Remaining Amortization Term (months):       347.9
Prepayment Lockout/Defeasance as % of Total:                95.58%
Balloon Loans as % of Total (b):                            98.48%
Single Largest Asset as % of Total:                          4.20%
Five Largest Assets as % of Total:                          19.31%
Ten Largest Assets as % of Total:                           33.68%

(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.
(b) Includes ARD loans totaling $62.8 million and 8.02% of the Mortgage Loan Cut-Off date balance.


TEN LARGEST LOANS OR SPONSORS:
---------------------------------
                                          % BY
                               CURRENT     LOAN
LOAN                           BALANCE   POOL UPB  LTV   DSCR  PROPERTY TYPE
--------------------------------------------------------------------------------
Lichtenstein Portfolio       $52,880,926   6.75%  73.40% 1.21x Office/Industrial
Corporate Woods Office Bldg.  32,226,729   4.12   74.95  1.25  Office
Kollinger Portfolio           31,446,365   4.02   79.32  1.28  Multifamily
Fig Garden Village            29,935,440   3.82   74.84  1.33  Anchored Retail
Ames Industrial               28,162,436   3.60   70.41  1.31  Industrial
Presidential Market Center    27,979,836   3.57   77.72  1.28  Anchored Retail
Clarity Building              27,960,900   3.57   74.96  1.27  Office
Club Apartments Portfolio     26,212,435   3.35   61.39  1.49  Multifamily
JTS Portfolio                 21,955,006   2.80   79.33  1.31  Office
Princeton Park                19,486,594   2.49   73.53  1.26  Office
                             -----------   ----   -----  ----
Corporate Center
TOTAL/WTD. AVG.             $298,246,667  38.09%  73.99% 1.29x
--------------------------------------------------------------------------------

SELECTED LOAN DATA:
-------------------

                      NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
GEOGRAPHIC            MORTGAGED   -------------------------------------------
DISTRIBUTION          PROPERTIES  CURRENT BALANCE   % BY UPB   WTD. AVG. DSCR
--------------------------------------------------------------------------------
California             13           $132,439,390      16.91%        1.37x
Pennsylvania           11            104,892,983      13.39         1.26
Texas                  18             98,700,271      12.60         1.36
Florida                12             43,376,773       5.54         1.31
New Jersey              6             39,052,977       4.99         1.44
Other (a)              56            364,644,103      46.56         1.32
                       --            -----------      -----
TOTAL/WTD. AVG.       116           $783,106,497     100.00%        1.33x
--------------------------------------------------------------------------------
(a) Includes 23 states.


                      NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
                      MORTGAGED   ------------------------------------------
PROPERTY TYPE         PROPERTIES  CURRENT BALANCE  % BY UPB   WTD. AVG. DSCR
--------------------------------------------------------------------------------
Office                   32         $235,439,911     30.06%       1.28x
Multifamily (a)          38          212,760,351     27.17        1.33
Anchored Retail          17          187,057,550     23.89        1.31
Industrial               15           79,530,826     10.16        1.29
Hospitality               5           47,757,021      6.10        1.70
Unanchored Retail         9           20,560,838      2.63        1.42
                         --           ----------      ----
TOTAL/WTD. AVG.         116         $783,106,497    100.00%       1.33x
--------------------------------------------------------------------------------
(a) Includes 1 Manufactured Housing property (0.66% of UPB).

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

[ ] For purposes of calculating principal distributions of the Certificates:

    -- Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

    -- In case the principal balance of the Class Q, P, O, N, M, L, K, J, H, G, F, E, D, C, and B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.

[ ] Each Class will be subordinate to the Class A1, A2, X (WAC IO), X-1
    (Support IO) and X-2 (Targeted Interest Distribution) and to each Class with an earlier alphabetic designation than such Class. Each of the Class A1, A2, X, X-1 and X-2 Certificates will be of equal priority.

[ ] All Classes will pay interest on a 30/360 basis.

[ ] Principal Losses will be allocated in reverse alphabetical order to Class Q, P, O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.

[ ] The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to two basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro rata (based on interest entitlements) to all regular Certificates.

[ ] Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X, X-1 and X-2.



THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     OVERVIEW OF INTEREST ONLY CERTIFICATES
--------------------------------------------------------------------------------

The Notional Amount of Class X Certificates will be equal to __% of the sum of all Certificate Balances outstanding from time to time. The Notional Amount of Class X-1 Certificates will be equal to __% of the sum of all Certificate Balances outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in ____,20__, will be an amount equal to __% of the sum of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and __% of the Class A-2B Component (as defined herein). After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero.

The aggregate certificate balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $____, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $___ which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate certificate balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate certificate balance of the Class A-2 Certificates) has been reduced to zero.

The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective balances of such classes of Certificates or the Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or in the case of the Class A-2 Certificates, the Class A-2A Component or the Class A-2B Component) for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C, Class D, Class E, Class F and Class G Certificates (I) for any Distribution Date occurring on or before ____,20__, the rate per annum corresponding to such Distribution Date as set forth on a specified schedule and (II) for any Distribution Date occurring after ___,20__, the Pass-Through Rate for such class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, through ___, 20__, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective certificate balances of such Classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution
Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class B, Class C, Class D, Class E, Class F and Class G Certificates for any Distribution Date will, in general, equal the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on a specified schedule and
(y) the Weighted Average Net Mortgage Rate for such Distribution Date; minus the Pass-Through Rate for such class of Certificates or such Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero). The Class X-2 will be fully retired no later than ____, 20__.

The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X Strip Rates for the respective balances of each class of principal balance certificates for such Distribution Date (weighted on the basis of the relative Certificate Balance of such class of Certificates outstanding immediately prior to such Distribution Date). The "Class X Strip Rate" for such classes or principal balance certificates for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the respective Pass-Through Rate of such class.


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        ALLOCATION OF PREPAYMENT PREMIUMS
--------------------------------------------------------------------------------


ALLOCATION OF PREPAYMENT PREMIUMS

Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date. Such class will be entitled to an aggregate amount (allocable on a pro rata basis based on principal payments if there is more than one Class of Principal Balance Certificates entitled to a distribution of principal) equal to the lesser of (a) such Prepayment Premium Payment and (b) such Prepayment Premium Payment multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X and Class X-1 Certificates, with __% of such portion allocated to the Class X Certificates and __% allocated to the Class X-1 Certificates. For the purposes of the foregoing, the classes J, K, L, M, N, O, P and Q are the excluded classes.

The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

    o   Three Classes of Certificates: Class A-1, X-1 and X

    o The Notional Amount of the Class X and X-1 Certificates will each be equal to 50% of the sum of all Certificate Balances outstanding.

    o   The characteristics of the Mortgage Loan being prepaid are as follows

        o   Loan Balance: $10,000,000

        o   Mortgage Rate: 7.50%

        o   Maturity Date: 10 years (July 1, 2011)

    o   The Discount Rate is equal to 5.20%

    o   The Class A-1 Pass-Through Rate is equal to 6.04%

-----------------------------------------------------------------------------------------------------------------------------------
METHOD                                             CLASS A-1 CERTIFICATES      CLASS X CERTIFICATES       CLASS X-1 CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
(CLASS A-1 PASS THROUGH RATE - DISCOUNT RATE)         (6.04% - 5.20%)       50.0% x (100.00% - 36.52%)  50.0% x (100.00% - 36.52%)
---------------------------------------------         ---------------
       (MORTGAGE RATE - DISCOUNT RATE)                (7.50% - 5.20%)

                                                  ------------------------  --------------------------  --------------------------

PREPAYMENT ALLOCATION                                      36.52%                     31.74%                      31.74%
-----------------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------


PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
----------------------------------------------------------

PREPAYMENT                  JULY         JULY          JULY         JULY          JULY         JULY          JULY         JULY
RESTRICTIONS                2001         2002          2003         2004          2005         2006          2007         2008
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                 100.00%      100.00%       10.40%         9.53%        0.00%         0.00%        0.00%         0.00%
Defeasance                   0.00         0.00        85.18         86.06        95.59         95.42        95.43         93.47
Greater of 1% or YM          0.00         0.00         4.42          4.41         4.41          4.58         4.57          4.58
Open                         0.00         0.00         0.00          0.00         0.00          0.00         0.00          1.95
TOTAL                      100.00%      100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%
UPB (MM)                  $783.11      $776.07      $768.43       $760.21      $751.19       $713.87      $703.75       $691.80
% OF INITIAL UPB           100.00%       99.10%       98.13%        97.08%       95.92%        91.16%       89.87%        88.34%
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT                  JULY         JULY          JULY         JULY          JULY         JULY          JULY         JULY
RESTRICTIONS                2009         2010          2011         2012          2013         2014          2015         2016
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                   0.00%        0.00%        0.00%         0.00%        0.00%         0.00%        0.00%         0.00%
Defeasance                  94.93        94.53       100.00        100.00       100.00        100.00       100.00        100.00
Greater of 1% or YM          4.66         4.69         0.00          0.00         0.00          0.00         0.00          0.00
Open                         0.40         0.78         0.00          0.00         0.00          0.00         0.00          0.00
TOTAL                      100.00%      100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%
UPB (MM)                  $666.69      $648.72       $11.51         $6.36        $4.49         $3.51        $2.45         $1.31
% OF INITIAL UPB            85.13%       82.84%        1.47%         0.81%        0.57%         0.45%        0.31%         0.17%
------------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)

(PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD AND DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

                              PREPAYMENT ASSUMPTIONS (CPR)
          ----------------------------------------------------------------------
             0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
--------------------------------------------------------------------------------
 A1            5.70         5.69          5.68          5.67          5.58
 A2            9.75         9.74          9.72          9.69          9.52
 B             9.93         9.93          9.89          9.84          9.68
 C             9.93         9.93          9.93          9.90          9.68
 D             9.93         9.93          9.93          9.93          9.68
 E             9.93         9.93          9.93          9.93          9.68
--------------------------------------------------------------------------------


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------


                                                                                                            WEIGHTED
                                                                                                             AVERAGE    WEIGHTED
                                                        PERCENTAGE OF                             WEIGHTED  REMAINING   AVERAGE
                             NUMBER OF                    AGGREGATE                    WEIGHTED   AVERAGE    TERM TO    CUT-OFF
RANGE OF CUT-OFF DATE        MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  AVERAGE CUT-OFF   AVERAGE   MORTGAGE  MATURITY    DATE LTV
     BALANCES ($)             LOANS         BALANCE        BALANCE      DATE BALANCE     DSCR       RATE      (MOS)      RATIO
----------------------------------------------------------------------------------------------------------------------------------
   894,026 - 999,999             2          $1,807,932        0.23%       $903,966       1.47x      7.775%     118.5     66.17%
 1,000,000 - 1,999,999          12          17,657,076        2.25       1,471,423       1.29       7.643      117.0     73.25
 2,000,000 - 2,999,999          11          29,046,090        3.71       2,640,554       1.36       7.588      117.2     73.63
 3,000,000 - 3,999,999          11          37,057,303        4.73       3,368,846       1.36       7.618      115.1     70.17
 4,000,000 - 4,999,999           8          37,191,295        4.75       4,648,912       1.36       7.659      119.2     72.53
 5,000,000 - 5,999,999          10          54,526,326        6.96       5,452,633       1.29       7.607      116.7     76.00
 6,000,000 - 6,999,999           2          13,019,079        1.66       6,509,539       1.29       7.431      116.6     76.95
 7,000,000 - 7,999,999           9          68,390,653        8.73       7,598,961       1.45       7.344      110.9     71.98
 8,000,000 - 8,999,999           4          33,658,476        4.30       8,414,619       1.29       7.425      117.0     76.45
 9,000,000 - 9,999,999           2          19,160,427        2.45       9,580,213       1.34       7.270       86.6     76.22
10,000,000 - 11,999,999          8          90,115,675       11.51      11,264,459       1.25       7.547      127.1     74.07
12,000,000 - 13,999,999          3          37,317,550        4.77      12,439,183       1.32       7.213       98.6     76.59
14,000,000 - 16,999,999          6          97,359,316       12.43      16,226,553       1.44       7.871      112.4     69.35
17,000,000 - 19,999,999          1          19,486,594        2.49      19,486,594       1.26       7.880      119.0     73.53
20,000,000 - 24,999,999          1          21,955,006        2.80      21,955,006       1.31       7.470      117.0     79.33
25,000,000 - 49,999,999          7         205,357,699       26.22      29,336,814       1.30       7.406      117.7     72.77
                                --         -----------      ------
TOTAL/WTD. AVG.                 97        $783,106,497      100.00%    $ 8,073,263       1.33x      7.526%     115.7     73.24%
                                ==         ===========      ======
----------------------------------------------------------------------------------------------------------------------------------


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (A)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                                                                                                           AVERAGE
                                                 PERCENTAGE OF                                 WEIGHTED   REMAINING     WEIGHTED
                  NUMBER OF                        AGGREGATE                        WEIGHTED   AVERAGE     TERM TO      AVERAGE
                  MORTGAGED     CUT-OFF DATE     CUT-OFF DATE    AVERAGE CUT-OFF     AVERAGE   MORTGAGE   MATURITY      CUT-OFF
PROPERTY STATE   PROPERTIES       BALANCE           BALANCE        DATE BALANCE       DSCR       RATE       (MOS)    DATE LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
California            13       $132,439,390          16.91%        $10,187,645         1.37x     7.402%     116.9         74.06%
Pennsylvania          11        104,892,983          13.39           9,535,726         1.26      7.612      125.0         73.15
Texas                 18         98,700,271          12.60           5,483,348         1.36      7.689      112.1         69.74
Florida               12         43,376,773           5.54           3,614,731         1.31      7.886      116.8         69.63
New Jersey             6         39,052,977           4.99           6,508,829         1.44      7.784      118.3         69.96
Georgia                3         33,233,631           4.24          11,077,877         1.28      7.617      118.9         77.34
Missouri               1         32,226,729           4.12          32,226,729         1.25      7.640      119.0         74.95
Kentucky               3         31,446,365           4.02          10,482,122         1.28      7.239       79.7         79.32
Louisiana              5         30,730,236           3.92           6,146,047         1.36      7.435      117.1         78.45
Nevada                 3         27,295,473           3.49           9,098,491         1.29      7.213      118.0         75.08
Delaware               2         26,212,435           3.35          13,106,217         1.49      7.050      118.0         61.39
North Carolina         4         23,594,128           3.01           5,898,532         1.35      7.357      118.2         76.36
Colorado               3         19,220,314           2.45           6,406,771         1.31      7.443      118.2         72.68
Washington             3         18,738,910           2.39           6,246,303         1.27      7.510      117.7         75.83
Maryland               4         18,472,287           2.36           4,618,072         1.28      7.616      116.2         73.69
Alabama                3         16,243,487           2.07           5,414,496         1.28      7.495      117.2         78.01
Illinois               3         15,540,659           1.98           5,180,220         1.32      7.392       85.2         78.04
New York               3         14,288,129           1.82           4,762,710         1.47      8.132      111.5         62.77
Michigan               3         12,290,290           1.57           4,096,763         1.28      7.190      119.0         79.81
Wisconsin              1          7,993,126           1.02           7,993,126         1.40      6.760      119.0         79.14
Arizona                2          7,962,841           1.02           3,981,421         1.35      7.726      116.7         74.18
Virginia               1          7,583,832           0.97           7,583,832         1.36      7.300      117.0         70.88
Connecticut            4          7,135,632           0.91           1,783,908         1.29      7.545      117.0         71.81
Indiana                1          4,688,592           0.60           4,688,592         1.33      7.730      116.0         78.14
Tennessee              1          4,496,469           0.57           4,496,469         1.27      7.220      119.0         79.94
South Carolina         1          2,993,978           0.38           2,993,978         1.54      7.550      117.0         65.09
Minnesota              1          1,158,607           0.15           1,158,607         1.41      7.745      118.0         68.96
Ohio                   1          1,097,955           0.14           1,097,955         1.22      7.690      141.0         68.62
                       -          ---------          -----
TOTAL/WTD. AVG.      116       $783,106,497         100.00%         $6,750,918         1.33x     7.526%     115.7         73.24%
                     ===       ============         ======
------------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans, each of which is allocated a cut-off balance based on the allocated loan amount.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.


THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                                     [MAP]

                        California                 16.91%
                        Pennsylvania               13.39%
                        Texas                      12.60%
                        Florida                     5.54%
                        New Jersey                  4.99%
                        Georgia                     4.24%
                        Missouri                    4.12%
                        Kentucky                    4.02%
                        Louisiana                   3.92%
                        Nevada                      3.49%
                        Delaware                    3.35%
                        North Carolina              3.01%
                        Colorado                    2.45%
                        Washington                  2.39%
                        Maryland                    2.36%
                        Alabama                     2.07%
                        Illinois                    1.98%
                        New York                    1.82%
                        Michigan                    1.57%
                        Wisconsin                   1.02%
                        Arizona                     1.02%
                        Virginia                    0.97%
                        Connecticut                 0.91%
                        Indiana                     0.60%
                        Tennessee                   0.57%
                        South Carolina              0.38%
                        Minnesota                   0.15%
                        Ohio                        0.14%

                                   [PIE CHART]

                        California                 16.91%
                        Pennsylvania               13.39%
                        Texas                      12.60%
                        Florida                     5.54%
                        New Jersey                  4.99%
                        Georgia                     4.24%
                        Missouri                    4.12%
                        Kentucky                    4.02%
                        Other(a)                   34.19%

                     (a) Other includes 20 states.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                                                                           AVERAGE    WEIGHTED
                                                     PERCENTAGE OF    AVERAGE                  WEIGHTED   REMAINING    AVERAGE
                          NUMBER OF      CUT-OFF       AGGREGATE      CUT-OFF      WEIGHTED     AVERAGE    TERM TO     CUT-OFF
                          MORTGAGED       DATE       CUT-OFF DATE      DATE         AVERAGE    MORTGAGE   MATURITY    DATE LTV
PROPERTY TYPE            PROPERTIES      BALANCE        BALANCE       BALANCE        DSCR        RATE       (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------------
Office                      32        $235,439,911      30.06%      $7,357,497       1.28x       7.593%     117.5      74.21%
Multifamily                 38         212,760,351      27.17        5,598,957       1.33        7.251      109.1      74.88
Anchored Retail             17         187,057,550      23.89       11,003,385       1.31        7.605      119.9      72.98
Industrial                  15          79,530,826      10.16        5,302,055       1.29        7.498      117.6      72.86
Hospitality                  5          47,757,021       6.10        9,551,404       1.70        7.989      116.6      66.37
Unanchored Retail            9          20,560,838       2.63        2,284,538       1.42        7.929      114.5      64.98
                            --          ----------      ----
TOTAL/WTD. AVG.            116        $783,106,497     100.00%      $6,750,918       1.33x       7.526%     115.7      73.24%
                           ===        ============     ======
--------------------------------------------------------------------------------------------------------------------------------


                                   [PIE CHART]

                          Office                30.06%
                          Multifamily           27.17%
                          Anchored Retail       23.89%
                          Industrial            10.16%
                          Hospitality            6.10%
                          Unanchored Retail      2.63%

(a) Includes one property for a total of $5,146,544 million (0.66% of UPB) that is Manufactured Housing.


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
RANGE OF DEBT                                 PERCENTAGE                                                 REMAINING      WEIGHTED
SERVICE          NUMBER OF                   OF AGGREGATE      AVERAGE                     WEIGHTED       TERM TO        AVERAGE
COVERAGE         MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    WEIGHTED        AVERAGE      MATURITY     CUT-OFF DATE
RATIOS             LOANS         BALANCE        BALANCE        BALANCE    AVERAGE DSCR   MORTGAGE RATE     (MOS)        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.17 - 1.20x         7        $41,430,219         5.29%     $5,918,603         1.20x        7.702%        138.0          73.57%
1.21 - 1.30         44        377,691,241        48.23       8,583,892         1.26         7.522         116.5          75.68
1.31 - 1.40         31        255,420,614        32.62       8,239,375         1.35         7.483         110.4          72.69
1.41 - 1.50          7         62,529,884         7.98       8,932,841         1.46         7.373         117.9          67.54
1.51 - 1.60          4         16,578,812         2.12       4,144,703         1.55         7.886         117.6          61.18
1.81 - 1.90          3         22,229,158         2.84       7,409,719         1.85         7.939         112.2          67.59
2.01 - 2.11          1          7,226,570         0.92       7,226,570         2.11         7.500         117.0          57.58
                    --          ---------         ----
TOTAL/WTD. AVG.     97        $783,106,497     100.00%      $8,073,263         1.33x        7.526%        115.7          73.24%
                    ==        ============     ========
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
--------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                                                                           AVERAGE
RANGE OF                                      PERCENTAGE                                                  REMAINING      WEIGHTED
CUT-OFF DATE     NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED       TERM TO        AVERAGE
LOAN-TO-VALUE    MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE      MATURITY     CUT-OFF DATE
RATIOS             LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE     (MOS)        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
40.1 - 45.0%         1        $ 3,137,384         0.40%     $3,137,384          1.84x         8.500%        99.0           40.48%
55.1 - 60.0          4         27,682,693         3.53       6,920,673          1.61          8.137        102.2           57.75
60.1 - 65.0          4         38,108,179         4.87       9,527,045          1.49          7.296        116.7           61.88
65.1 - 70.0         13         65,821,499         8.41       5,063,192          1.38          7.797        116.6           66.83
70.1 - 75.0         32        347,136,000        44.33      10,848,000          1.31          7.560        119.7           72.96
75.1 - 80.0         43        301,220,742        38.46       7,005,134          1.30          7.390        112.0           78.16
                    --        -----------        -----
TOTAL/WTD. AVG.     97       $783,106,497       100.00%     $8,073,263          1.33x         7.526%       115.7           73.24%
                    ==       ============       =======
------------------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                 PERCENTAGE                                         WEIGHTED
                                                     OF                                              AVERAGE     WEIGHTED
                        NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
                          OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
RANGE OF               MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
MORTGAGE RATES           LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------
 6.7501 - 7.0000%          5        $42,957,205      5.49%    $8,591,441      1.36x       6.923%      100.7       78.73%
 7.0001 - 7.2500          16        166,455,765     21.26     10,403,485      1.33        7.157       111.7       74.20
 7.2501 - 7.5000          24        177,933,880     22.72      7,413,912      1.33        7.391       122.1       73.29
 7.5001 - 7.7500          26        226,298,437     28.90      8,703,786      1.29        7.654       117.2       73.74
 7.7501 - 8.0000          18        124,108,665     15.85      6,894,926      1.38        7.909       118.2       73.12
 8.0001 - 8.2500           4         19,780,401      2.53      4,945,100      1.27        8.134       113.2       69.67
 8.2501 - 8.5000           4         25,572,143      3.27      6,393,036      1.47        8.417        97.3       56.29
                          --         ----------     -----
TOTAL/WTD. AVG.           97       $783,106,497    100.00%    $8,073,263      1.33x       7.526%      115.7       73.24%
                          ==       ============    ======
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------

                                                  PERCENTAGE                                        WEIGHTED
                                                     OF                                              AVERAGE     WEIGHTED
                        NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
RANGE OF REMAINING        OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
AMORTIZATION           MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
TERMS (MOS)              LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------
171 - 190                 1        $11,937,314       1.52%    $11,937,314     1.20x      7.500%        190.0      71.27%
231 - 250                 1          2,816,297       0.36       2,816,297     1.49       8.230         118.0      70.41
251 - 270                 1          5,584,376       0.71       5,584,376     1.27       7.500         118.0      76.50
271 - 290                 1          3,137,384       0.40       3,137,384     1.84       8.500          99.0      40.48
291 - 310                10         64,896,377       8.29       6,489,638     1.59       7.828         117.2      67.70
331 - 360                82        693,636,794      88.58       8,458,985     1.31       7.491         114.2      73.93
361 - 363                 1          1,097,955       0.14       1,097,955     1.22       7.690         141.0      68.62
                          -          ---------       ----

TOTAL/WTD. AVG.          97       $783,106,497     100.00%     $8,073,263     1.33x      7.526%        115.7      73.24%
                         ==       ============     =======
---------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.


THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                 PERCENTAGE                                         WEIGHTED
                                                     OF                                              AVERAGE     WEIGHTED
                        NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
RANGE OF ORIGINAL         OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
TERM TO                MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
MATURITY (MOS)           LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
--------------------------------------------------------------------------------------------------------------------------
60 - 83                    3       $29,119,414      3.72%     $9,706,471      1.33x      7.061%        57.0       79.81%
84 - 120                  90       729,170,842     93.11       8,101,898      1.34       7.548        116.6       72.93
121 - 180                  3        12,878,926      1.64       4,292,975      1.29       7.366        124.1       77.73
181 - 240                  1        11,937,314      1.52      11,937,314      1.20       7.500        190.0       71.27
                          --        ----------     -----
TOTAL/WTD. AVG.           97      $783,106,497    100.00%     $8,073,263      1.33x      7.526%       115.7       73.24%
                          ==      ============    ======
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                 PERCENTAGE                                         WEIGHTED
                                                     OF                                              AVERAGE     WEIGHTED
                        NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
RANGE OF REMAINING        OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
TERMS TO MATURITY      MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
(MOS)                    LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------
51 - 70                    3       $ 29,119,414      3.72%    $9,706,471     1.33x        7.061%        57.0       79.81%
71 - 90                    2         15,692,323      2.00      7,846,162     1.38         8.328         87.6       60.16
91 - 110                   3         11,860,180      1.51      3,953,393     1.42         8.305        105.8       59.76
111 - 120                 86        708,578,339     90.48      8,239,283     1.33         7.512        117.5       73.50
121 - 130                  1          4,820,971      0.62      4,820,971     1.29         7.850        129.0       76.52
131 - 150                  1          1,097,955      0.14      1,097,955     1.22         7.690        141.0       68.62
171 - 190                  1         11,937,314      1.52     11,937,314     1.20         7.500        190.0       71.27
                           -         ----------     -----
TOTAL/WTD. AVG.           97       $783,106,497    100.00%    $8,073,263     1.33x        7.526%       115.7       73.24%
                          ==       ============    ======
---------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                 PERCENTAGE                                         WEIGHTED
                                                     OF                                              AVERAGE     WEIGHTED
                        NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
                          OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
                       MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
AMORTIZATION TYPE        LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
-------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon (a)   93       $708,364,890      90.46%     $7,616,827     1.32x       7.516%      114.3       73.38%
Hyper Amortizing          3         62,804,293       8.02      20,934,764     1.49        7.643       116.5       72.06
Fully Amortizing          1         11,937,314       1.52      11,937,314     1.20        7.500       190.0       71.27
                         --         ----------      -----
TOTAL/WTD. AVG.          97       $783,106,497     100.00%     $8,073,263     1.33x       7.526%      115.7       73.24%
                         ==       ============     ======
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes 3 loans with interest only periods of up to 25 months (3.08% of UPB).

--------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENTAGE                                         WEIGHTED
                                                           OF                                              AVERAGE     WEIGHTED
                              NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING     AVERAGE
                                OF         CUT-OFF       CUT-OFF      CUT-OFF     WEIGHTED     AVERAGE     TERM TO     CUT-OFF
                             MORTGAGE       DATE          DATE         DATE        AVERAGE    MORTGAGE    MATURITY     DATE LTV
PREPAYMENT PROVISION           LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------------
Defeasance                      94     $748,476,426      95.58%     $7,962,515      1.33x       7.519%      115.5        73.23%
Greater of YM or 1% of UPB       3       34,630,071       4.42      11,543,357      1.29        7.680       119.0        73.54
                                --       ----------      -----
TOTAL/WTD. AVG.                 97     $783,106,497     100.00%     $8,073,263      1.33x       7.526%      115.7        73.24%
                                ==     ============     ======
------------------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             LICHTENSTEIN PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $53,050,000         $52,880,926

% OF POOL BY UPB:         6.75%

ORIGINATOR:               GMACCM

NOTE DATES:               January 26, 2001 (PA), May 2, 2001
                          (FL), and December 22, 2000 (MD)

INTEREST RATES:           7.67% (PA), 7.68% (FL), and 7.75% (MD)

AMORTIZATION:             30 Years

MATURITY DATES:           February 5, 2011 (PA), May 5, 2011
                          (FL), and January 5, 2011 (MD)

BORROWER/SPONSOR:         One special-purpose, bankruptcy-remote entity (PA) and
                          two special-purpose entities (MD and FL) with a related sponsor.

PARTIAL DEFEASANCE:       After August 2003, Borrower may partially defease the
                          loan by releasing individual properties subject to (i) no event of default (ii) 30 days written notice (iii) release price of 120% of the allocated loan amount
                          (iv) U/W NCF DSCR of 1.30x on remaining properties.

CROSS-COLLATERALIZATION/  Yes/Yes
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Soft Lockbox. Hard Lockbox and a Cash Flow sweep
                          triggered on all 3 loans if (i) event of default, (ii)
                          Aetna US Healthcare, Inc. or Crown Beverage Packaging fail to renew their leases or (iii) Aetna gives notice they intend to surrender all or a portion of their space.

RESERVES:                 Monthly:
                          --------
                          TI/LC:  $54,450
                          Real Estate Taxes: $76,203
                          Insurance:  $7,320
                          Replacement:  $14,712

                          Upfront:
                          --------
                          Real Estate Taxes: $510,900
                          Insurance: $12,345

EARNOUT RESERVE:          With respect to the PA office portfolio, there is a
                          $1,600,000 fully funded earnout feature pertaining to
                          certain leasing targets. The Borrower has until
                          November 4, 2001 to meet the conditions of the earnout
                          or the funds will be used to pay down the loan.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       3 Portfolio Loans

PROPERTY TYPE:                Office/Industrial/Warehouse

LOCATION:                     Allentown, Harrisburg, and Reading, PA;
                              Jacksonville, FL; and Baltimore, MD

YEARS BUILT/RENOVATED:        Various

THE COLLATERAL:               The three crossed-collateralized loans are secured
                              by three office/industrial/warehouse portfolios with a total of 954,576 sq. ft.: one in central-eastern Pennsylvania consisting of four office properties totaling 345,991 sq. ft.; one in Jacksonville, FL consisting of five office/industrial properties totaling 343,188 sq.
                              ft.; and one in Baltimore, MD consisting of two industrial properties totaling 265,397 sq. ft.

PROPERTY MANAGEMENT:          American Shelter Corporation, an affiliate of the
                              Borrower

WEIGHTED AVERAGE CURRENT      94.5%
OCCUPANCY:

AGGREGATE UNDERWRITTEN NET    $5,330,698
CASH FLOW:

AGGREGATE APPRAISED VALUE:    $69,890,000

APPRAISAL DATES:              Various

AGGREGATE CUT-OFF DATE        $55.40
LOAN/SF:

WEIGHTED AVERAGE CUT-OFF      73.40%
DATE LTV (NET OF EARNOUT):

WEIGHTED AVERAGE BALLOON      67.42%
LTV:

WEIGHTED AVERAGE UWNCF DSCR   1.21x
(NET OF EARNOUT):

--------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             LICHTENSTEIN PORTFOLIO
--------------------------------------------------------------------------------

PORTFOLIO LOAN INFORMATION
--------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                             Cut-Off Date                                Cut-Off
                                                               Balance    Weighted Average                 Date      Under-written
Portfolio             Location             Property Type          ($)       Occupancy (%)      NRSF      LTV (%)     NCF DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania         Allentown,        Office (100%)          $32,879,923        91.90%      345,991     73.77%(a)      1.21x(a)
                     Reading &
                     Harrisburg, PA
----------------------------------------------------------------------------------------------------------------------------------
Florida              Jacksonville,     Industrial/Warehouse    11,485,953        98.06       343,188     71.39          1.22
                     FL                (80.5%),
                                       Office/Industrial
                                       (19.5%)
----------------------------------------------------------------------------------------------------------------------------------
Maryland             Baltimore, MD     Industrial/Warehouse     8,515,049       100.00       265,397     74.69          1.21
                                       (100%)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                               $52,880,926        94.5%       954,576     73.40          1.21x
----------------------------------------------------------------------------------------------------------------------------------

(a) LTV and DSCR are shown net of earnout for the Pennsylvania Portfolio


FIVE LARGEST TENANTS (a)
------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           Lease                                                       Annualized     Approximate %
                                         Expiration        Tenant                                      Base Rent        of Total
      Tenant Name                           Date        GLA (sq. ft.)   % of GLA     Property Type    Per Sq. Ft.       Base Rent
------------------------------------------------------------------------------------------------------------------------------------
    1.  Aetna U.S. Healthcare Inc. (b)     4/30/2007      120,886         12.66%       Office            $16.75          22.78%
------------------------------------------------------------------------------------------------------------------------------------
        Aetna U.S. Healthcare Inc.         4/30/2007       65,830          6.90        Office             19.75          14.63
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL/WTD. AVG. AETNA                           186,716         19.56                           17.81          37.41
------------------------------------------------------------------------------------------------------------------------------------
    2.  Crown Beverage Packaging           6/30/2002      156,797         16.43      Industrial            3.76           6.63
------------------------------------------------------------------------------------------------------------------------------------
    3.  GE Capital / Ameridata (c)         2/28/2002       20,920          2.19        Office             15.50           3.65
------------------------------------------------------------------------------------------------------------------------------------
    4.  Omega Medical Labs                 3/31/2006       14,902          1.56        Office             20.22           3.39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Office
        Omega Medical Storage              3/31/2006          700          0.07      (Storage)            10.14           0.08
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL/WTD. AVG. OMEGA                            15,602          1.63                           19.77           3.47
------------------------------------------------------------------------------------------------------------------------------------
    5.  Dynatherm Corporation, Inc.       12/31/2001       55,297          5.79      Industrial            5.50           3.42
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WTD.AVG.                                    435,332         45.60%                         $11.14          54.59%
------------------------------------------------------------------------------------------------------------------------------------

(a) Based on annualized rent as of April and May 2001.
(b) Rated BBB/Baa2/BBB+ (S&P/Moody's/Fitch) as of June 2001.
(c) Rated AAA/Aaa (S&P/Moody's) as of June 2001.


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        CORPORATE WOODS OFFICE BUILDINGS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $32,250,000         $32,226,729

% OF POOL BY UPB:         4.12%

ORIGINATOR:               GMACCM

NOTE DATE:                May 22, 2001

INTEREST RATE:            7.64%

AMORTIZATION:             30 Years

MATURITY DATE:            June 5, 2011

BORROWER/SPONSOR:         Seven separate special purpose bankruptcy-remote
                          entities each with an independent director structured as tenants-in-common.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Soft lockbox.  If tenants SBC Advanced Solutions, Inc.
                          or Group Health Plan, Inc. fail to renew their leases, Borrower is required to deliver letters of credit up to $1.4 million or a cash flow sweep will occur and captured funds may be applied to re-tenanting costs.

RESERVES:                 Monthly:
                          -------
                          TI/LC: $25,000
                          Taxes: $48,278
                          Insurance: $3,728
                          Replacement: $3,536

                          Upfront:
                          -------
                          Taxes: $337,946
                          Insurance: $6,230
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

LOCATION:                     Earth City, MO

YEAR BUILT/RENOVATED:         1999 & 2000/NAP

THE COLLATERAL:               Two four-story office buildings with a total of
                              282,850 sq. ft. located in the St. Louis, MO metro area.

PROPERTY MANAGEMENT:          Asset Management & Consulting, an affiliate of the
                              Borrower

OCCUPANCY (2/1/2001):         100%

UNDERWRITTEN NET CASH FLOW:   $3,440,506

APPRAISED VALUE:              $43,000,000

APPRAISAL DATE:               November 15, 2000

CUT-OFF DATE LOAN/SF:         $113.94

CUT-OFF DATE LTV:             74.95%

BALLOON LTV:                  66.49%

UWNCF DSCR:                   1.25x

--------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        CORPORATE WOODS OFFICE BUILDINGS
--------------------------------------------------------------------------------

FIVE LARGEST TENANTS (a)
------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                 Lease                                           Annualized      Approximate %
                                               Expiration        Tenant                           Base Rent        of Total
    Tenant Name                                   Date        GLA (sq. ft.)      % of GLA        Per Sq. Ft.       Base Rent
-------------------------------------------------------------------------------------------------------------------------------
    1.  SBC Advanced Solutions, Inc.
        (b)                                    8/31/2005        141,423           50.00%           $21.56           52.18%
-------------------------------------------------------------------------------------------------------------------------------
        SBC Advanced Solutions, Inc.           8/31/2005         10,754            3.80             20.59            3.79
-------------------------------------------------------------------------------------------------------------------------------
          TOTAL/WTD. AVG.                                       152,177           53.80             21.49           55.97
-------------------------------------------------------------------------------------------------------------------------------
    2.  Group Health Plan, Inc.                9/25/2006         74,885           26.48             22.87           29.31
-------------------------------------------------------------------------------------------------------------------------------
    3.  Earthgrains Baking Companies (c)       8/14/2004         36,417           12.88             12.50            7.79
-------------------------------------------------------------------------------------------------------------------------------
    4.  Chrysler Financial Company (d)         12/12/2004         9,836            3.48             20.50            3.45
-------------------------------------------------------------------------------------------------------------------------------
    5.  State Farm Mutual Automobile           9/30/2002          3,442            1.22             21.50            1.27
-------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WTD. AVG.                                         276,757           97.86%           $20.65           97.79%
-------------------------------------------------------------------------------------------------------------------------------

(a) Based on annualized rent as of June 2001.
(b) Lease guarantor is rated AA-/Aa3/AA (S&P/Moody's/Fitch) as of June 2001.
(c) Rated BBB/Baa2 (S&P/Moody's) as of June 2001.
(d) Rated A-/A3/A (S&P/Moody's/Fitch) as of June 2001.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              KOLLINGER PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $31,500,000         $31,446,365

% OF POOL BY UPB          4.02%

ORIGINATOR:               Archon Financial, LP

NOTE DATES:               March 19, 2001 and May 16, 2001

INTEREST RATES:           7.00%, 7.05%, and 7.62%

AMORTIZATION:             30 years

MATURITY DATES:           April 1, 2006 and June 1, 2011

BORROWER/SPONSOR:         Three special purpose entities with related sponsors.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES:                 Monthly:
                          --------
                          Real Estate Taxes: $28,050
                          Insurance: $11,972
                          Replacement: $17,496

                          Upfront:
                          --------
                          Real Estate Taxes:  $190,090
                          Insurance:  $88,898
                          Replacement: $17,496

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       3 Single Assets

PROPERTY TYPE:                Multifamily

LOCATION:                     Lexington (2 properties) and Louisville, KY

YEARS BUILT/RENOVATED:        1986/1999 (2 properties) and 1989/1998

THE COLLATERAL:               Three separate loans that are neither
                              cross-collateralized nor cross-defaulted secured by three multifamily properties containing a total of 896 units, two of which are within the Lexington, KY area and the third located in Louisville, KY.

PROPERTY MANAGEMENT:          Comprehensive Management Services, an affiliate of
                              the Borrower

WEIGHTED AVERAGE CURRENT
OCCUPANCY:                    92.3%

AGGREGATE UNDERWRITTEN NET
CASH FLOW:                    $3,282,291

AGGREGATE APPRAISED VALUE:    $39,650,000

APPRAISAL DATES:              February 14, 2001 and March 29, 2001

AGGREGATE CUT-OFF DATE
LOAN/UNIT:                    $35,096.39

WEIGHTED AVERAGE CUT-OFF
DATE LTV:                     79.32%

WEIGHTED AVERAGE BALLOON LTV: 73.51%

WEIGHTED AVERAGE UWNCF DSCR:  1.28x

-------------------------------------------------------------------------------



COLLATERAL DETAILS
------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      Cut-off Date Balance  Underwritten
Property Name                          Location            ($)               NCF DSCR (x)   LTV (%)     Units     Occupancy (%)
---------------------------------------------------------------------------------------------------------------------------------
 1.  Stoney Falls Apartments         Lexington, KY       $12,291,935           1.37x         79.82%      396         93.00%
---------------------------------------------------------------------------------------------------------------------------------
 2.  Stoney Brooke Apartments        Lexington, KY         7,622,791           1.25          79.82       232         87.00
---------------------------------------------------------------------------------------------------------------------------------
 3.  River Oak Apartments            Louisville, KY       11,531,639           1.20          78.45       268         95.00
---------------------------------------------------------------------------------------------------------------------------------
     TOTAL/WTD AVG.                                      $31,446,365           1.28x         79.32%      896         92.28%
---------------------------------------------------------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               FIG GARDEN VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE:         ORIGINAL             CUT-OFF DATE
                           --------             ------------
                           $30,000,000          $29,935,440

% OF POOL BY UPB:          3.82%

ORIGINATOR:                German American Capital Corporation


NOTE DATE:                 March 23, 2001

INTEREST RATE:             7.25%

AMORTIZATION:              30 Years

ARD DATE:                  April 1, 2011

BORROWER/SPONSOR:          The Borrower is a single-purpose, bankruptcy-remote
                           entity.

CALL PROTECTION:           Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/   NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:      None

CASH MANAGEMENT:           Soft lockbox.  Cash flow sweep following an event of
                           default, a drop of DSCR below 1.10x or upon one month prior to the Anticipated Repayment Date.

RESERVES:                  Monthly:
                           --------
                           TI/LC: $11,019
                           Taxes: $33,833
                           Insurance: $4,024
                           Replacement: $3,861

                           Upfront:
                           -------
                           Taxes: $33,833
                           Insurance: $8,048
                           TI/LC: $185,284

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Anchored Retail

LOCATION:                       Fresno, CA

YEAR BUILT/RENOVATED:           1956/2000

THE COLLATERAL:                 A 231,667 sq. ft. community retail center
                                located in northwest Fresno, CA with 13 separate buildings situated on 23.4 acres and anchored by Gottschalk's (NYSE:GOT), Whole Foods (NASDAQ:
                                WFMI), and Longs Drug Store (NYSE:LDG).

PROPERTY MANAGEMENT:            LandValue Management, an affiliate of the
                                Borrower

CURRENT OCCUPANCY (3/6/2001):   94.0%

UNDERWRITTEN NET CASH FLOW:     $3,267,749

APPRAISED VALUE:                $40,000,000

APPRAISAL DATE:                 January 23, 2001

CUT-OFF DATE LOAN/SF:           $129.22

CUT-OFF DATE LTV:               74.84%

BALLOON LTV:                    65.84%

UWNCF DSCR:                     1.33x


--------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               FIG GARDEN VILLAGE
--------------------------------------------------------------------------------

FIVE LARGEST TENANTS
--------------------


---------------------------------------------------------------------------------------------------------------------
                                                                                     Annualized      Approximate %
                            Lease Expiration          Tenant                        Base Rent Per    of Total Base
            Tenant               Date             GLA (sq. ft.)      % of GLA         Sq. Ft.            Rent
---------------------------------------------------------------------------------------------------------------------
   1.  Gottschalk's            1/31/2005             30,000           12.95%            $3.50            3.09%
---------------------------------------------------------------------------------------------------------------------
   2.  Whole Foods             9/30/2020             29,501           12.73             11.00            9.54
---------------------------------------------------------------------------------------------------------------------
   3.  Longs Drug Store        4/01/2019             23,244           10.03             13.50            9.23
---------------------------------------------------------------------------------------------------------------------
   4.  Bulldog Brewery Co.     3/31/2012             12,082            5.22             15.60            5.54
---------------------------------------------------------------------------------------------------------------------
   5.  Talbot's                5/31/2013              6,839            2.95             24.60            4.95
---------------------------------------------------------------------------------------------------------------------
       TOTAL/WTD. AVG.                              101,666           43.88%           $10.82           32.34%
---------------------------------------------------------------------------------------------------------------------


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            AMES INDUSTRIAL BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE:         ORIGINAL             CUT-OFF DATE
                           --------             ------------
                           $28,200,000          $28,162,436

% OF POOL BY UPB:          3.60%

ORIGINATOR:                Archon Financial, LP


NOTE DATE:                 April 27, 2001

INTEREST RATE:             7.34%

AMORTIZATION:              30 Years

MATURITY DATE:             May 1, 2011

BORROWER/SPONSOR:          Two separate, special-purpose bankruptcy-remote
                           entities, each with an independent director structured as tenants-in-common.

CALL PROTECTION:           Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/   NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:      None

CASH MANAGEMENT:           Hard lockbox

RESERVES:                  Monthly:
                           --------
                           TI/LC: $12,620
                           Taxes: $20,965

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Industrial

LOCATION:                       Carlisle, PA

YEAR BUILT/RENOVATED:           2000/NAP

THE COLLATERAL:                 A one-story 1,009,445 sq. ft. industrial
                                warehouse/bulk distribution center with 35' to 40' clear heights located west of Harrisburg, PA. The center is occupied by a single-tenant, Ames/True Temper, whose parent company, US
                                Industries (NYSE: USI) is rated BB/Ba2/BB+ by
                                S&P/Moody's/Fitch. Ames/True Temper is currently paying $3.51 per sq. ft. on a lease which expires on November 30,2015.

PROPERTY MANAGEMENT:            First Industrial L.P.

CURRENT OCCUPANCY (4/3/2001):   100%

UNDERWRITTEN NET CASH FLOW:     $3,061,561

APPRAISED VALUE:                $40,000,000

APPRAISAL DATE:                 March 8, 2001

CUT-OFF DATE LOAN/SF:           $27.90

CUT-OFF DATE LTV:               70.41%

BALLOON LTV:                    62.04%

UWNCF DSCR:                     1.31x

--------------------------------------------------------------------------------

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. DO NOT PROVIDE ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT SUBJECT TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY US FEDERAL INCOME TAX BENEFITS WITHOUT GOLDMAN, SACHS & CO., OR DEUTSCHE BANC ALEX. BROWN, INC. IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. AND NOT BY THE ISSUER OF THE SECURITIES. GOLDMAN, SACHS & CO. AND DEUTSCHE BANC ALEX. BROWN, INC. ARE ACTING AS THE LEAD MANAGERS AND NEITHER OF THESE PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES HAS PREPARED OR TAKEN PART IN THE PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE ACCURACY OF THESE MATERIALS.

                                    ANNEX D


                         GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C2 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in bookentry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants.

Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.


     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.


     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.


     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


o    will be paid only from the assets of the trust created for that series; and


o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


o    multifamily or commercial mortgage loans; or


o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


o    a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JUNE 26, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:


o this prospectus, which provides general information, some of which may not apply to your series of certificates; and


o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:


     o    the timing of interest and principal payments;


     o    financial and other information about the mortgage loans;


     o    any credit enhancement for each class;


     o    the ratings for each class; and


     o    the method for selling the certificates.


     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 114 in this prospectus.

                               TABLE OF CONTENTS

                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5
RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11
DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
    prospectus supplements ..............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17
YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23
THE DEPOSITOR ...........................     25
GMAC COMMERCIAL
 MORTGAGE CORPORATION                         26
DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31
    Termination; Retirement of
       Certificates .....................     33

                                               PAGE
                                              -----
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56
DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59
LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70
FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     92
STATE AND OTHER TAX
 CONSEQUENCES .............................    102
ERISA CONSIDERATIONS ......................    102
    Plan Asset Regulations ................    103
    Prohibited Transaction
       Exemption ..........................    104
    Representation from Investing
       Plans ..............................    107
    Tax Exempt Investors ..................    108
LEGAL INVESTMENT ..........................    108
USE OF PROCEEDS ...........................    110
METHOD OF DISTRIBUTION ....................    110
LEGAL MATTERS .............................    112
FINANCIAL INFORMATION .....................    112
WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    112
REPORTS TO
 CERTIFICATEHOLDERS .......................    112
INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    112
RATING ....................................    113
GLOSSARY ..................................    114

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND AN       The underwriters may assist in resales
INVESTOR TO PURCHASE YOUR CERTIFICATES  of certificates, but they are not required to do so. A secondary market
                                        for your certificates may not develop.
                                        If a secondary market does develop, it
                                        might not continue or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your certificates.
                                        Illiquidity also could have an adverse
                                        effect on the market value of your
                                        certificates. The related prospectus
                                        supplement will state whether the
                                        certificates will be listed on any
                                        securities exchange.

THE CERTIFICATES WILL ONLY BE PAID      The certificates will represent
FROM TRUST ASSETS                       interests only in the trust established
                                        for that series. The certificates will
                                        not represent an obligation of the
                                        depositor, GMAC Commercial Mortgage
                                        Corporation or any of their affiliates.
                                        Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you.
                                        If those amounts are insufficient to
                                        make required payments of interest or
                                        principal or both to you, there is no
                                        other source of payments. As a result,
                                        payments to you may be reduced or
                                        delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT                Unless so specified in your prospectus
GUARANTEED                              supplement, no governmental agency or
                                        any other person guarantees or insures
                                        payments on the certificates of a
                                        particular series or any of the
                                        underlying mortgage assets. The
                                        depositor, the mortgage loan seller(s),
                                        the master servicer and the special
                                        servicer will have limited obligations
                                        and will not be obligated to make
                                        payments on the certificates. See "The
                                        certificates will only be paid from
                                        trust assets" above.

INVESTMENT IN COMMERCIAL AND            Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS           smaller number of higher balance loans
RISKIER THAN INVESTMENT IN              than would a pool of single-family loans
SINGLE-FAMILY MORTGAGE LOANS            of comparable aggregate unpaid principal
                                        balance. Accordingly, the concentration
                                        of default, foreclosure and loss risks
                                        in individual mortgage loans in a
                                        particular trust generally will be
                                        greater than for pools of single-family
                                        loans. A description of material
                                        considerations associated with
                                        investments in mortgage loans is
                                        included in this prospectus under "Legal
                                        Aspects of Mortgage Loans." See also
                                        "Description of the Trust--Default and
                                        Loss Considerations for the Mortgage
                                        Loans" in this prospectus.

                                        In contrast to single-family loans, the
                                        ability of a borrower to repay a loan
                                        secured by an income-producing property
                                        typically depends mainly on the
                                        operating income produced by that
                                        property, not on the independent income
                                        or assets of the borrower. If the net
                                        operating income of the property is
                                        reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                        Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                        o changes in general or local economic
                                          conditions or specific industry
                                          segments;

                                        o declines in real estate values;

                                        o declines in rental or occupancy rates;

                                        o increases in interest rates, real
                                          estate tax rates and other operating
                                          expenses;

                                        o changes in governmental rules,
                                          regulations and fiscal policies,
                                          including environmental legislation;
                                          and

                                        o natural disasters and civil
                                          disturbances such as earthquakes,
                                          hurricanes, floods, eruptions or
                                          riots.

                                        Factors that adversely affect the
                                        mortgage assets for a particular series
                                        may cause the rates of delinquencies,
                                        foreclosures and losses on those
                                        mortgage assets to be higher than would
                                        otherwise be the case. To the extent
                                        your certificates are not covered by
                                        credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS         To maximize recoveries on defaulted
OR EXTENSIONS OF THE MATURITY           mortgage loans, the master servicer or a
DATE AGREED TO BY THE SERVICER          special servicer may, under certain
MAY NOT ULTIMATELY INCREASE THE         limited circumstances, extend the
PRESENT VALUE OF PROCEEDS TO            maturity date of and otherwise modify
CERTIFICATEHOLDERS                      mortgage loans that are in default or as
                                        to which a payment default is reasonably foreseeable. See "The Pooling and
                                        Servicing Agreements--Realization Upon
                                        Defaulted Mortgage Loans" in this
                                        prospectus. There is no guarantee,
                                        however, that an extension or
                                        modification will in fact increase the
                                        present value of receipts from, or
                                        proceeds of, the affected mortgage
                                        loans.

                                        See "Description of the Mortgage Pool"
                                        in the accompanying prospectus
                                        supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.


CREDIT SUPPORT IS LIMITED               The prospectus supplement for your
                                        series of certificates may specify that
                                        credit support will provide protection
                                        against losses on the underlying
                                        mortgage assets up to specified amounts
                                        and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See
                                        "Credit Support" in your prospectus
                                        supplement for a description of any
                                        forms of credit support that apply to
                                        your certificates.


                                        Although credit support is intended to
                                        reduce the likelihood of temporary
                                        shortfalls on the certificates, you
                                        should be aware that:


                                        o The amount of coverage usually is
                                          limited.


                                        o The amount of coverage usually will be
                                          reduced over time according to a
                                          schedule or formula.

                                        o Credit support may not cover all
                                          potential losses on the mortgage
                                          loans. For example, credit support may
                                          not cover loss by reason of fraud or
                                          negligence by a mortgage loan
                                          originator or other parties.

                                        o Credit support may provide coverage
                                          only to some certificates and not
                                          other certificates of the same series.
                                          If principal payments on one or more
                                          classes are made in a specified order
                                          of priority, any related credit
                                          support may be exhausted before the
                                          principal of the later paid classes
                                          has been repaid in full. As a result,
                                          losses and shortfalls experienced on
                                          the mortgage assets may have a greater
                                          impact upon those classes having a
                                          later right of payment.

                                        o If the applicable rating agencies
                                          believe that the rating on the
                                          certificates will not be adversely
                                          affected, credit support may be
                                          reduced or terminated without the
                                          consent of certificateholders.

                                        o The loss experience on the related
                                          mortgage assets underlying your
                                          certificates may exceed the levels of
                                          losses covered by the amount of credit
                                          support for your certificates. If this
                                          happens, you will bear the losses on
                                          the mortgage assets in excess of
                                          available credit support for your
                                          class. See "Description of the
                                          Certificates--Allocation of Losses and
                                          Shortfalls" and "Description of Credit
                                          Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL         The price you paid for your certificates
HAVE DIFFERENT YIELD AND                and the rate of principal payments on
PREPAYMENT CONSIDERATIONS               the mortgage assets in the applicable
                                        trust will affect the yield to maturity
                                        of your certificates. The rate of
                                        principal payments depends on scheduled
                                        payments of interest and principal, the
                                        rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment.
                                        In addition, the following types of
                                        certificates also may be particularly
                                        sensitive to the rate of prepayment on
                                        the related mortgage assets:

                                        o classes that receive distributions of
                                          interest or principal commencing only
                                          after the occurrence of specific
                                          events;

                                        o classes that are only entitled to
                                          receive distributions of interest
                                          accrued on a notional principal
                                          balance;

                                        o classes that are entitled to receive
                                          disproportionately small or no
                                          interest istributions;

                                        o certificates with a pass-through rate
                                          that fluctuates inversely with an
                                          index; or

                                        o classes of a series that includes
                                          multiple classes of certificates.

                                        The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS         If a mortgaged property is subject to
MAY AFFECT PAYMENTS TO                  leases, the related mortgage loan
by CERTIFICATEHOLDERS                   typically will be secured an assignment
                                        of leases and rents. Under this
                                        assignment, the borrower assigns its
                                        right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                        Some state laws may require the lender
                                        to take possession of the mortgaged
                                        property and obtain a judicial
                                        appointment of a receiver before the
                                        lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY            Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY          mortgage loan may be subject to
TO LIENS OR IMPOSE COSTS ON THE         environmental risks. Under some state
PROPERTY OWNER                          laws, contamination of real property may
                                        give rise to a lien on the property to
                                        assure the costs of cleanup. In several
                                        states, that lien has priority over an
                                        existing mortgage lien on the property.
                                        In addition, under the laws of some
                                        states and under the federal
                                        Comprehensive Environmental Response,
                                        Compensation and Liability Act of 1980,
                                        a lender, either before or after
                                        foreclosure of the mortgage, may be
                                        liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


  DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


  MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


  CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


  CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


  PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


  PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


  PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


  SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


  THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


  WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

  OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.


     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.


     Foreclosures and Payment Plans.


     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.


     Losses and Shortfalls on the Mortgage Assets.


     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.


     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.


     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.


     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:


o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,


o    Excess Funds or


o    any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.


     Optional Early Termination.


     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.


     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.


     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.


     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:


o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or



o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.


     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.


     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:


o has accelerated or intends to accelerate the obligations secured by the related senior lien;


o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or


o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,


then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.


     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.


     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)  any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.


     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:


(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and


(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.


     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT


     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

          o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

          o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of


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

certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:


     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or


     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.


     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


     THE TRUSTEE


     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.


     DUTIES OF THE TRUSTEE


     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE


     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.


     RESIGNATION AND REMOVAL OF THE TRUSTEE


     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS


     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.


     LETTER OF CREDIT


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.


     CERTIFICATE INSURANCE AND SURETY BONDS


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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

mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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

trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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

contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.


     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.


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                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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

Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."


     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

 o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

 o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Recently proposed regulations (which would apply retroactively) would amend a safe harbor for determining whether such a significant purpose existed with respect to a transfer of a residual interest. This regulation would now require, in very general terms, that the present value of the amount received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equal the present value of the tax liabilities arising from holding the residual interest. Further, in Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC

Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your


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

adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-


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

zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.


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

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.


     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."


     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.


     Backup Withholding with Respect to REMIC Certificates.


     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.


     Reductions in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the withholding rate of 31% in effect for payments made on or before August 6, 2001 will be reduced over a six-year period. The new rate of 30.5% applies in the case of payments made on or after August 7, 2001 and the rate is further reduced to 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.


     Foreign Investors in REMIC Certificates.


     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the


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

Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


  PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

  PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by two additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021) and November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765). We refer to these three exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption is available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if:

     o the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property; and

     o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100%.

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates in other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;


o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


  REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the

DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, as noted above, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, may provide relief in some cases. Insurance company general accounts should also consider the possible impact of Section 401(c) of ERISA and the final regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


  TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.



                   INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


   GMAC Commercial Mortgage Securities, Inc.
   200 Witmer Road
   Horsham, Pennsylvania 19044
   (215) 328-3164


                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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

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

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     "GMAC01C2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.


     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.


----------
*     Microsoft Excel is a registered trademark of Microsoft Corporation.

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      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.


                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT



                                                    Page
                                                    ----
Summary of Series 2001-C2 Transaction ..........     S-7
Risk Factors ...................................    S-15
Description of the Mortgage Pool ...............    S-42
Servicing of the Mortgage Loans ................    S-74
The Pooling and Servicing Agreement ............    S-84
Description of the Certificates ................    S-89
Yield and Maturity Considerations ..............    S-110
Federal Income Tax Consequences ................    S-120
Method of Distribution .........................    S-122
Legal Matters ..................................    S-124
Ratings ........................................    S-124
Legal Investment ...............................    S-125
ERISA Considerations ...........................    S-125
Glossary .......................................    S-127
Annex A--Characteristics of the Mortgage
   Loans .......................................     A-1
Annex B--Form of Statement to
   Certificateholders and Servicer Reports .....     B-1
Annex C--Structural and Collateral Term
   Sheet .......................................     C-1
Annex D--Global Clearance, Settlement and
   Tax Documentation Procedures ................     D-1
                              PROSPECTUS
Prospectus Summary .............................     3
Risk Factors ...................................     6
Description of the Trust .......................    12
Yield and Maturity Considerations ..............    18
The Depositor ..................................    25
GMAC Commercial Mortgage Corporation............    26
Description of the Certificates ................    26
The Pooling and Servicing Agreements ...........    36
Description of Credit Support ..................    57
Legal Aspects of Mortgage Loans ................    59
Federal Income Tax Consequences ................    72
State and Other Tax Consequences ...............   102
ERISA Considerations ...........................   102
Legal Investment ...............................   108
Use of Proceeds ................................   110
Method of Distribution .........................   110
Legal Matters ..................................   112
Financial Information ..........................   112
Where You Can Find Additional
   Information .................................   112
Reports to Certificateholders ..................   112
Incorporation of Information by Reference ......   112
Rating .........................................   113
Glossary .......................................   114


                                 $675,429,000


                                 (Approximate)





                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.





                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2001-C2






             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
             -----------------------------------------------------
                             GOLDMAN, SACHS & CO.
                           DEUTSCHE BANC ALEX. BROWN



                                  June  , 2001

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